CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
4.000% Senior Notes due 2018	$350,000,000	99.995%	$349,982,500	$45,077.75
5.625% Senior Notes due 2024	$250,000,000	99.985%	$249,962,500	$32,195.17
Total				$77,272.92

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-178130

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 23, 2011)

$600,000,000

Toll Brothers Finance Corp.

$350,000,000 4.000% Senior Notes due 2018

$250,000,000 5.625% Senior Notes due 2024

Guaranteed on a Senior Basis by

Toll Brothers, Inc.

and Certain of its Subsidiaries

Toll Brothers Finance Corp., or “Toll Brothers Finance,” is offering $350,000,000 aggregate principal amount of its 4.000% senior notes due 2018 (the “2018 notes”) and $250,000,000 aggregate principal amount of its 5.625% senior notes due 2024 (the “2024 notes” and, together with the 2018 notes, the “notes”).

Toll Brothers Finance will pay interest on the 2018 notes semi-annually in arrears on June 30 and December 31 of each year, beginning on June 30, 2014. The 2018 notes will mature on December 31, 2018. Toll Brothers Finance may, at its option, redeem some or all of the 2018 notes at any time at the redemption prices described in this prospectus supplement under the caption “Description of the 2018 Notes—Optional Redemption.” There is no sinking fund for the 2018 notes.

Toll Brothers Finance will pay interest on the 2024 notes semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2014. The 2024 notes will mature on January 15, 2024. Toll Brothers Finance may, at its option, redeem some or all of the 2024 notes at any time at the redemption prices described in this prospectus supplement under the caption “Description of the 2024 Notes—Optional Redemption.” There is no sinking fund for the 2024 notes.

We expect to use all of the net proceeds from this offering to finance the purchase of the single-family residential real property business of Shapell Industries, Inc., as further described herein. The closing of this offering is expected to occur prior to and is not contingent on the closing of that Acquisition (as defined herein). The notes will be subject to a special mandatory redemption in the event that (i) the purchase agreement for the Acquisition is terminated on any date prior to May 31, 2014, (ii) Toll Brothers publicly announces on any date prior to May 31, 2014 that the Acquisition will not be pursued or (iii) the Acquisition is not consummated prior to May 31, 2014 (the earliest of any such date, a “Trigger Date”). If a Trigger Date occurs, we will be required to redeem the notes at a redemption price equal to 100% of the aggregate principal amount of the applicable series of notes, together with accrued interest on such notes from November 21, 2013 up to, but not including, the special mandatory redemption date. See “Description of the 2018 Notes—Special Mandatory Redemption” and “Description of the 2024 Notes—Special Mandatory Redemption.” In addition, we must offer to purchase the notes if we experience a change of control under certain circumstances. See “Description of the 2018 Notes—Change of Control Repurchase Event” and “Description of the 2024 Notes—Change of Control Repurchase Event.”

The notes will be unsecured and will rank equally and ratably with all of the existing and future unsecured and unsubordinated indebtedness of Toll Brothers Finance. The notes will be fully and unconditionally guaranteed by Toll Brothers Finance’s indirect parent company, Toll Brothers, Inc., and all of Toll Brothers, Inc.’s subsidiaries that are guarantors under our revolving credit facility.

Investing in the notes involves risks. You should carefully consider the risk factors beginning on page S-13 of this prospectus supplement and the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended October 31, 2012, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Initial Public Offering Price(1)	Underwriting Discount	Proceeds, Before Expenses, to Us
Per 2018 note	99.995%	0.600%	99.395%
Total	$349,982,500	$2,100,000	$347,882,500
Per 2024 note	99.985%	0.650%	99.335%
Total	$249,962,500	$1,625,000	$248,337,500

(1)	Plus accrued interest, if any, from November 21, 2013.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the notes is expected to be made to investors through the book-entry delivery system of The Depository Trust Company on or about November 21, 2013, which is the seventh business day following the date of this prospectus supplement (such settlement cycle is referred to as T+7). You should be advised that trading of the notes may be affected by the T+7 settlement.

Joint Active Book-Running Managers

Citigroup	Deutsche Bank Securities	RBS	SunTrust Robinson Humphrey

Lead Manager

PNC Capital Markets LLC

Co-Managers

Capital One Securities	US Bancorp		Wells Fargo Securities

Comerica Securities	Fifth Third Securities, Inc.	Regions Securities LLC	SMBC Nikko

TD Securities

The date of this prospectus supplement is November 12, 2013.

We are only responsible for the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus or in any related free writing prospectus, is accurate as of any date other than the date on the front of the applicable document.

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration or continuous offering process. Under this process, we are offering to sell the notes using this prospectus supplement and the accompanying prospectus. This prospectus supplement describes the specific terms of this offering. The accompanying prospectus gives general information about our offerings of debt securities described in the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein, and the additional information described below under the heading “Where You Can Find More Information.” If the information contained or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus, the information contained or incorporated by reference in this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Toll Brothers,” “we,” “us,” “our,” “the Company” or similar references mean Toll Brothers, Inc. and its consolidated subsidiaries, including Toll Brothers Finance and the other subsidiary guarantors.

INDUSTRY AND MARKET DATA

We obtained the market and competitive position data used throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, neither we nor the underwriters have independently verified such data and neither we nor the underwriters make any representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, or the “Securities Act.” This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. For further information about us, you should refer to the registration statement. The information included or incorporated by reference in this prospectus supplement and the accompanying prospectus summarizes material provisions of contracts and other documents to which we refer you. Since the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus may not contain all of the information that you may find important, you should review the full text of the documents to which we refer you. We have filed certain of these documents as exhibits to our registration statement.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” In accordance with those requirements, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any

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document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.

You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC’s Internet website at www.sec.gov and on our website, at www.tollbrothers.com. Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

In addition, our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “TOL” and our SEC filings are also available at the NYSE, 11 Wall Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it. This means that we are permitted to disclose important information to you by referring you to other documents we have filed with the SEC. We incorporate by reference in two ways. First, we list below certain documents that we have filed with the SEC. The information in these documents is considered part of this prospectus supplement. Second, we expect to file additional documents with the SEC in the future that will, when filed, update the current information included in or incorporated by reference in this prospectus supplement. You should consider any statement contained in this prospectus supplement or in a document which is incorporated by reference into this prospectus supplement to be modified or superseded to the extent that the statement is modified or superseded by another statement contained in a later dated document that constitutes a part of this prospectus supplement or is incorporated by reference into this prospectus supplement. You should consider any statement that is so modified or superseded to be a part of this prospectus supplement only as so modified or superseded.

We incorporate by reference in this prospectus supplement all the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offerings made by this prospectus supplement (excluding, in each case, any portion of such documents that may have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Annual Report on Form 10-K of Toll Brothers, Inc. for the fiscal year ended October 31, 2012, filed with the SEC on December 28, 2012;

•	Quarterly Report on Form 10-Q of Toll Brothers, Inc. for the quarterly period ended January 31, 2013, filed with the SEC on March 7, 2013;

•	Quarterly Report on Form 10-Q of Toll Brothers, Inc. for the quarterly period ended April 30, 2013, filed with the SEC on June 10, 2013;

•	Annual Report on Form 10-K/A of Toll Brothers, Inc. for the fiscal year ended October 31, 2012, filed with the SEC on July 16, 2013;

•	Quarterly Report on Form 10-Q/A of Toll Brothers, Inc. for the quarterly period ended January 31, 2013, filed with the SEC on July 16, 2013;

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•	Quarterly Report on Form 10-Q of Toll Brothers, Inc. for the quarterly period ended July 31, 2013, filed with the SEC on September 5, 2013; and

•	Current Reports on Form 8-K of Toll Brothers, Inc. filed with the SEC on March 13, 2013, April 9, 2013, April 10, 2013, May 13, 2013, August 6, 2013, November 7, 2013 and November 12, 2013.

You may request copies of these filings at no cost by writing or calling us at Toll Brothers, Inc., 250 Gibraltar Road, Horsham, PA 19044, Attention: Director of Investor Relations, (215) 938-8000.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus as well as the documents incorporated by reference herein contain or may contain forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements by the fact that they do not relate to matters of strictly historical or factual nature and generally discuss or relate to estimates or other expectations regarding future events. They contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Such statements may include, but are not limited to, information related to: anticipated operating results; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues; selling, general and administrative expenses; interest expense; inventory write-downs; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; the consummation of the Acquisition and the anticipated benefits to be realized therefrom; the ability to acquire land and pursue real estate opportunities; the ability to gain approvals and open new communities; the ability to sell homes and properties; the ability to deliver homes from backlog; the ability to secure materials and subcontractors; the ability to produce the liquidity and capital necessary to expand and take advantage of opportunities; consummation of debt and equity financing transactions and post-Acquisition asset sales; and legal proceedings and claims.

Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in our other reports, SEC filings, statements and presentations. These risks and uncertainties include, among others: local, regional, national and international economic conditions; fluctuating consumer demand and confidence; interest and unemployment rates; changes in sales conditions, including home prices, in the markets where we build homes; conditions in our newly entered markets and newly acquired operations; the competitive environment in which we operate; the availability and cost of land for future growth; conditions that could result in inventory write-downs or write-downs associated with investments in unconsolidated entities; the ability to recover our deferred tax assets; the availability of capital; uncertainties in the capital and securities markets; liquidity in the credit markets; changes in tax laws and their interpretation; effects of governmental legislation and regulation; the outcome of various legal proceedings; the availability of adequate insurance at reasonable cost; the impact of construction defect, product liability and home warranty claims, including the adequacy of self insurance accruals, and the applicability and sufficiency of our insurance coverage; the ability of customers to obtain financing for the purchase of homes; the ability

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of home buyers to sell their existing homes; the ability of the participants in various joint ventures to honor their commitments; the availability and cost of labor and building and construction materials; the cost of raw materials; construction delays; domestic and international political events; weather conditions; consummation of debt and equity financing transactions and post-Acquisition asset sales; and the consummation of the Acquisition and the anticipated benefits to be realized therefrom. For a more detailed discussion of these factors, see the risk factors beginning on page S-13 of this prospectus supplement and the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q filed with the SEC.

From time to time, forward-looking statements also are included in our periodic reports on Forms 10-K, 10-Q and 8-K, in press releases, in presentations, on our website and in other materials released to the public. Any or all of the forward-looking statements included in our reports or public statements made by us are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. Many factors mentioned in our reports or public statements made by us, such as government regulation and the competitive environment, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.

Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary contains information about us and the offering of the notes. It does not contain all of the information that may be important to you in making a decision to purchase the notes. For a more complete understanding of us and the notes, we urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the “Risk Factors” sections and our financial statements and the notes to those statements incorporated by reference herein. See “Where You Can Find More Information.”

Toll Brothers, Inc.

Toll Brothers, Inc., a Delaware corporation formed in May 1986, began doing business through predecessor entities in 1967. We design, build, market and arrange financing for detached and attached homes in luxury residential communities. We are also involved, directly and through joint ventures, in projects where we are building, or converting existing rental apartment buildings into, high-, mid- and low-rise luxury homes. We are also developing, through joint ventures, a high-rise luxury condominium/hotel project and a number of for-rent luxury apartment complexes. We cater to move-up, empty-nester, active-adult, age-qualified and second-home buyers in the United States. At October 31, 2013, we were operating in 19 states.

We operate our own land development, architectural, engineering, mortgage, title, landscaping, security monitoring, lumber distribution, house component assembly, and manufacturing operations. We also develop, own and operate golf courses and country clubs, which generally are associated with several of our master planned communities. We have investments in a number of joint ventures to develop land for the sole use of the venture participants, including ourselves, and to develop land for sale to the joint venture participants and to unrelated builders. We are a participant in joint ventures with unrelated parties to develop luxury condominium projects, including for-sale residential units and commercial space, a single master planned community, and a high-rise luxury for-sale condominium/hotel project. In addition, we formed Toll Brothers Realty Trust and Toll Brothers Realty Trust II to invest in commercial real estate opportunities. In fiscal 2010, we formed Gibraltar Capital and Asset Management to invest in distressed real estate opportunities, which is different from our traditional homebuilding operations.

Our executive offices are located at 250 Gibraltar Road, Horsham, Pennsylvania 19044. Our telephone number is (215) 938-8000 and our website address is www.tollbrothers.com. Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

Toll Brothers Finance Corp.

Toll Brothers Finance is an indirect, 100% owned subsidiary of Toll Brothers, Inc. Toll Brothers Finance generates no operating revenues and does not have any independent operations other than the financing of other subsidiaries of Toll Brothers, Inc. by lending the proceeds of the offering of the notes and previous offerings of debt securities as well as any offerings of debt securities it may make in the future.

Recent Developments

The Acquisition, Equity Offering and Expected Incurrence of Indebtedness

On November 6, 2013, we entered into a purchase and sale agreement (the “Purchase Agreement”) with Shapell Investment Properties, Inc. Pursuant to the Purchase Agreement, we have agreed to acquire all of the equity interests in Shapell Industries, Inc., a Delaware corporation (“Shapell”), for an aggregate all-cash purchase price of $1.60 billion (the “Acquisition”), which amount is subject to adjustment in accordance with the terms of the Purchase Agreement based on certain distributions, contributions and expenditures by Shapell prior to the closing of the Acquisition. We believe the Acquisition will be accretive to earnings in the first year, excluding transaction costs.

Pursuant to the Purchase Agreement, we have agreed to acquire the single-family residential real property development business of Shapell, including a portfolio of approximately 5,200 home sites in California. We have not agreed to acquire Shapell’s commercial and multi-family units, which Shapell Investment Properties, Inc. will retain as a separate business.

We have been operating in California since 1994 and have delivered 7,750 homes in the state, generating approximately $6.5 billion in revenue. California has historically represented approximately 9% of our consolidated annual closings.

The Purchase Agreement contains customary representations, warranties and covenants of the parties. The closing of the Acquisition is subject to the expiration or termination of the waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, the completion of the separation of Shapell’s commercial and multi-family units, subject to limited exceptions, the completion of pending buy-outs by Shapell of minority interests in certain joint ventures and other customary closing conditions and is expected to occur in the first calendar quarter of 2014. Pursuant to the Purchase Agreement, we deposited ten percent of the purchase price into escrow, which will be applied towards the purchase price upon the closing of the Acquisition. The Purchase Agreement contains certain termination rights for the parties, including, among others, the right to terminate if the Acquisition is not completed by March 31, 2014 (subject to extension in certain limited circumstances and exceptions). We cannot assure you that the Acquisition will be completed or, if completed, that it will be completed at the price, within the time period or on the terms and with the anticipated benefits contemplated by this prospectus supplement. The Purchase Agreement is included as Exhibit 2.1 to our Current Report on Form 8-K, filed with the SEC on November 7, 2013, which is incorporated by reference herein. See “Risk Factors—Risks Relating to the Acquisition” included in this prospectus supplement.

Following the closing of the Acquisition, we expect to selectively sell approximately $500 million of assets to reduce land concentration and outstanding borrowings. However, the timing and size of any asset sale transactions will be dependent on market and other factors, some of which are outside of our control. We make no assurance that we will be able to complete asset sale transactions on attractive terms or at all.

On November 7, 2013, we priced an underwritten public offering of 6,250,000 shares of our common stock, par value $0.01 per share, at a price to the public of $32.00 per share (the “equity offering”). We granted the underwriters a 30-day option to purchase up to an additional 937,500 shares from us. We estimate that the net proceeds to us from the equity offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $191.6 million (or approximately $220.4 million if the underwriters exercise their option to purchase additional shares of common stock in full). We expect the equity offering to close on or about November 14, 2013, subject to customary closing conditions set forth in the related underwriting agreement. The equity offering is not contingent upon the completion of the Acquisition or this offering, and the closing of this offering is not contingent upon the completion of the equity offering or the Acquisition.

We intend to use the net proceeds of this offering, together with the expected net proceeds of the equity offering and additional indebtedness, to finance the Acquisition and to pay related fees and expenses. We expect this additional indebtedness to take the form of: (i) borrowings under our existing $1.035 billion unsecured revolving credit facility, the terms of which are summarized in Item 1.01 of our Current Report on Form 8-K filed August 6, 2013, incorporated by reference herein; and/or (ii) new long-term senior unsecured debt financing. In addition, First Huntingdon Finance Corp., an indirect, 100% owned subsidiary of Toll Brothers, Inc., has received supplemental definitive financing commitments from affiliates of certain of the underwriters for a $500 million, 364-day senior unsecured revolving credit facility. The availability of borrowings under this 364-day credit facility is subject to customary conditions, and amounts borrowed thereunder are expected to accrue interest at the London interbank offered rate plus a margin determined pursuant to a leverage ratio-based pricing grid expected to range from 1.25% to 2.25% per annum. Any borrowings made under this 364-day credit facility are expected to be guaranteed by all wholly-owned subsidiaries of Toll Brothers that are integral to the homebuilding business of Toll Brothers and its subsidiaries. We do not expect to borrow under this 364-day credit facility if we are able to raise sufficient proceeds in connection with this offering, the equity offering and the new long-term senior unsecured debt financing referred to above. The tenor, amount, interest rate and other terms of any new long-term senior unsecured debt financing will depend on market conditions. We make no assurance that we will be able to complete any long-term senior unsecured debt financing on attractive terms or at all.

The closing of this offering is not contingent upon the completion of the Acquisition. See “Use of Proceeds.”

Shapell Industries, Inc.

Shapell was founded in 1955 by Nathan Shapell, David Shapell and Max Webb as a home construction company that built custom-quality single-family home communities in Southern California. Shapell designs, constructs and markets single-family detached and attached homes and develops land in master-planned communities and neighborhoods throughout coastal Northern and Southern California. Shapell’s revenues from homebuilding totaled $354 million, $252 million, $272 million and $274 million for 2010, 2011, 2012 and the eight-month period ended August 31, 2013, respectively. Shapell has delivered over 70,000 homes and built over 7,000 apartments since 1955, and owns and manages more than 2.7 million square feet of commercial space. Pursuant to the Purchase Agreement, we have agreed to acquire the single-family residential real property development business of Shapell. We have not agreed to acquire Shapell’s commercial and multi-family units, which Shapell Investment Properties, Inc. will retain as a separate business.

Shapell’s homebuilding operation has 18 active selling communities concentrated in 15 locations. It is organized in two geographic regions, Northern California and Southern California,

within which it is focused on a select number of premium markets. The following is a summary of selected Shapell communities and markets in Northern California and Southern California.

Northern California

Gale Ranch. Gale Ranch is a master planned community located in San Ramon, California, 35 miles east of San Francisco and 40 miles north of San Jose. San Ramon features a median household income of approximately $124,000, according to the U.S. Census Bureau 2011 American Community Survey. Established in 1986, it is Shapell’s largest development in Northern California. The 3,100-acre master planned community originally consisted of 6,500 home sites, of which 1,538 remained available as of August 31, 2013. In 2012, Gale Ranch had 150 home closings across five active selling communities. Five communities are currently open for sale.

Alamo Creek. Alamo Creek is a master planned community located in Danville, California, five miles from Gale Ranch, 35 miles east of San Francisco, and 40 miles north of San Jose. Danville features a median household income of approximately $133,000, according to the U.S. Census Bureau 2011 American Community Survey. The 600-acre master planned community originally consisted of 870 home sites, of which 353 remained available as of August 31, 2013. In 2012, Alamo Creek had 34 home closings. Four communities are currently open for sale.

In addition to the large master planned communities at Gale Ranch and Alamo Creek, the Northern California division operates through communities in Gilroy, Orinda and San Jose, California.

Southern California

Porter Ranch. Porter Ranch is an affluent suburb located 35 miles northwest of downtown Los Angeles, in the foothills of the Santa Susana Mountains. First developed in the 1970s, the 2,300-acre master planned community originally consisted of 8,000 home sites, of which 1,786 remained available as of August 31, 2013. In 2012, Porter Ranch had 82 home closings across four communities. Three communities are currently open for sale.

Plum Canyon. Plum Canyon is a master planned community located in Los Angeles County, 35 miles northwest of Los Angeles and eight miles northeast of downtown Santa Clarita. The 875-acre master planned community originally consisted of 2,200 home sites, of which 656 remained available as of August 31, 2013. Two communities are currently open for sale.

Yorba Linda-Placentia. Located in northeast Orange County, Yorba Linda and Placentia are 25 miles southwest of Los Angeles and bordered by the community of Anaheim Hills to the south. Yorba Linda’s median household income is approximately $115,000, according to the U.S. Census Bureau 2011 American Community Survey. Shapell’s Yorba Linda-Placentia segment is a combination of seven separate communities with 397 remaining lots as of August 31, 2013. Four communities are currently open for sale.

Robertson Ranch. Carlsbad, California is located in San Diego County, just two miles east of the Pacific coastline, 87 miles south of Los Angeles and 35 miles north of downtown San Diego. Acquired in 2010, Shapell owns 201 acres of the Robertson Ranch Master Plan community. Shapell expects to develop 305 home sites in five communities within Robertson Ranch.

In addition to the large master planned communities at Porter Ranch, Plum Canyon, Yorba Linda-Placentia and Robertson Ranch, the Southern California division operates through communities in Laguna Niguel and Thousand Oaks, California.

Shapell had 525, 357, 389 and 347 home closings in 2010, 2011, 2012 and the eight-month period ended August 31, 2013, respectively. The average price of homes delivered by Shapell was $675,000, $706,000, $699,000 and $791,000 in 2010, 2011, 2012 and the eight-month period ended August 31, 2013, respectively.

The following table presents Shapell’s sales, closings and backlog in Northern California and Southern California for the eight-month period ended August 31, 2013, as well as a breakdown of Shapell’s lots in those regions as of August 31, 2013.

			Historical Results			Lot Breakdown by Status
	City	Metro Area	Sales	Closings	Backlog	Raw	Graded	Finished	Homes under Construction	Models	Total Lots
(in units)

Northern California

Gale Ranch	San Ramon	San Francisco	104	101	55	-	1,217	202	100	19	1,538

Alamo Creek	Danville	San Francisco	69	46	40	-	159	138	46	10	353

Gilroy	Gilroy	San Fran - Santa Clara	4	17	-	-	-	59	-	1	60

Evergreen	San Jose	San Fran - Santa Clara	24	11	13	-	-	-	24	-	24

Orinda	Orinda	San Francisco	1	1	-	-	-	22	3	-	25

Subtotal			202	176	108	-	1,376	421	173	30	2,000

Southern California

Porter Ranch	Porter Ranch	Los Angeles	65	77	41	904	746	74	47	15	1,786

Plum Canyon	Santa Clarita	Los Angeles	47	34	34	-	503	100	45	8	656

Yorba Linda-Placentia	Yorba Linda / Placentia	Orange County	38	41	22	288	-	63	31	15	397

Robertson Ranch	Carlsbad	San Diego - Carlsbad	-	-	-	305	-	-	-	-	305

Fiora	Laguna Niguel	Orange County	23	19	14	-	-	31	16	4	51

Canyon Ridge	Thousand Oaks	Los Angeles	-	-	-	-	-	24	-	-	24

Subtotal			173	171	111	1,497	1,249	292	139	42	3,219

Total			375	347	219	1,497	2,625	713	312	72	5,219	(1)

(1)	Approximately 97.5% of these lots are entitled.

Preliminary Toll Brothers Results for the Fourth Quarter and the Fiscal Year Ended October 31, 2013

Fourth Quarter

Based on our preliminary and unaudited assessment of our results of operations, we expect to report total revenues of approximately $1.045 billion and home building deliveries of approximately 1,485 units for the three months ended October 31, 2013, representing a 65% increase in dollars and a 36% increase in units compared to $632.8 million of revenue and 1,088 units for the three months ended October 31, 2012. The average price of homes delivered during the three months ended October 31, 2013 grew to approximately $703,000, compared to $651,000 for the three months ended July 31, 2013 and $582,000 for the three months ended October 31, 2012. Net signed contracts of approximately $839.0 million and approximately 1,163 units for the three months ended October 31, 2013 rose 23% in dollars and 6% in units compared to $684.1 million and 1,098 units for the three months ended October 31, 2012. The average price of net signed contracts during the three months ended October 31, 2013 was approximately $721,000, compared to $706,000 during the three months ended July 31, 2013 and $623,000 during the three months ended October 31, 2012. On a per-community basis, net signed contracts of approximately 5.17 units per community for the three months ended October 31, 2013 were the highest we have realized for any fourth quarter since the three months ended October 31, 2005. Net signed contracts were slightly above the three months ended October 31, 2012 and up 81% compared to the three months ended October 31, 2011.

Our backlog of approximately $2.63 billion and approximately 3,679 units at October 31, 2013 rose 58% in dollars and 43% in units compared to the backlog of $1.67 billion and 2,569 units at October 31, 2012. The average price of homes in the backlog was approximately $715,000 at October 31, 2013, compared to $709,000 at July 31, 2013 and $650,000 at October 31, 2012. The Company’s cancellation rate (current-quarter cancellations divided by current-quarter signed contracts) was approximately 5.5% for the three months ended October 31, 2013, compared to 4.6% for the three months ended October 31, 2012. As a percentage of beginning-quarter backlog, the cancellation rate for the three months ended October 31, 2013 was approximately 1.7%, compared to 2.1% for the three months ended October 31, 2012.

At October 31, 2013, we had 232 selling communities, compared to 225 at July 31, 2013, and 224 at October 31, 2012. At October 31, 2013, we had approximately 48,500 lots owned and optioned, compared to approximately 47,200 at July 31, 2013 and approximately 40,400 at October 31, 2012.

Fiscal Year Ended October 31, 2013

Based upon our preliminary and unaudited assessment of our results of operations, we expect to report revenues and home building deliveries of approximately $2.67 billion and approximately 4,184 units for the fiscal year ended October 31, 2013, representing a 42% increase in dollars and a 27% increase in units compared to $1.88 billion and 3,286 units for the fiscal year ended October 31, 2012. The average price of homes delivered in the fiscal year ended October 31, 2013 was approximately $639,000, compared to $573,000 in the fiscal year ended October 31, 2012 and $565,000 in the fiscal year ended October 31, 2011.

Net signed contracts of approximately $3.63 billion and approximately 5,294 units for the fiscal year ended October 31, 2013 rose 42% in dollars and 27% in units compared to $2.56 billion and 4,159 units for the fiscal year ended October 31, 2012. The average price of net signed contracts in the fiscal year ended October 31, 2013 was approximately $686,000, compared to $615,000 in the fiscal year ended October 31, 2012 and $576,000 in the fiscal year ended October 31, 2011. On a per-community basis, net signed contracts of approximately 23.5 units per community in the fiscal year ended October 31, 2013 were the highest we have realized for any fiscal year since the fiscal year ended October 31, 2006.

At October 31, 2013, we had approximately $823.7 million of cash and marketable securities and $960.0 million available under our $1.035 billion 15-bank credit facility, which matures in August 2018. During the three months ended October 31, 2013, we retired $104.8 million of maturing debt using cash.

The foregoing results for the three months and fiscal year ended October 31, 2013 are preliminary and unaudited and represent the most current information available to management. Our actual results may differ from these preliminary results due to the completion of our financial closing procedures, final adjustments and other developments that may arise between the date of this prospectus supplement and the time that financial results for the three months and fiscal year ended October 31, 2013 are finalized.

THE OFFERING

The following summary contains basic information about this offering. It does not contain all the information that is important to you. You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully before making an investment decision.

Issuer	Toll Brothers Finance Corp.

Notes Offered

2018 Notes	$350,000,000 aggregate principal amount of 4.000% Senior Notes due 2018.

2024 Notes	$250,000,000 aggregate principal amount of 5.625% Senior Notes due 2024.

Maturity Dates

2018 Notes	December 31, 2018.

2024 Notes	January 15, 2024.

Interest Rates and Interest

Payment Dates

2018 Notes	4.000% per annum; payable every June 30 and December 31, beginning on June 30, 2014.

2024 Notes	5.625% per annum; payable every January 15 and July 15, beginning on July 15, 2014.

Special Mandatory Redemption	If (i) the Purchase Agreement is terminated on any date prior to May 31, 2014, (ii) we publicly announce on any date prior to May 31, 2014 that the Acquisition will not be pursued or (iii) the Acquisition is not consummated prior to May 31, 2014, then we will be required to redeem each series of notes at 100% of the aggregate principal amount of such series of notes together with accrued and unpaid interest on such notes from November 21, 2013 up to, but not including, the applicable special mandatory redemption date. See “Use of Proceeds,” “Description of the 2018 Notes—Special Mandatory Redemption” and “Description of the 2024 Notes—Special Mandatory Redemption.”

Optional Redemption

2018 Notes	At any time prior to November 30, 2018, Toll Brothers Finance may, at its option, redeem any or all of the 2018 notes at a “make-whole” redemption price, plus accrued and unpaid interest thereon to the redemption date, as described under “Description of the 2018 Notes—Optional Redemption.” On or after such date, Toll Brothers Finance may, at its option, redeem any or all of the 2018 notes at par plus accrued and unpaid interest thereon to the redemption date.

2024 Notes	At any time prior to October 15, 2023, Toll Brothers Finance may, at its option, redeem any or all of the 2024 notes at a “make-whole” redemption price, plus accrued and unpaid interest thereon to the redemption date, as described under “Description of the 2024 Notes—Optional Redemption.” On or after such date, Toll Brothers Finance may, at its option, redeem any or all of the 2024 notes at par plus accrued and unpaid interest thereon to the redemption date.

Guarantees	Payment of principal and interest on the notes will be fully and unconditionally guaranteed on a joint and several basis by Toll Brothers, Inc. and all of Toll Brothers, Inc.’s subsidiaries that are guarantors under our revolving credit facility.

Ranking	The notes are general obligations and will not be secured by any collateral. Your right to payment under the notes will be:

•	effectively subordinated to the rights of any future secured creditors of Toll Brothers Finance;

•

equal with all of Toll Brothers Finance’s unsecured and unsubordinated indebtedness, including, without limitation, its approximately $268 million aggregate principal amount of 4.95% Senior Notes due 2014, its $300 million aggregate principal amount of 5.15% Senior Notes due 2015, its $400 million aggregate principal amount of 8.910% Senior Notes due 2017, its $250 million aggregate principal amount of 6.750% Senior Notes due 2019, its approximately $420 million aggregate principal amount of 5.875% Senior Notes due 2022, its $400 million aggregate principal amount of 4.375% Senior Notes due 2023, its approximately $288 million aggregate principal amount of 0.5% Exchangeable Senior Notes due 2032, any indebtedness arising from its guarantee of the $1.035 billion revolving credit facility of First Huntingdon Finance Corp., an indirect, 100% owned subsidiary of Toll Brothers, Inc. and its guarantee of the $500 million revolving credit facility of First Huntingdon Finance Corp., if such facility becomes effective and, upon the consummation of this offering, the 2018 notes or the 2024 notes offered hereby, as applicable. At July 31, 2013, the aggregate outstanding principal and accrued interest of Toll Brothers Finance’s unsecured and unsubordinated indebtedness was approximately $2.5 billion; and

•	senior to the rights of creditors of Toll Brothers Finance under existing and future debt that is expressly subordinated to the notes.

The guarantee of the notes of each of the guarantors will also not be secured by any collateral. Your right to payment under any guarantee will be:

•	effectively subordinated to the rights of secured creditors of all of the guarantors, to the extent of their security in the guarantors’ assets. At July 31, 2013, the guarantors had approximately $97.7 million aggregate principal amount of secured indebtedness outstanding comprised principally of indebtedness secured by purchase money mortgages on some of their respective real property for borrowed money and various revenue bonds that were issued by government entities on behalf of certain guarantors to finance community infrastructure and manufacturing facilities;

•	structurally subordinated to the prior claims of creditors, including trade creditors, of the subsidiaries of Toll Brothers, Inc. that are not guarantors of the notes, the aggregate amount of which claims was approximately $217.95 million at July 31, 2013;

•

equal with the rights of creditors under the guarantors’ other existing and future unsecured and unsubordinated indebtedness including, without limitation, each guarantor’s guarantee of Toll Brothers Finance’s 4.95% Senior Notes due 2014, 5.15% Senior Notes due 2015, 8.910% Senior Notes due 2017, 6.750% Senior Notes due 2019, 5.875% Senior Notes due 2022, 4.375% Senior Notes due 2023, 0.5% Exchangeable Senior Notes due 2032, upon the consummation of this offering, 2018 notes or 2024 notes offered hereby, as applicable, and the $1.035 billion revolving credit facility of First Huntingdon Finance Corp., an indirect, 100% owned subsidiary of Toll Brothers, Inc. and the $500 million revolving credit facility of First Huntingdon Finance Corp., if such facility becomes effective. As of July 31, 2013, the aggregate outstanding principal and accrued interest of unsecured and unsubordinated indebtedness of the guarantors was approximately $2.5 billion; and

•	senior to the rights of creditors under the guarantors’ existing and future debt that is expressly subordinated to the guarantee.

Certain Covenants	The indenture governing the notes contains covenants that, among other things, will limit the ability of Toll Brothers Finance, Toll Brothers, Inc. and some of Toll Brothers, Inc.’s subsidiaries to:

•	issue, assume or guarantee certain additional secured indebtedness; and

•	engage in sale and lease-back transactions.

These covenants are subject to important exceptions and qualifications. See “Description of the 2018 Notes” and “Description of the 2024 Notes.”

Change of Control Repurchase Event	Upon the occurrence of both a change of control and a below investment grade rating event (each as defined in “Description of the 2018 Notes” and “Description of the 2024 Notes”), we will make an offer to each holder to repurchase all or any part of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such notes.

No Limit on Debt	Except as noted above under “—Certain Covenants,” the indenture governing the notes does not limit the amount of debt that we may issue.

Each of Toll Brothers Finance, Toll Brothers, Inc. and the other guarantors of the notes is a guarantor of the $1.035 billion revolving credit facility of First Huntingdon Finance Corp., a 100% owned, indirect subsidiary of Toll Brothers, Inc. and will be a guarantor of First Huntingdon Finance Corp’s $500 million revolving credit facility if it becomes effective. At July 31, 2013, we had no outstanding borrowings under a predecessor to the revolving credit facility referred to above but we had approximately $69.6 million of issued and outstanding letters of credit.

At July 31, 2013, Toll Brothers Finance had approximately $2.4 billion in senior notes outstanding, guaranteed, on a senior basis, by Toll Brothers, Inc. and all of Toll Brothers, Inc.’s subsidiaries that are guarantors under our revolving credit facility. We plan to incur additional indebtedness to finance the Acquisition.
Use of Proceeds; Subsequent Debt Financing

We intend to use the net proceeds of this offering, together with the expected net proceeds of the equity offering and additional indebtedness, to finance the Acquisition and to pay related fees and expenses. We expect this additional indebtedness to take the form of: (i) borrowings under our existing $1.035 billion unsecured revolving credit facility, the terms of which are summarized in Item 1.01 of our Current Report on Form 8-K filed August 6, 2013, incorporated by reference herein; and/or (ii) new long-term senior unsecured debt financing. In addition, First Huntingdon Finance Corp., an indirect, 100% owned subsidiary of Toll Brothers, Inc. has received supplemental definitive financing commitments from affiliates of certain of the underwriters for a $500 million, 364-day senior unsecured revolving credit facility. The availability of borrowings under this 364-day credit facility is subject to customary conditions, and amounts borrowed thereunder are expected to accrue interest at the London interbank offered rate plus a margin determined pursuant to a leverage ratio-based pricing grid expected to range from 1.25% to 2.25% per annum. We do not expect to borrow under this 364-day credit facility if we are able to raise sufficient proceeds in connection with this offering and the new long-term senior unsecured debt financing referred to above. The tenor, amount, interest rate and other terms of any new long-term senior unsecured debt financing will depend on market conditions. We make no assurance that we will be able to complete any long-term senior unsecured debt financing on attractive terms or at all. The closing of this offering is not contingent upon the completion of the Acquisition.

Listing	We currently do not intend to list the notes on any securities exchange, and there is currently no market for the notes.

Risk Factors	See “Risk Factors” and all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus (including the “Risk Factors” under Item 1A of our Annual Report on Form 10-K for the fiscal year ended October 31, 2012, incorporated by reference herein) for a discussion of the factors you should carefully consider before deciding to invest in the notes.

For additional information regarding the notes, please read “Description of the 2018 Notes” and “Description of the 2024 Notes” in this prospectus supplement and “Description of Senior Debt Securities and Guarantees” in the accompanying prospectus.

RISK FACTORS

An investment in the notes involves risks. Before making an investment decision, you should consider carefully the risks described below and those contained in the documents incorporated by reference in this prospectus supplement, including the factors listed under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended October 31, 2012, and the other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

Risks Relating to the Acquisition

We cannot assure you that the proposed Acquisition will be completed.

There are a number of risks and uncertainties relating to the Acquisition. For example, the Acquisition may not be completed, or may not be completed in the time frame, on the terms or in the manner currently anticipated, as a result of a number of factors, including, among other things, the failure of one or more of the conditions to closing in the Purchase Agreement. There can be no assurance that the conditions to closing of the Acquisition will be satisfied or waived or that other events will not intervene to delay or result in the failure to close the Acquisition. The Purchase Agreement may be terminated by the parties thereto under certain circumstances, including, without limitation, if the Acquisition has not been completed by March 31, 2014 (subject to extension in certain limited circumstances and exceptions). Any delay in closing or a failure to close could have a negative impact on our business and the trading prices of our securities, including the notes.

We may fail to realize the growth prospects and other benefits anticipated as a result of the Acquisition.

The success of the Acquisition will depend, in part, on our ability to realize the anticipated business opportunities and growth prospects from combining our businesses with those of Shapell. We may never realize these business opportunities and growth prospects. Integrating Shapell’s operations will require significant efforts and expenditures. Our management might have its attention diverted while trying to integrate operations and corporate and administrative infrastructures and the cost of integration may exceed our expectations. We may also be required to make unanticipated capital expenditures or investments in order to maintain, improve or sustain Shapell’s operations or take write-offs or impairment charges and may be subject to unanticipated or unknown liabilities relating to Shapell and its business. We might experience increased competition that limits our ability to expand our business, and we might not be able to capitalize on expected business opportunities. We might be over-invested in the California market. If any of these factors limit our ability to integrate the businesses successfully or on a timely basis, the expectations of future results of operations following the Acquisition might not be met, including, without limitation, our belief that the Acquisition will be accretive to earnings in the first year, excluding transaction expenses, and the amount we expect to receive from Shapell’s homes under construction.

In addition, we and Shapell have operated and, until the completion of the Acquisition, will continue to operate independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to achieve the anticipated benefits of the Acquisition and could harm our financial performance.

In addition, the Purchase Agreement has been incorporated by reference into this prospectus supplement pursuant to our Current Report on Form 8-K filed with the SEC on November 7, 2013 to provide investors with information regarding the terms of the Acquisition and is not intended to provide any factual information about us, Shapell or our or its respective subsidiaries or affiliates. The Purchase Agreement contains representations and warranties that the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contracts between the parties to the Purchase Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contracts. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to our securityholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information. In addition, the terms, conditions, covenants, representations and/or warranties may be amended or waived in a manner that may be adverse to us or you. As a result, the Acquisition may be may be completed on terms that differ, perhaps substantially, from those described in this prospectus supplement and investors will not be entitled to require us to redeem any of the notes as a result of any such differences.

We will incur significant transaction and acquisition-related integration costs in connection with the Acquisition.

We are currently developing a plan to integrate the operations of Shapell after the completion of the Acquisition. Although we anticipate achieving synergies in connection with the Acquisition, we also expect to incur costs to implement such cost savings measures. We cannot identify the timing, nature and amount of all such charges as of the date of this prospectus supplement. The significant transaction costs and acquisition-related integration costs could materially adversely affect our results of operations in the period in which such charges are recorded or our cash flow in the period in which any related costs are actually paid. Although we believe that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, will offset incremental transaction and acquisition-related costs over time, this net benefit may not be achieved in the near term, or at all. We have identified some, but not all, of the actions necessary to achieve our anticipated cost and operational savings. Accordingly, the cost and operational savings may not be achievable in our anticipated amount or timeframe or at all. Investors should not place undue reliance on the anticipated benefits of the Acquisition in making their investment decision.

We and Shapell will be subject to business uncertainties while the Acquisition is pending that could adversely affect our and its business.

Uncertainty about the effect of the Acquisition on employees and customers may have an adverse effect on us and Shapell. Although we and Shapell intend to take actions to reduce any adverse effects, these uncertainties may impair our and their ability to attract, retain and motivate key personnel until the Acquisition is completed and for a period of time thereafter. These uncertainties could cause customers, suppliers and others that deal with us and Shapell to seek to change existing business relationships with us and Shapell. Employee retention could be reduced during the pendency of the Acquisition, as employees may experience uncertainty about their future roles. If, despite our and Shapell’s retention efforts, key employees depart because of concerns relating to the uncertainty and difficulty of the integration process or a desire not to remain with us, our business could be harmed.

The Acquisition may be subject to receipt of consent or approval from governmental authorities that could delay or prevent the completion of the Acquisition or that could cause the abandonment of the Acquisition.

To complete the Acquisition, we and Shapell may need to obtain approvals or consents from, or make filings with, certain applicable governmental authorities. While we and Shapell each believe that we will receive all required approvals for the Acquisition, there can be no assurance as to the receipt or timing of receipt of these approvals. If any such approvals are required, the receipt of such approvals may be conditional upon actions that the parties are not obligated to take under the Purchase Agreement and other related agreements, which could result in the termination of the Purchase Agreement by us or Shapell Investment Properties, Inc., or, if such approvals are received, their terms could have a detrimental impact on us following the completion of the Acquisition. A substantial delay in obtaining any required authorizations, approvals or consents, or the imposition of unfavorable terms, conditions or restrictions contained in such authorizations, approvals or consents, could prevent the completion of the Acquisition or have an adverse effect on the anticipated benefits of the Acquisition, thereby adversely impacting our business, financial condition or results of operations.

Our proposed acquisition of Shapell may expose us to unknown liabilities.

Because we have agreed to acquire all the outstanding equity interests of Shapell, our acquisition of Shapell will generally be subject to all of its liabilities, other than certain excluded liabilities as set forth in the Purchase Agreement. If there are unknown liabilities or other obligations, including contingent liabilities, our business could be materially affected. We may learn additional information about Shapell that adversely affects us, such as unknown liabilities (including liabilities under environmental laws), issues that could affect our ability to comply with the Sarbanes-Oxley Act or issues that could affect our ability to comply with other applicable laws and Shapell may have less cash on hand at closing than we expect.

Risks Related to the Notes

We have a significant amount of indebtedness and will require a substantial amount of cash to service our indebtedness, including the notes. Our ability to generate cash depends on many factors beyond our control.

At July 31, 2013, assuming we had completed this offering at that date, we would have had approximately $3.2 billion of debt outstanding. Subject to certain conditions, the terms of the indenture under which the notes will be issued and our other existing debt instruments do not prohibit us or our subsidiaries from incurring additional indebtedness.

Our ability to meet our debt service and other obligations will depend upon our future performance. We are engaged in a business that is substantially affected by changes in economic cycles and the recent improvement in housing market conditions following an extended period of slowdown may not continue. Our results of operations vary with the level of general economic activity in the markets we serve. Financial, political, business and other factors, many of which are beyond our control, also could affect our business.

Our annual debt service obligations vary from year to year, principally due to the varying maturities of our indebtedness. In addition, changes in prevailing interest rates affect our annual debt service obligations because borrowings under our bank revolving credit facility bear interest at floating rates. Higher interest rates would have the effect of increasing our debt service obligations and may also affect the desire or ability of customers to buy our houses. We cannot be certain that our cash flow will be sufficient to allow us to pay the principal and interest on our debt, including the notes, and meet our other obligations. If we do not have enough funds, we may be required to refinance all or part of our existing debt, including the notes, sell assets, borrow additional funds or issue equity. We may not be able to refinance our debt, sell assets, borrow additional funds or issue equity on terms acceptable to us, if at all.

The notes are subordinated to any future secured debt of Toll Brothers Finance and are effectively subordinated to the secured debt of Toll Brothers, Inc. and the other guarantors.

The notes will not be secured by any of our assets and will be subordinated in right of payment to future secured debt of Toll Brothers Finance. In addition, the notes will be effectively subordinated in right of payment to existing and future secured debt of Toll Brothers, Inc. and the subsidiary guarantors, including the obligations of the subsidiary guarantors under various purchase money mortgages. Accordingly, in the event of bankruptcy of Toll Brothers Finance, Toll Brothers, Inc. or a subsidiary guarantor, or upon a default in payment on, or the acceleration of, any secured debt, the assets of Toll Brothers Finance, Toll Brothers, Inc. and the subsidiary guarantors that secure such debt will be available to pay obligations on the notes only after all secured debt has been paid in full. At July 31, 2013, Toll Brothers Finance Corp., Toll Brothers, Inc. and the subsidiary guarantors had approximately $97.7 million of secured indebtedness outstanding (comprised principally of indebtedness secured by purchase money mortgages on certain of the subsidiary guarantors’ real property and various revenue bonds that were issued by government entities on behalf of certain guarantors to finance community infrastructure and manufacturing facilities). Subject to certain limits in the indenture under which the notes will be issued and our other existing debt instruments, we will be able to incur additional secured debt.

The notes will be structurally subordinated to indebtedness of our non-guarantor subsidiaries.

The notes will be structurally subordinated in right of payment to all existing and future debt and other liabilities, including trade payables, of Toll Brothers, Inc.’s non-guarantor subsidiaries and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets of those subsidiaries.

At July 31, 2013, Toll Brothers, Inc.’s non-guarantor subsidiaries had $217.95 million of outstanding liabilities, including trade payables. In addition, the indenture under which the notes will be issued will, subject to certain limitations, permit these subsidiaries to incur additional indebtedness.

We may not be able to repurchase the notes in the event of a special mandatory redemption.

If (i) the Purchase Agreement is terminated on any date prior to May 31, 2014, (ii) we publicly announce on any date prior to May 31, 2014 that the Acquisition will not be pursued or (iii) the Acquisition is not consummated prior to May 31, 2014, we will be required to redeem the notes at a redemption price equal to 100% of the aggregate principal amount of the applicable series of notes, together with accrued interest on such notes from November 21, 2013 up to, but not including, the applicable special mandatory redemption date. See “Description of the 2018 Notes—Special Mandatory Redemption” and “Description of the 2024 Notes—Special Mandatory Redemption.” Upon the consummation of this offering, the net proceeds of this offering will not be placed into escrow and will be available to us for use without restriction of any kind, and holders of notes will not have any security interest in such proceeds. Accordingly, we will need to fund any special mandatory redemption using cash that we have voluntarily retained or from other sources of liquidity (including drawings under our revolving credit facilities). In the event of a special mandatory redemption, there is no assurance that we will have sufficient funds to redeem any or all of the notes. Our failure to redeem the notes as required under the indenture governing the notes would result in a default under the indenture, which could result in defaults under our other debt agreements and have material adverse consequences for us and the holders of the notes. In addition, our ability to redeem or purchase the notes for cash may be limited by the law or terms of other agreements relating to our indebtedness outstanding at the time.

In the event of a special mandatory redemption, holders of the notes may not obtain their expected return.

The Acquisition is subject to various closing conditions many of which are beyond our control. If (i) the Purchase Agreement is terminated on any date prior to May 31, 2014, (ii) we publicly announce on any date prior to May 31, 2014 that the Acquisition will not be pursued or (iii) the Acquisition is not consummated prior to May 31, 2014, and we redeem the notes pursuant to a special mandatory redemption, holders of the notes may not obtain their expected return on the notes and may not be able to reinvest the proceeds from such special mandatory redemption in an investment that results in a comparable return. Holders of the notes will have no rights under the special mandatory redemption provisions of the notes as long as the Acquisition is consummated within the timeframe set forth under “Description of the 2018 Notes—Special Mandatory Redemption” and “Description of the 2024 Notes—Special Mandatory Redemption.” In addition, holders of the notes will not have any right to require us to repurchase their notes if between the closing of this offering and the consummation of the Acquisition we experience any changes, including any material changes, in our businesses or financial condition (other than a change of control repurchase event (as defined in “Description of the 2018 Notes” and “Description of the 2024 Notes”)), or if the terms of the Purchase Agreement change, including in material respects. Your decision to invest in the notes is made at the time of the offering of the notes. Changes in our business or financial condition, or the terms of the Purchase Agreement or the financing related thereto, between the closing of this offering and the closing of the transactions contemplated by the Purchase Agreement will have no effect on your rights as a purchaser of the notes.

Federal and state laws allow courts, under specific circumstances, to void guarantees and to require you to return payments received from guarantors.

Although you will be direct creditors of the guarantors by virtue of the guarantees, existing or future creditors of any guarantor could avoid or subordinate that guarantor’s guarantee under the fraudulent conveyance laws if they were successful in establishing that:

•	the guarantee was incurred with fraudulent intent; or

•	the guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee and

•	was insolvent at the time of the guarantee;

•	was rendered insolvent by reason of the guarantee;

•	was engaged in a business or transaction for which its assets constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed that it would incur, debt beyond its ability to pay such debt as it matured.

The measures of insolvency for purposes of determining whether a fraudulent conveyance occurred vary depending upon the laws of the relevant jurisdiction and upon the valuation assumptions and methodology applied by the court. Generally, however, a company would be considered insolvent for purposes of the foregoing if:

•	the sum of the company’s debts, including contingent, unliquidated and unmatured liabilities, is greater than all of such company’s property at a fair valuation, or

•	if the present fair saleable value of the company’s assets is less than the amount that will be required to pay the probable liability on its existing debts as they become absolute and matured.

We cannot assure you as to what standard a court would apply in order to determine whether a guarantor was “insolvent” as of the date its guarantee was issued, and we cannot assure you that, regardless of the method of valuation, a court would not determine that any guarantors were insolvent on that date. The subsidiary guarantees could be subject to the claim that, since the guarantees were incurred for the benefit of Toll Brothers Finance and Toll Brothers, Inc. and only indirectly for the benefit of the other guarantors, the obligations of the guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration.

We may not be able to repurchase the notes upon a change of control repurchase event.

Upon the occurrence of a change of control repurchase event (as defined in “Description of the 2018 Notes” and “Description of the 2024 Notes”), each holder of notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a change of control repurchase event, we cannot assure you that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could result in defaults under our other debt agreements and have material adverse consequences for us and the holders of the notes. See “Description of the 2018 Notes—Certain Covenants—Repurchase Upon Change of Control Repurchase Event” and “Description of the 2024 Notes—Certain Covenants—Repurchase Upon Change of Control Repurchase Event.”

The terms of the indenture and the notes provide only limited protection against significant corporate events that could affect adversely your investment in the notes.

While the indenture and the notes contain terms intended to provide protection to holders upon the occurrence of certain events involving significant corporate transactions and our creditworthiness, these terms are limited and may not be sufficient to protect your investment in the notes. As described under “Description of the 2018 Notes—Certain Covenants—Repurchase Upon Change of Control Triggering Event” and “Description of the 2024 Notes—Certain Covenants—Repurchase Upon Change of Control Triggering Event,” upon the occurrence of a change of control repurchase event, holders are entitled to require us to repurchase their notes at 101% of their principal amount. However, the definition of the term “change of control repurchase event” is limited and does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that negatively could affect the value of your notes. If we were to enter into a significant corporate transaction that negatively affects the value of the notes, but would not constitute a change of control repurchase event, you would not have any rights to require us to repurchase the notes prior to their maturity, which also would adversely affect your investment.

If an active trading market for the notes does not develop, you may not be able to resell them.

There is currently no established trading market for the notes. As a result, we cannot provide any assurances that a trading market for the notes will ever develop or be maintained. Further, we can make no assurances as to the liquidity of any market that may develop for the notes, your ability to sell your notes or the price at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the condition of the industry in which we operate generally, the then-current ratings assigned to the notes and the market for similar securities. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time. We do not intend to apply for listing or quotation of the notes on any securities exchange or automated quotation system, respectively.

Additional Risk Factors

Information technology failures and data security breaches could harm our business.

As part of our normal business activities, we use information technology and other computer resources to carry out important operational activities and to maintain our business records. Our computer systems, including our back-up systems, are subject to interruption or damage from power outages, computer and telecommunications failures, computer viruses, security breaches (including through cyber-attack and data theft), catastrophic events such as fires, floods, tornadoes and hurricanes and usage errors. If our computer systems and our back-up systems are compromised, degraded, damaged, breached, or cease to function properly, we could suffer interruptions in our operations or unintentionally allow misappropriation of proprietary or confidential information (including information about our homebuyers and business partners), which could damage our reputation and require us to incur significant costs to remediate or otherwise resolve these issues.

USE OF PROCEEDS

We expect the net proceeds to us from the sale of the notes in this offering will be approximately $595.3 million. We intend to use the net proceeds of this offering, together with the expected net proceeds of the equity offering and additional indebtedness, to finance the Acquisition and to pay related fees and expenses. We expect this additional indebtedness to take the form of: (i) borrowings under our existing $1.035 billion unsecured revolving credit facility, the terms of which are summarized in Item 1.01 of our Current Report on Form 8-K filed August 6, 2013, incorporated by reference herein; and/or (ii) new long-term senior unsecured debt financing. In addition, First Huntingdon Finance Corp., an indirect, 100% owned subsidiary of Toll Brothers, Inc., has received supplemental definitive financing commitments from affiliates of certain of the underwriters for a $500 million, 364-day senior unsecured revolving credit facility. The availability of borrowings under this 364-day credit facility is subject to customary conditions, and amounts borrowed thereunder are expected to accrue interest at the London interbank offered rate plus a margin determined pursuant to a leverage ratio-based pricing grid expected to range from 1.25% to 2.25% per annum. Any borrowings made under this 364-day credit facility are expected to be guaranteed by all wholly-owned subsidiaries of Toll Brothers that are integral to the homebuilding business of Toll Brothers and its subsidiaries. We do not expect to borrow under this 364-day credit facility if we are able to raise sufficient proceeds in connection with this offering, the equity offering and the new long-term senior unsecured debt financing referred to above. The tenor, amount, interest rate and other terms of any new long-term senior unsecured debt financing will depend on market conditions. We make no assurance that we will be able to complete any new long-term senior unsecured debt financing on attractive terms or at all.

Pending application of the net proceeds of this offering for the foregoing purposes, we expect to, but we are not required to, invest such net proceeds in either cash or high quality, short-term debt securities.

The closing of this offering is not contingent on the completion of the Acquisition. If (i) the Purchase Agreement is terminated on any date prior to May 31, 2014, (ii) we publicly announce on any date prior to May 31, 2014 that the Acquisition will not be pursued or (iii) the Acquisition is not consummated prior to May 31, 2014, then we will be required to redeem each series of notes at 100% of the aggregate principal amount of such series of notes together with accrued interest on such notes from November 21, 2013 up to, but not including, the applicable special mandatory redemption date. See “Description of the 2018 Notes—Special Mandatory Redemption” and “Description of the 2024 Notes—Special Mandatory Redemption.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended July 31, 2013	Twelve Months Ended October 31,
		2008	2009	2010	2011	2012
Ratio of earnings to fixed charges	1.87	(1)	(1)	(1)	(1)	1.59

(1)	For the twelve months ended October 31, 2011, 2010, 2009 and 2008, our earnings were not sufficient to cover fixed charges by approximately $63.8 million, $125.2 million, $517.8 million and $493.8 million, respectively.

The ratio of earnings to fixed charges is computed by dividing our earnings, which consist of income (loss) before income taxes, interest expense, amortization of debt issuance costs and rent expense, by our fixed charges, which consist of interest incurred, amortization of debt issuance costs and rent expense.

CAPITALIZATION

The following table sets forth as of July 31, 2013:

•	our actual cash and cash equivalents and capitalization; and

•	our cash and cash equivalents and capitalization on an as adjusted basis, giving effect to (i) the sale of the notes in this offering, (ii) the expected issuance of 6,250,000 shares of common stock at a public offering price of $32.00 per share and the expected receipt of approximately $191.6 million of net proceeds therefrom upon consummation of the equity offering (assuming the underwriters do not exercise their option to purchase an additional 937,500 shares of common stock) and (iii) the initial investment of the net proceeds from this offering and the equity offering in cash and cash equivalents.

The following table does not give effect to (i) the additional indebtedness we expect to incur in connection with the Acquisition (other than the notes offered hereby), (ii) the use of approximately $1.60 billion of cash to fund the purchase price for the Acquisition or (iii) the use of $104.8 million of cash to retire all of the 5.95% Senior Notes due September 15, 2013 listed below subsequent to July 31, 2013.

	As of July 31, 2013
	Actual	As Adjusted
	(Unaudited) Amounts in thousands
Cash and Cash Equivalents	$1,021,868	$1,808,774
Debt:
Revolving Credit Facility	$—	$—
Other loans payable	97,679	97,679
5.95% Senior Notes due September 15, 2013	104,785	104,785
4.95% Senior Notes due March 15, 2014	267,960	267,960
5.15% Senior Notes due May 15, 2015	300,000	300,000
8.910% Senior Notes due October 15, 2017	400,000	400,000
4.000% Senior Notes due December 31, 2018 offered hereby	—	350,000
6.750% Senior Notes due November 1, 2019	250,000	250,000
5.875% Senior Notes due February 15, 2022	419,876	419,876
4.375% Senior Notes due April 15, 2023	400,000	400,000
5.625% Senior Notes due January 15, 2024 offered hereby	—	250,000
0.5% Exchangeable Senior Notes due September 15, 2032	287,500	287,500
Mortgage company warehouse loan	65,654	65,654

Total debt	2,593,454	3,193,454

Stockholders’ equity:
Preferred stock, 15,000,000 shares authorized, none issued	—	—
Common stock, 400,000 shares authorized, 169,330 shares issued at July 31, 2013 (actual) and 175,580 shares issued at July 31, 2013 (as adjusted)	1,693	1,756
Additional paid-in capital	430,191	621,717
Retained earnings	2,797,098	2,797,098
Treasury stock, at cost – 461 shares at July 31, 2013	(14,218)	(14,218)
Accumulated other comprehensive loss	(4,630)	(4,630)

Total stockholders’ equity	3,210,134	3,401,723
Noncontrolling interest	6,194	6,194

Total equity	3,216,328	3,407,917

Total capitalization	$5,809,782	$6,601,371

DESCRIPTION OF THE 2018 NOTES

The following description of the 2018 notes supplements, and to the extent inconsistent, replaces, the description of the general terms and provisions of senior debt securities set forth in the accompanying prospectus. The 2018 notes will be issued under an indenture (the “Base Indenture”), dated as of February 7, 2012, among Toll Brothers Finance, as issuer, the guarantors named therein, including Toll Brothers, Inc. (collectively, the “Guarantors”), and The Bank of New York Mellon as trustee (the “Trustee”), as amended and supplemented by the resolutions dated on or about November 21, 2013 authorizing the 2018 notes (together with the Base Indenture, and for purposes of this “Description of the 2018 Notes” section, the “Indenture”).

The statements under this caption relating to the 2018 notes and the Indenture are brief summaries only, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture and the 2018 notes. This description of the 2018 notes contains definitions of terms, including those defined under the caption “—Definitions.” Defined terms used in this “Description of the 2018 Notes” section apply only to this section and not to the “Description of the 2024 Notes” section found elsewhere in this prospectus supplement or, unless otherwise indicated, to any other section of this prospectus supplement. In particular, the term “Senior Notes” as used in this “Description of the 2018 Notes” section refers to the $350 million aggregate principal amount of 4.000% Senior Notes due 2018 offered hereby and any Additional Notes of such series hereafter issued, and does not also refer to the 2024 notes separately offered by this prospectus supplement, and the term “Indenture” as used in this “Description of the 2018 Notes” section refers to the indenture that will govern the 4.000% Senior Notes due 2018 identified above, and does not also refer to the indenture that will govern the 2024 notes separately offered by this prospectus supplement. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture.

As used in this “Description of the 2018 Notes” section, all references to “we,” “us,” “our” and all similar references are to Toll Brothers Finance.

General

The Senior Notes will mature on December 31, 2018. Interest on the Senior Notes will accrue at a rate of 4.000% per annum, will be computed on the basis of a 360-day year of twelve 30-day months and will be payable semi-annually in arrears on each June 30 and December 31 (each an “Interest Payment Date”), commencing June 30, 2014. Interest will accrue from November 21, 2013 or the date it was most recently paid or duly provided for. We will pay interest to the persons in whose names the Senior Notes are registered at the close of business on June 15 or December 15, as the case may be, before any Interest Payment Date. If any Interest Payment Date or maturity date of any of the Senior Notes is not a business day at any place of payment, then payment of principal, premium, if any, and interest need not be made at such place of payment on that date but may be made on the next succeeding business day at that place of payment, and no interest will accrue on the amount payable for the period from and after such Interest Payment Date or maturity date, as the case may be.

The Senior Notes will not be entitled to the benefit of any sinking fund provisions.

We expect that payments of principal, premium, if any, and interest to owners of beneficial interests in global notes in respect of the 2018 notes will be made in accordance with the procedures of

The Depository Trust Company (“DTC”) and its participants in effect from time to time. DTC will act as the depositary for such global notes.

The Senior Notes will be issued only in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Senior Notes will initially be represented by one or more global notes in book-entry form. See “—Global Notes and Book-Entry System.”

The principal of, premium, if any, and interest on the Senior Notes will be payable, and, subject to the restrictions on transfer described herein, the Senior Notes may be surrendered for registration of transfer or exchange, at the office or agency maintained by us for that purpose; provided that payments of interest may be made at our option by check mailed to the address of the persons entitled thereto or by transfer to an account maintained by the payee with a bank located in the United States. The office or agency initially maintained by us for the foregoing purposes will be the corporate trust office of the Trustee. No service charge will be made for any registration of transfer or exchange of the Senior Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Indenture does not limit the amount of indebtedness that Toll Brothers Finance, Toll Brothers, Inc. or any of Toll Brothers, Inc.’s subsidiaries may issue. The Indenture provides only limited protection against significant corporate events that could adversely affect investments in the Senior Notes.

We expect that interests in the global notes in respect of the 2018 notes will trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in these interests will therefore be required by DTC to settle in immediately available funds.

We currently do not intend to list the Senior Notes on any securities exchange.

Ranking

The Senior Notes will be unsecured and unsubordinated obligations of Toll Brothers Finance. The Senior Notes will rank equally and ratably with the other unsecured and unsubordinated indebtedness of Toll Brothers Finance, including, without limitation, the $250 million aggregate principal amount of 6.750% Senior Notes due 2019, the $400 million aggregate principal amount of 8.910% Senior Notes due 2017, the approximately $268 million aggregate principal amount of 4.95% Senior Notes due 2014, the $300 million aggregate principal amount of 5.150% Senior Notes due 2015, the approximately $420 million aggregate principal amount of 5.875% Senior Notes due 2022, the $400 million aggregate principal amount of 4.375% Senior Notes due 2023, the approximately $288 million of 0.5% Exchangeable Senior Notes due 2032, the $250 million aggregate principal amount of 5.625% Senior Notes due 2024 offered hereby, any indebtedness arising from Toll Brothers Finance’s guarantee of the Revolving Credit Facility and any additional senior unsecured indebtedness we may incur in connection with the Acquisition. As of July 31, 2013, the aggregate outstanding amount of unsecured and unsubordinated indebtedness of Toll Brothers Finance was approximately $2.4 billion.

Guarantees

Toll Brothers, Inc. conducts its operations through its subsidiaries and, therefore, it is primarily dependent on the earnings and cash flows of its subsidiaries to meet its debt service obligations. Any right Toll Brothers Finance, Toll Brothers, Inc. or Toll Brothers, Inc.’s creditors have to participate in the assets of any of Toll Brothers, Inc.’s subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary’s creditors, including trade creditors. Accordingly, the Senior Notes will be structurally subordinated to the prior claims of creditors of Toll Brothers, Inc.’s subsidiaries other than Toll Brothers Finance. The Senior Notes will, however, have the benefit of the guarantees (each, a “Guarantee” and collectively, the “Guarantees”) from Toll Brothers, Inc. and all of Toll Brothers, Inc.’s subsidiaries that are guarantors under our revolving credit facility (each, a “Guarantor” and collectively, the “Guarantors”). The Senior Notes and the Guarantee of Toll Brothers, Inc. will be structurally subordinated to the prior claims of creditors of non-guarantor subsidiaries of Toll Brothers, Inc., including trade creditors, the aggregate amount of which, at July 31, 2013, was approximately $217.95 million.

Payment of principal of, premium, if any, and interest on the Senior Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior basis by each of the Guarantors. Each Guarantee will be a full and unconditional unsecured senior obligation of the Guarantor issuing such Guarantee, ranking equal in right of payment with all existing and future debt of the Guarantor that is pari passu with the Guarantee including, without limitation, any indebtedness arising from the Guarantor’s guarantees of Toll Brothers Finance’s 6.750% Senior Notes due 2019, 8.910% Senior Notes due 2017, 4.95% Senior Notes due 2014, 5.15% Senior Notes due 2015, 5.875% Senior Notes due 2022, 4.375% Senior Notes due 2023, 0.5% Exchangeable Senior Notes due 2032, 5.625% Senior Notes due 2024 offered hereby, the Revolving Credit Facility and any additional senior unsecured indebtedness we may incur in connection with the Acquisition. Each Guarantee from a Guarantor will be effectively subordinated to the secured debt of that Guarantor. At July 31, 2013, the Guarantors had approximately $97.7 million aggregate principal amount of such secured indebtedness, principally in the form of purchase money mortgages on certain of their respective real property.

The Indenture provides that, in the event any Guarantee would constitute or result in a fraudulent conveyance in violation of applicable federal law or other similar law of any relevant jurisdiction, the liability of the Guarantor under such Guarantee will be reduced to the maximum amount, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to certain collections from or payments made by or on behalf of any other Guarantor, permissible under the applicable federal law or other similar law.

Toll Brothers, Inc.’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Senior Notes or to make any funds available therefor, whether by dividends, loans or other payments, other than if and as expressly provided in the Guarantees. The payment of dividends and the making of loans and advances to Toll Brothers, Inc. by its subsidiaries are subject to contractual, statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

The Indenture provides that any subsidiary of Toll Brothers, Inc. that provides a guarantee of the Revolving Credit Facility will guarantee the Senior Notes. The Indenture further provides that any Guarantor other than Toll Brothers, Inc. may be released from its Guarantee so long as (1) no Default or Event of Default exists or would result from release of such Guarantee, (2) the Guarantor being released has Consolidated Net Worth of less than 5% of Toll Brothers, Inc.’s Consolidated Net Worth as of the end of the most recent fiscal quarter, (3) the Guarantors released from their Guarantees in any year end period comprise in the aggregate less than 10% (or 15% if and to the extent necessary to permit the cure of a Default) of Toll Brothers, Inc.’s Consolidated Net Worth as of the end of the most recent fiscal quarter, (4) such release would not have a material adverse effect on the homebuilding business of Toll Brothers, Inc. and its subsidiaries and (5) the Guarantor is released from its guaranty(ees) under the Revolving Credit Facility. If there are no guarantors under the Revolving Credit Facility, Guarantors under the Indenture, other than Toll Brothers, Inc., will be released from their Guarantees.

Further Issuances

We may, from time to time, without the consent of the holders of the Senior Notes, create and issue additional Senior Notes (“Additional Notes”) having the same terms as the Senior Notes offered hereby, except for the issue date, issue price and, in some cases, the first interest payment date for such Additional Notes. We will not, however, issue such Additional Notes unless they are fungible for U.S. federal income tax purposes with the Senior Notes offered hereby. Any Additional Notes will constitute part of the same series as the Senior Notes offered hereby.

Special Mandatory Redemption

We expect to use all of the net proceeds from this offering to finance the Acquisition as described under “Use of Proceeds.” The closing of this offering is expected to occur prior to the closing of the Acquisition.

The Senior Notes will be subject to a special mandatory redemption (a “Special Mandatory Redemption”) in the event that (i) the Purchase Agreement is terminated on any date prior to May 31, 2014, (ii) we publicly announce on any date prior to May 31, 2014 that the Acquisition will not be pursued or (iii) the Acquisition is not consummated prior to May 31, 2014, (the earliest of any such date, a “Trigger Date”). In that event, we will cause a notice of Special Mandatory Redemption to be mailed to each holder of Senior Notes at its registered address and to the Trustee promptly, but in any event not later than five Business Days after the Trigger Date, and will redeem the Senior Notes on the date specified in the notice of Special Mandatory Redemption (which shall be no later than five Business Days following the date of such notice). The aggregate redemption price for any Special Mandatory Redemption will be equal to 100% of the aggregate principal amount of the Senior Notes, together with accrued interest on the Senior Notes from November 21, 2013 up to, but not including, the date of the Special Mandatory Redemption.

Certain provisions relating to our obligations to redeem the Senior Notes in a Special Mandatory Redemption may not be waived or modified without consent of the holders of all of the Senior Notes.

Optional Redemption

Prior to November 30, 2018 we may, at our option, redeem the Senior Notes in whole at any time, or in part from time to time, on at least 30 but not more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the principal amount of the Senior Notes being redeemed, and

•	the present value of the Remaining Scheduled Payments on the Senior Notes being redeemed on the redemption date, discounted to the date of redemption, on a semi-annual basis, at the Treasury Rate plus 50 basis points.

We will also pay accrued and unpaid interest on the Senior Notes to the date of redemption. In determining the redemption price and accrued interest, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

On and after November 30, 2018, we may, at our option, redeem the Senior Notes in whole at any time, or in part from time to time, at a redemption price equal to 100% of the principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the Senior Notes being redeemed to the redemption date.

If money sufficient to pay the redemption price of and accrued and unpaid interest on the Senior Notes to be redeemed is deposited with the Trustee on or before the redemption date, on and after the redemption date interest will cease to accrue on the Senior Notes (or such portions thereof) called for redemption and such Senior Notes will cease to be outstanding.

In determining whether to redeem the Senior Notes, we will generally consider one or more of the following factors:

•	prevailing interest rates;

•	available cash; and

•	other business considerations.

“Comparable Treasury Issue” means, with respect to the Senior Notes, the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Senior Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means (A) Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBS Securities Inc. and SunTrust Robinson Humphrey, Inc. (or their respective successors or affiliates which are Primary Treasury Dealers), and any successor; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to any Senior Notes, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Senior Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Certain Covenants

Restrictions on Secured Debt. The Indenture provides that Toll Brothers Finance and Toll Brothers, Inc. will not, and will not cause or permit a Restricted Subsidiary to, create, incur, assume or guarantee any Secured Debt unless the Senior Notes will be secured equally and ratably with (or prior to) such Secured Debt, with certain exceptions. This restriction does not prohibit the creation, incurrence, assumption or guarantee of Secured Debt that is secured by:

(1) Security Interests in model homes, homes held for sale, homes that are under contract for sale, contracts for the sale of homes, land (improved or unimproved), manufacturing plants, warehouses or office buildings and fixtures and equipment located thereat or thereon;

(2) Security Interests in property at the time of its acquisition by Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary, including Capitalized Lease Obligations, which Security Interests secure obligations assumed by Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary, or in the property of a corporation or other entity at the time it is merged into or consolidated with Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary (other than Secured Debt created in contemplation of the acquisition of such property or the consummation of such a merger or where the Security Interest attaches to or affects the property of Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary prior to such transaction);

(3) Security Interests arising from conditional sales agreements or title retention agreements with respect to property acquired by Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary;

(4) Security Interests incurred in connection with pollution control, industrial revenue, water, sewage or any similar item; and

(5) Security Interests securing Indebtedness of a Restricted Subsidiary owing to Toll Brothers Finance, Toll Brothers, Inc. or to another Restricted Subsidiary that is wholly-owned (directly or indirectly) by Toll Brothers, Inc. or Security Interests securing Toll Brothers Finance Indebtedness owing to a Guarantor.

Additionally, such permitted Secured Debt includes any amendment, restatement, supplement, renewal, replacement, extension or refunding, in whole or in part, of Secured Debt permitted at the time of the original incurrence thereof.

In addition, Toll Brothers Finance and the Guarantors may create, incur, assume or guarantee Secured Debt, without equally and ratably securing the Senior Notes, if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (5) above and any Secured Debt in relation to which the Senior Notes have been equally and ratably secured) and (2) all Attributable Debt (as defined below) in respect of Sale and Lease-back Transactions (as defined below) (excluding Attributable Debt in respect of Sale and Lease-back Transactions as to which the provisions of clauses (1) through (3) described under “Restrictions on Sale and Lease-back Transactions” have been complied with) as of the date of determination would not exceed 20% of Consolidated Net Tangible Assets.

The provisions described above with respect to limitations on Secured Debt are not applicable to Non-Recourse Indebtedness by virtue of the definition of Secured Debt, and will not restrict or limit Toll Brothers Finance’s or any Guarantors’ ability to create, incur, assume or guarantee any unsecured Indebtedness, or the ability of any subsidiary which is not a Restricted Subsidiary to create, incur, assume or guarantee any secured or unsecured Indebtedness.

Restrictions on Sale and Lease-Back Transactions. The Indenture provides that Toll Brothers Finance and Toll Brothers, Inc. will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-back Transaction, unless:

(1) notice is promptly given to the Trustee of the Sale and Lease-back Transaction;

(2) fair value is received by Toll Brothers Finance, Toll Brothers, Inc. or the relevant Restricted Subsidiary for the property sold (as determined in good faith by Toll Brothers, Inc. communicated in writing to the Trustee); and

(3) Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary, within 365 days after the completion of the Sale and Lease-back Transaction, applies, or enters into a definitive agreement to apply within such 365-day period, an amount equal to the net proceeds of such Sale and Lease-back Transaction:

•	to the redemption, repayment or retirement of (a) senior notes of any series under the Existing Indentures (including the cancellation by the Trustee of any senior notes of any series delivered by Toll Brothers Finance to the Trustee), (b) Indebtedness of ours that ranks equally with the Senior Notes, including under the 5.625% Senior Notes due 2024 offered hereby and the Revolving Credit Facility, or (c) Indebtedness of any Guarantor that ranks equally with the Guarantee of such Guarantor, and/or

•	to the purchase by Toll Brothers Finance, Toll Brothers, Inc. or any Restricted Subsidiary of property used in their respective trade or businesses.

This provision will not apply to a Sale and Lease-back Transaction that relates to a sale of a property that occurs within 180 days from the latest of (x) the date of acquisition of the property by Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary, (y) the date of the completion of construction of that property or (z) the date of commencement of full operations on that property. In addition, Toll Brothers Finance and the Guarantors may, without complying with the above restrictions, enter into a Sale and Lease-back Transaction if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (5) described in “Restrictions on Secured Debt” above and any Secured Debt in relation to which the Senior Notes have been equally and ratably secured) and (2) all Attributable Debt in respect of Sale and Lease-back Transactions (excluding Attributable Debt in respect of Sale and Lease-back Transactions as to which the provisions of clauses (1) through (3) above have been complied with) as of the date of determination would not exceed 20% of Consolidated Net Tangible Assets.

Change of Control Repurchase Event

If a change of control repurchase event occurs, unless we have exercised our right to redeem the Senior Notes as described above, we will make an offer to each holder of Senior Notes to repurchase all or any part (in amounts of $2,000 or in integral multiples of $1,000 in excess thereof) of that holder’s Senior Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Senior Notes repurchased plus any accrued and unpaid interest on the Senior Notes repurchased to the date of purchase. Within 30 days following any change of control repurchase event or, at our option, prior to any change of control, but after the public announcement of the change of control, we will mail a notice to each holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase Senior Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on the change of control repurchase event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations under the Exchange Act to the extent those laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the Senior Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control repurchase event provisions of the Senior Notes by virtue of such conflict.

On the change of control repurchase event payment date, we will, to the extent lawful:

1. accept for payment all Senior Notes or portions of Senior Notes properly tendered pursuant to our offer;

2. deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Senior Notes or portions of Senior Notes properly tendered; and

3. deliver or cause to be delivered to the Trustee the Senior Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Senior Notes being purchased by us.

The paying agent will promptly mail to each holder of Senior Notes properly tendered the purchase price for the Senior Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Senior Note equal in principal amount to any unpurchased portion of any Senior Notes surrendered; provided that each new Senior Note will be in a principal amount of $2,000 or an integral multiple of $1,000.

We will not be required to make an offer to repurchase the Senior Notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Senior Notes properly tendered and not withdrawn under its offer.

The term “below investment grade rating event” means the Senior Notes are rated below investment grade (defined below) by all three rating agencies on any date from the date of the public notice of an arrangement that could result in a change of control until the end of the 60-day period following public notice of the occurrence of a change of control (which period shall be extended so long as the rating of the Senior Notes is under publicly announced consideration for possible downgrade by any of the rating agencies); provided that a below investment grade rating event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular change of control (and thus shall not be deemed a below investment grade rating event for purposes of the definition of change of control repurchase event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the below investment grade rating event).

The term “change of control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of Toll Brothers, Inc.’s voting stock (defined below), measured by voting power rather than number of shares. Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (1) Toll Brothers Inc. becomes a wholly owned subsidiary of a holding company and (2) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction.

The term “change of control repurchase event” means the occurrence of both a change of control and a below investment grade rating event.

The term “Fitch” means Fitch Ratings.

The term “investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency (defined below) or rating agencies selected by us.

The term “Moody’s” means Moody’s Investors Service, Inc.

The term “rating agency” means (1) each of Moody’s, Fitch and S&P; and (2) if any of Moody’s, Fitch or S&P ceases to rate the Senior Notes or fails to make a rating of the Senior Notes publicly available (for reasons outside of our control), a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s, Fitch or S&P, or all three, as the case may be.

The term “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

The term “voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Definitions

“Attributable Debt” means, with respect to a Sale and Lease-back Transaction, the present value (discounted at the weighted average effective interest cost per annum of the outstanding senior notes of all series issued by Toll Brothers Finance, compounded semiannually) of the obligation of the lessee for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.

“Revolving Credit Facility” means the Credit Agreement by and among First Huntingdon Finance Corp., Toll Brothers, Inc. and the Lenders named therein dated August 1, 2013, and any related documents (including, without limitation, any guarantees or security documents), as such agreements (and such related documents) may be amended, restated, supplemented, renewed, replaced by the existing lenders or by successors or otherwise modified from time to time, including any agreement(s) extending the maturity of or refinancing or refunding all or any portion of the indebtedness or increasing the amount to be borrowed under such agreement(s) or any successor agreement(s), whether or not by or among the same parties.

“Consolidated Net Tangible Assets” means the total amount of assets which would be included on a combined balance sheet of us and the Guarantors under accounting principles generally accepted in the United States (less applicable reserves and other properly deductible items) after deducting therefrom:

(1) all short-term liabilities, except for liabilities payable by their terms more than one year from the date of determination (or renewable or extendible at the option of the obligor for a period ending more than one year after such date) and liabilities in respect of retiree benefits other than pensions for which the Restricted Subsidiaries are required to accrue pursuant to Statement of Financial Accounting Standards No. 106;

(2) investments in subsidiaries that are not Restricted Subsidiaries; and

(3) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other tangible assets.

“Consolidated Net Worth” of any person means the consolidated stockholders’ equity of the person determined in accordance with accounting principles generally accepted in the United States.

“Existing Indentures” means (1) the Indenture dated as of November 22, 2002, among the Issuer, the guarantors named therein and The Bank of New York Mellon (as successor to J.P. Morgan Trust Company, National Association), as trustee, as amended and supplemented by the First Supplemental Indenture through the Twenty-Second Supplemental Indenture and as may be further amended and supplemented, (2) the Indenture dated as of April 20, 2009, among the Issuer, the guarantors named therein and The Bank of New York Mellon, as trustee, as amended and supplemented by the First Supplemental Indenture through the Fourth Supplemental Indenture, the resolutions dated as of April 20, 2009 authorizing the 8.910% Senior Notes due 2017 and the resolutions dated as of September 22, 2009 authorizing the 6.750% Senior Notes due 2019, and as may be further amended and supplemented, (3) the Indenture dated as of February 7, 2012, among the Issuer, the guarantors named therein and The Bank of New York Mellon, as trustee, as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture and the resolutions dated as of January 31, 2012 authorizing the 5.875% Senior Notes due 2022 and the resolutions dated as of April 3, 2013 and May 8, 2013 authorizing the 4.375% Senior Notes due 2023, and as may be further amended and supplemented and (4) the Indenture dated as of September 11, 2012, among the Issuer, the guarantors named therein and The Bank of New York Mellon, as trustee, pursuant to which the 0.5% Exchangeable Senior Notes due 2032 were issued, as amended and supplemented by the First Supplemental Indenture, and as may be further amended and supplemented.

“Indebtedness” means (1) any liability of any person (A) for borrowed money, (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), (C) for the payment of money relating to a Capitalized Lease Obligation or (D) for all Redeemable Capital Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (2) any liability of others described in the preceding clause (1) that such person has guaranteed or that is otherwise its legal liability; (3) all Indebtedness referred to in (but not excluded from) clauses (1) and (2) above of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Security Interest upon or in property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness; and (4) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1), (2) and (3) above.

“Non-Recourse Indebtedness” means Indebtedness or other obligations secured by a lien on property to the extent that the liability for the Indebtedness or other obligations is limited to the security of the property without liability on the part of Toll Brothers, Inc., Toll Brothers Finance or any Restricted Subsidiary (other than the Restricted Subsidiary which holds title to the property) for any deficiency.

“Redeemable Capital Stock” means any capital stock of Toll Brothers Finance, Toll Brothers, Inc. or any subsidiary of Toll Brothers, Inc. that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (1) is or upon the happening of an event or passage of time would be required to be redeemed on or prior to the final stated maturity of the Senior Notes or (2) is redeemable at the option of the holder thereof at any time prior to such final stated maturity or (3) is convertible into or exchangeable for debt securities at any time prior to such final stated maturity.

“Restricted Subsidiary” means any Guarantor other than Toll Brothers, Inc.

“Sale and Lease-back Transaction” means a sale or transfer made by Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary (except a sale or transfer made to Toll Brothers Finance, Toll Brothers, Inc. or another Restricted Subsidiary) of any property which is either (a) a manufacturing facility, office building or warehouse whose book value equals or exceeds 1% of Consolidated Net Tangible Assets as of the date of determination or (b) another property (not including a model home) which exceeds 5% of Consolidated Net Tangible Assets as of the date of determination, if such sale or transfer is made with the agreement, commitment or intention of leasing such property to Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary for more than a three-year term.

“Secured Debt” means any Indebtedness which is secured by (1) a Security Interest in any of the property of Toll Brothers Finance, Toll Brothers, Inc. or any Restricted Subsidiary or (2) a Security Interest in shares of stock owned directly or indirectly by Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary in a corporation or in equity interests owned by Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary in a partnership or other entity not organized as a corporation or in Toll Brothers, Inc.’s rights or the rights of a Restricted Subsidiary in respect of Indebtedness of a corporation, partnership or other entity in which Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary has an equity interest; provided that “Secured Debt” shall not include Non-Recourse Indebtedness, as such categories of assets are determined in accordance with accounting principles generally accepted in the United States. The securing in the foregoing manner of any such Indebtedness which immediately prior thereto was not Secured Debt shall be deemed to be the creation of Secured Debt at the time security is given.

“Security Interests” means any mortgage, pledge, lien, encumbrance or other security interest which secures the payment or performance of an obligation.

“Significant Subsidiary” means any Subsidiary (1) whose revenues exceed 10% of Toll Brothers, Inc.’s total revenues, in each case for the most recent fiscal year, or (2) whose net worth exceeds 10% of Toll Brothers, Inc.’s total stockholders’ equity, in each case as of the end of the most recent fiscal year.

“Subsidiary” means any person of which Toll Brothers, Inc., at the time of determination by Toll Brothers, Inc., directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the shares of Voting Stock.

“Voting Stock” means any class or classes of capital stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

Consolidation, Merger and Sale of Assets

Neither Toll Brothers Finance nor any of the Guarantors will consolidate with or merge with or into or sell, assign, transfer or lease all or substantially all of its assets to another person unless:

(1) such person is a corporation, in the case of Toll Brothers Finance or Toll Brothers, Inc., or any other legal entity in the case of any other Guarantor, organized under the laws of the United States of America or any state thereof;

(2) such person assumes by supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of Toll Brothers Finance or such Guarantor, as the case may be, relating to the Senior Notes or, the Guarantee, as the case may be, and the Indenture; and

(3) immediately after the transaction no Default or Event of Default exists; provided that this clause (3) will not restrict or be applicable to a consolidation, merger, sale, assignment, transfer or lease of a Guarantor with or into Toll Brothers Finance, Toll Brothers, Inc. or another Subsidiary that is, or concurrently with the completion of such consolidation, merger, sale, assignment, transfer, or lease becomes, a Guarantor.

Upon any such consolidation, merger, sale, assignment or transfer (including any merger, sale, assignment, transfer or consolidation described in the proviso at the end of the immediately preceding clause), the successor corporation or legal entity, as applicable, will be substituted for Toll Brothers Finance or such Guarantor, as applicable, under the Indenture. The successor may then exercise every power and right of Toll Brothers Finance or such Guarantor, as applicable, under the Indenture, and Toll Brothers Finance or such Guarantor, as applicable, will be released from all of its respective liabilities and obligations in respect of the Senior Notes or the Guarantee, as applicable, and the Indenture. If Toll Brothers Finance or any Guarantor leases all or substantially all of its assets, the lessee will be the successor to Toll Brothers Finance or such Guarantor, as applicable, and may exercise every power and right of Toll Brothers Finance or such Guarantor, as the case may be, under the Indenture, but Toll Brothers Finance or such Guarantor, as the case may be, will not be released from its respective obligations to pay the principal of and premium, if any, and interest, if any, on the Senior Notes.

Events of Default

Each of the following is an Event of Default with respect to the Senior Notes under the Indenture:

(1) the failure by Toll Brothers Finance or a Guarantor to pay interest on the Senior Notes when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

(2) the failure by Toll Brothers Finance or a Guarantor to pay the principal of the Senior Notes when the same becomes due and payable at maturity, upon acceleration or otherwise, or the failure to redeem any of the Senior Notes if and when required pursuant to any Special Mandatory Redemption;

(3) the failure by Toll Brothers Finance, Toll Brothers, Inc. or any Guarantor which is a Significant Subsidiary to comply with any of its agreements or covenants in, or provisions of, the Senior Notes, the Guarantees (as they relate to the Senior Notes) or the Indenture (as they relate to the Senior Notes), other than a failure specifically dealt with elsewhere in the Indenture, and such failure shall not have been remedied within 60 days after receipt of written notice of such failure by Toll Brothers Finance and Toll Brothers, Inc. from the Trustee or by Toll Brothers Finance, Toll Brothers, Inc. and the Trustee from the holders of at least 25% in aggregate principal amount of the then outstanding Senior Notes;

(4) any default under an instrument evidencing or securing any of Toll Brothers Finance’s Indebtedness or the Indebtedness of any Guarantor (other than Non-Recourse Indebtedness) aggregating $10,000,000 or more in aggregate principal amount, resulting in the acceleration of such Indebtedness, or due to the failure to pay such Indebtedness at maturity upon acceleration or otherwise;

(5) any Guarantee with respect to the Senior Notes by Toll Brothers, Inc. or a Guarantor that is a Significant Subsidiary shall for any reason cease to be, or be asserted in writing by Toll Brothers, Inc.

or such Guarantor or Toll Brothers Finance, as applicable, not to be, in full force and effect and enforceable in accordance with its terms (other than by reason of the termination of the Indenture or the release or discharge of any such Guarantee in accordance with the terms of the Indenture); provided, however, that if Toll Brothers, Inc. or such Guarantor or Toll Brothers Finance, as applicable, asserts in writing that such Guarantee is not in full force and effect and enforceable in accordance with its terms, such assertion shall not constitute an Event of Default for purposes of this paragraph if (A) such written assertion is accompanied by an opinion of counsel of each of Toll Brothers Finance, Toll Brothers, Inc. and such Guarantor to the effect that, as a matter of law, the defect or defects rendering such Guarantee unenforceable can be remedied within 10 days of the date of such assertion, (B) each of Toll Brothers Finance and Toll Brothers, Inc. delivers an officers’ certificate to the effect that Toll Brothers, Inc., such Guarantor or Toll Brothers Finance, as applicable, represents that such defect or defects shall be so remedied within such 10-day period, and (C) such defect or defects are in fact so remedied within such 10-day period; and

(6) certain events of bankruptcy, insolvency or reorganization involving us, Toll Brothers, Inc. or any Significant Subsidiary.

We may cure any Event of Default that relates exclusively to a Guarantor other than Toll Brothers, Inc. to the extent such Guarantor is released from its Guarantee to the extent permitted by the provisions of the Indenture.

The Indenture provides that if an Event of Default (other than an Event of Default described in clause (6) above) shall have occurred and be continuing, either the Trustee by notice to Toll Brothers Finance and Toll Brothers, Inc., or the holders of at least 25% in aggregate principal amount of Senior Notes then outstanding by notice to Toll Brothers Finance, Toll Brothers, Inc. and the Trustee, may declare the principal amount of all the Senior Notes and interest, if any, accrued thereon to be due and payable immediately. If an Event of Default with respect to Toll Brothers Finance, Toll Brothers, Inc. or any Significant Subsidiary specified in clause (6) above occurs, all amounts due and payable on the Senior Notes will become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee, Toll Brothers Finance, Toll Brothers, Inc. or any holder. Holders of a majority in principal amount of the then outstanding Senior Notes may rescind an acceleration with respect to the Senior Notes and its consequence (except an acceleration due to nonpayment of principal or interest on the Senior Notes) if the rescission would not conflict with any judgment or decree and if all past Events of Default have been cured or waived.

No such rescission shall extend to or shall affect any subsequent Event of Default, or shall impair any right or power consequent thereon.

The Trustee, subject to the duty of the Trustee during default to act with the required standard of care, will be entitled to be indemnified by the holders of the Senior Notes before proceeding to exercise any right or power under the Indenture at the request of the holders of the Senior Notes. The Indenture also provides that the holders of a majority in principal amount of the outstanding Senior Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

No holder of Senior Notes will have any right to institute any proceeding with respect to the Indenture or pursue any remedy thereunder, unless: (1) the holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Senior Notes, (2) the holders of at least 25% in aggregate principal amount of the outstanding Senior Notes shall have made written request, and offered indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee to pursue the remedy, (3) the Trustee shall have failed to comply with the request for 60 days after its receipt of such notice and offer of indemnity and (4) no written request inconsistent with such written request has been given to the Trustee during the 60-day period by the holders of a majority in aggregate principal amount of the outstanding Senior Notes under the Indenture. However, any right of a holder of Senior Notes to receive payment of the principal of and any interest on the Senior Notes on or after the dates expressed in the Senior Notes or to bring suit for the enforcement of any such payment on or after such dates shall be absolute and unconditional and shall not be impaired or affected without the consent of such holder.

The Indenture contains a covenant that Toll Brothers Finance and Toll Brothers, Inc. each will file with the Trustee within 120 days after the end of their respective fiscal years, a certificate as to the absence of any Default or specifying any Default that exists.

Modification and Waiver

Toll Brothers Finance and the Trustee, with the written consent of the holders of at least a majority of the principal amount of the outstanding Senior Notes affected by the amendment, may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the holders of the Senior Notes, except that no such supplemental indenture may, without the consent of the holder of each outstanding Senior Note affected by the supplemental indenture, among other things:

(1) change the final maturity of the Senior Notes, or reduce the rate or extend the time of payment of interest on the Senior Notes, or reduce the principal amount of the Senior Notes, or impair the right to institute suit for payment of the Senior Notes;

(2) reduce the percentage of Senior Notes, the consent of the holders of which is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults under the Indenture and their consequences provided in the Indenture or any other covenant or provision;

(3) modify any of the provisions regarding the modification of the Indenture, waivers of past Defaults or Events of Default in the payment of principal of, premium if any, or interest on any of the Senior Notes and waivers of certain covenants, except to increase any percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Senior Notes affected thereby;

(4) alter the provisions (including related definitions) with respect to redemption of Senior Notes or Toll Brothers Finance’s duty to offer to purchase or redeem such Senior Notes pursuant to the resolutions authorizing the Senior Notes or the Indenture;

(5) modify the ranking or priority of the Senior Notes or the related Guarantees in a manner adverse to the holders of Senior Notes; or

(6) make any Senior Note payable at a place or in money other than that stated in the Senior Note.

The holders of a majority in principal amount of the outstanding Senior Notes may, on behalf of the holders of all Senior Notes, waive any past Default under the Indenture relating to the Senior Notes without notice to any holder. However, without the consent of the holders of the Senior Notes affected, no amendment, supplement or waiver, including any waiver of past Defaults as permitted in the Indenture, will effect any of the actions contemplated by the immediately preceding clauses (1) through (6). Each series of debt securities issued under the Indenture (including the 2018 notes, 4.375% Senior Notes due 2023 and 5.875% Senior Notes due 2022) will vote as a separate class.

Neither our Board of Directors nor the Board of Directors of any Guarantor has the power to waive any of the covenants of the Indenture including those relating to consolidation, merger or sale of assets.

We and the Trustee may modify or amend provisions of the Indenture, the Guarantees or the Senior Notes without notice to or the consent of any holder for any of the following purposes:

(1) to evidence the succession of another person to Toll Brothers Finance or any Guarantor under the Indenture, the Guarantees or the Senior Notes, respectively;

(2) to add to our covenants or the covenants of any Guarantor for the benefit of the holders of the Senior Notes or to surrender any right or power conferred upon us or such Guarantor by the Indenture;

(3) to add Events of Default for the benefit of the holders of the Senior Notes;

(4) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no outstanding Senior Notes;

(5) to secure any Senior Notes or Guarantees under the Indenture;

(6) to establish the form or terms of the senior notes or Guarantees of any new series;

(7) to add Guarantors;

(8) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

(9) to close the Indenture to authentication and delivery of additional series of senior notes;

(10) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of the Senior Notes, provided that such action shall not adversely affect the rights of the holders of the Senior Notes;

(11) to remove a Guarantor with respect to any Senior Notes which, in accordance with the terms of the Indenture, ceases to be liable in respect of its Guarantee;

(12) to cure any ambiguity, omission, defect or inconsistency in the Indenture, provided that such action does not adversely affect the interests of holders of the Senior Notes;

(13) to provide that specific provisions of the Indenture will not apply to a series not previously issued under the Indenture;

(14) to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes; and

(15) to make any other change that does not adversely affect the interests of holders of the Senior Notes.

Defeasance Provisions

Defeasance and Discharge. The Indenture provides that we will be discharged from any and all obligations with respect to the outstanding Senior Notes (except for certain obligations to register the transfer or exchange of the Senior Notes, replace stolen, lost, destroyed or mutilated Senior Notes, maintain offices or agencies and hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money in U.S. Dollars, U.S. government obligations or a combination thereof which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and interest on, and any mandatory sinking fund payments with respect to, the outstanding Senior Notes on the stated maturity date of the payments in accordance with the terms of the Indenture and the Senior Notes. This type of discharge may only occur if we deliver to the Trustee an opinion of counsel to the effect that there has been a change in applicable federal income tax law or we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the holders of the Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of that discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the discharge had not occurred. In order to be discharged the deposit of cash in U.S. Dollars and/or U.S. government obligations will not result in a Default under the Indenture, or constitute a default under any material instrument to which Toll Brothers Finance, Toll Brothers, Inc. or any of the Subsidiaries is a party or by which they or any of their property are bound. In addition, this type of discharge may only occur so long as no Event of Default or event which, with notice or lapse of time, would become an Event of Default with respect to the Senior Notes has occurred and is continuing on the date cash in U.S. Dollars and/or U.S. government obligations are deposited in trust and other conditions specified in the Indenture are satisfied. The term “government obligations” means securities of the government which issued the currency in which the Senior Notes are denominated or in which interest is payable or of government agencies backed by the full faith and credit of that government.

Defeasance of Certain Covenants. The Indenture also provides that we may omit to comply with certain covenants described above under “Certain Covenants” and “Consolidation, Merger and Sale of Assets” with respect to the Senior Notes if we comply with the following conditions and the Senior Notes shall thereafter be deemed not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of the holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes under the Indenture. In order to exercise this option, we will be required to deposit with the Trustee money in U.S. Dollars, U.S. government obligations or a combination thereof which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on the outstanding Senior Notes on the stated maturity date of the payments in accordance with the terms of the Indenture and the Senior Notes. In order to be discharged, the deposit of cash and/or government obligations must not result in a Default under the Indenture, or constitute a default under any material instrument to which Toll Brothers Finance, Toll Brothers, Inc. or any of the Subsidiaries is a party or by which they or any of their property are bound. In addition, this type of discharge may only occur so long as no Event of Default or event which, with notice or lapse of time, would become an Event of Default with respect to the Senior Notes has occurred and is continuing on the date cash and/or government obligations are deposited in trust and other conditions specified in the Indenture are satisfied. We will also be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the Senior Notes to recognize income, gain or loss for federal income tax purposes and that those holders will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and covenant defeasance had not occurred, and to satisfy other conditions specified in the Indenture.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to the Senior Notes and the Senior Notes are declared due and payable because of the occurrence of any Event of Default, the amount of money and government obligations on deposit with the Trustee will be sufficient to pay amounts due on the senior notes of that series at the time of their stated maturity dates but may not be sufficient to pay amounts due on the Senior Notes at the time of the acceleration resulting from such Event of Default. However, we will remain liable for such payments.

Governing Law

The Indenture, the Senior Notes and the Guarantees will be governed by the laws of the State of New York.

Regarding the Trustee

The Bank of New York Mellon is the trustee under the Indenture pursuant to which the Senior Notes will be issued and pursuant to which Toll Brothers Finance’s 4.375% Senior Notes due 2023 and 5.875% Senior Notes due 2022 were issued. The Bank of New York Mellon is also trustee under the indenture pursuant to which Toll Brothers Finance’s 8.910% Senior Notes due 2017 and 6.750% Senior Notes due 2019 were issued, the indenture pursuant to which Toll Brothers Finance’s 0.5% Exchangeable Senior Notes due 2032 were issued and, as successor to J.P. Morgan Trust Company, National Association, the successor to Bank One Trust Company, N.A., trustee under the indentures pursuant to which Toll Brothers Finance’s 4.95% Senior Notes due 2014 and 5.15% Senior Notes due 2015 were issued.

Global Notes and Book-Entry System

The Senior Notes will be issued in the form of one or more registered notes in global form, without interest coupons. Such global notes will be deposited on the issue date with DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee under the Indenture pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee. Beneficial interests in the global notes may not be exchanged for certificated notes except in the circumstances described below. All interests in global notes may be subject to the procedures and requirements of DTC.

Exchanges of beneficial interests in one global security for interests in another global security will be subject to the applicable rules and procedures of DTC and its direct and indirect participants. Any beneficial interest in one of the global notes that is transferred to a person who takes delivery in the form of an interest in another global security will, upon transfer, cease to be an interest in that global security and become an interest in the global security to which the beneficial interest is transferred and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in the global security to which the beneficial interest is transferred for as long as it remains an interest in that global security.

The descriptions of the operations and procedures of DTC set forth below are based on materials made available by DTC. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities for persons who have accounts with DTC (“participants”) and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, which eliminates the need for physical movement of certificates. Participants include both U.S. and non- U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a participant (“indirect participants”). Investors who are not participants may beneficially own Senior Notes held by or on behalf of DTC only through participants or indirect participants. The rules applicable to DTC and its participants are on file with the Commission.

Upon the issuance of the global note, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of the persons who have accounts with DTC. Such accounts initially will be designated by or on behalf of the initial purchasers. Ownership of beneficial interests in the global note will be limited to participants or persons who hold interests through participants. Ownership of beneficial interests in the global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).

So long as DTC or its nominee is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Senior Notes represented by a global note for all purposes under the Indenture and the Senior Notes. Except as set forth herein, owners of beneficial interests in a global note will not be entitled to have Senior Notes represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of Senior Notes in definitive certificated form, and will not be considered holders of the Senior Notes for any purposes under the Indenture.

Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person directly or indirectly owns its interest, to exercise any rights of a holder under the

Indenture. We understand that under existing industry practices, if we request any action of holders or any owner of a beneficial interest in a global note desires to give any notice or take any action that a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give such notice or take such action, and such participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Payments of the principal of, premium, if any, and interest on a global note will be made to DTC or its nominee, as the case may be, as the registered owner. Neither we, the Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest in respect of a global note will credit participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such global note, as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for such payments.

The Indenture provides that, if the Depository notifies us that it is unwilling or unable to continue as depository for the global notes or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depository within 90 days, or if there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the Senior Notes, then we will issue certificated notes in exchange for the global note. In addition, we may at any time and in our sole discretion determine not to have the Senior Notes represented by a global note and, in such event, will issue certificated notes in exchange for the global note. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of certificated notes equal in principal amount to its beneficial interest and to have the certificated notes registered in its name. We expect that instructions for registering the certificated notes would be based upon directions received from the Depository with respect to ownership of the beneficial interests in a global note.

Although DTC has agreed to the procedures described above in order to facilitate transfers of interests in a global note among participants of DTC, it is under no obligation to perform such procedures and such procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

DESCRIPTION OF THE 2024 NOTES

The following description of the 2024 notes supplements, and to the extent inconsistent, replaces, the description of the general terms and provisions of senior debt securities set forth in the accompanying prospectus. The 2024 notes will be issued under an indenture (the “Base Indenture”), dated as of February 7, 2012, among Toll Brothers Finance, as issuer, the guarantors named therein, including Toll Brothers, Inc. (collectively, the “Guarantors”), and The Bank of New York Mellon as trustee (the “Trustee”), as amended and supplemented by the resolutions dated on or about November 21, 2013 authorizing the 2024 notes (together with the Base Indenture, and for purposes of this “Description of the 2024 Notes” section, the “Indenture”).

The statements under this caption relating to the 2024 notes and the Indenture are brief summaries only, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture and the 2024 notes. This description of the 2024 notes contains definitions of terms, including those defined under the caption “—Definitions.” Defined terms used in this “Description of the 2024 Notes” section apply only to this section and not to the “Description of the 2018 Notes” section found elsewhere in this prospectus supplement or, unless otherwise indicated, to any other section of this prospectus supplement. In particular, the term “Senior Notes” as used in this “Description of the 2024 Notes” section refers to the $250 million aggregate principal amount of 5.625% Senior Notes due 2024 offered hereby and any Additional Notes of such series hereafter issued, and does not also refer to the 2018 notes separately offered by this prospectus supplement, and the term “Indenture” as used in this “Description of the 2024 Notes” section refers to the indenture that will govern the 5.625% Senior Notes due 2024 identified above, and does not also refer to the indenture that will govern the 2018 notes separately offered by this prospectus supplement. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture.

As used in this “Description of the 2024 Notes” section, all references to “we,” “us,” “our” and all similar references are to Toll Brothers Finance.

General

The Senior Notes will mature on January 15, 2024. Interest on the Senior Notes will accrue at a rate of 5.625% per annum, will be computed on the basis of a 360-day year of twelve 30-day months and will be payable semi-annually in arrears on each January 15 and July 15 (each an “Interest Payment Date”), commencing July 15, 2014. Interest will accrue from November 21, 2013 or the date it was most recently paid or duly provided for. We will pay interest to the persons in whose names the Senior Notes are registered at the close of business on January 1 or July 1, as the case may be, before any Interest Payment Date. If any Interest Payment Date or maturity date of any of the Senior Notes is not a business day at any place of payment, then payment of principal, premium, if any, and interest need not be made at such place of payment on that date but may be made on the next succeeding business day at that place of payment, and no interest will accrue on the amount payable for the period from and after such Interest Payment Date or maturity date, as the case may be.

The Senior Notes will not be entitled to the benefit of any sinking fund provisions.

We expect that payments of principal, premium, if any, and interest to owners of beneficial interests in global notes in respect of the 2024 notes will be made in accordance with the procedures of

The Depository Trust Company (“DTC”) and its participants in effect from time to time. DTC will act as the depositary for such global notes.

The Senior Notes will be issued only in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Senior Notes will initially be represented by one or more global notes in book-entry form. See “—Global Notes and Book-Entry System.”

The principal of, premium, if any, and interest on the Senior Notes will be payable, and, subject to the restrictions on transfer described herein, the Senior Notes may be surrendered for registration of transfer or exchange, at the office or agency maintained by us for that purpose; provided that payments of interest may be made at our option by check mailed to the address of the persons entitled thereto or by transfer to an account maintained by the payee with a bank located in the United States. The office or agency initially maintained by us for the foregoing purposes will be the corporate trust office of the Trustee. No service charge will be made for any registration of transfer or exchange of the Senior Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Indenture does not limit the amount of indebtedness that Toll Brothers Finance, Toll Brothers, Inc. or any of Toll Brothers, Inc.’s subsidiaries may issue. The Indenture provides only limited protection against significant corporate events that could adversely affect investments in the Senior Notes.

We expect that interests in the global notes in respect of the 2024 notes will trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in these interests will therefore be required by DTC to settle in immediately available funds.

We currently do not intend to list the Senior Notes on any securities exchange.

Ranking

The Senior Notes will be unsecured and unsubordinated obligations of Toll Brothers Finance. The Senior Notes will rank equally and ratably with the other unsecured and unsubordinated indebtedness of Toll Brothers Finance, including, without limitation, the $250 million aggregate principal amount of 6.750% Senior Notes due 2019, the $400 million aggregate principal amount of 8.910% Senior Notes due 2017, the approximately $268 million aggregate principal amount of 4.95% Senior Notes due 2014, the $300 million aggregate principal amount of 5.150% Senior Notes due 2015, the approximately $420 million aggregate principal amount of 5.875% Senior Notes due 2022, the $400 million aggregate principal amount of 4.375% Senior Notes due 2023, the approximately $288 million of 0.5% Exchangeable Senior Notes due 2032, the $350 million aggregate principal amount of 4.000% Senior Notes due 2018 offered hereby, any indebtedness arising from Toll Brothers Finance’s guarantee of the Revolving Credit Facility and any additional senior unsecured indebtedness we may incur in connection with the Acquisition. As of July 31, 2013, the aggregate outstanding amount of unsecured and unsubordinated indebtedness of Toll Brothers Finance was approximately $2.4 billion.

Guarantees

Toll Brothers, Inc. conducts its operations through its subsidiaries and, therefore, it is primarily dependent on the earnings and cash flows of its subsidiaries to meet its debt service obligations. Any right Toll Brothers Finance, Toll Brothers, Inc. or Toll Brothers, Inc.’s creditors have to participate in the assets of any of Toll Brothers, Inc.’s subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary’s creditors, including trade creditors. Accordingly, the Senior Notes will be structurally subordinated to the prior claims of creditors of Toll Brothers, Inc.’s subsidiaries other than Toll Brothers Finance. The Senior Notes will, however, have the benefit of the guarantees (each, a “Guarantee” and collectively, the “Guarantees”) from Toll Brothers, Inc. and all of Toll Brothers, Inc.’s subsidiaries that are guarantors under our revolving credit facility (each, a “Guarantor” and collectively, the “Guarantors”). The Senior Notes and the Guarantee of Toll Brothers, Inc. will be structurally subordinated to the prior claims of creditors of non-guarantor subsidiaries of Toll Brothers, Inc., including trade creditors, the aggregate amount of which, at July 31, 2013, was approximately $217.95 million.

Payment of principal of, premium, if any, and interest on the Senior Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior basis by each of the Guarantors. Each Guarantee will be a full and unconditional unsecured senior obligation of the Guarantor issuing such Guarantee, ranking equal in right of payment with all existing and future debt of the Guarantor that is pari passu with the Guarantee including, without limitation, any indebtedness arising from the Guarantor’s guarantees of Toll Brothers Finance’s 6.750% Senior Notes due 2019, 8.910% Senior Notes due 2017, 4.95% Senior Notes due 2014, 5.15% Senior Notes due 2015, 5.875% Senior Notes due 2022, 4.375% Senior Notes due 2023, 0.5% Exchangeable Senior Notes due 2032, 4.000% Senior Notes due 2018 offered hereby, the Revolving Credit Facility and any additional senior unsecured indebtedness we may incur in connection with the Acquisition. Each Guarantee from a Guarantor will be effectively subordinated to the secured debt of that Guarantor. At July 31, 2013, the Guarantors had approximately $97.7 million aggregate principal amount of such secured indebtedness, principally in the form of purchase money mortgages on certain of their respective real property.

The Indenture provides that, in the event any Guarantee would constitute or result in a fraudulent conveyance in violation of applicable federal law or other similar law of any relevant jurisdiction, the liability of the Guarantor under such Guarantee will be reduced to the maximum amount, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to certain collections from or payments made by or on behalf of any other Guarantor, permissible under the applicable federal law or other similar law.

Toll Brothers, Inc.’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Senior Notes or to make any funds available therefor, whether by dividends, loans or other payments, other than if and as expressly provided in the Guarantees. The payment of dividends and the making of loans and advances to Toll Brothers, Inc. by its subsidiaries are subject to contractual, statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

The Indenture provides that any subsidiary of Toll Brothers, Inc. that provides a guarantee of the Revolving Credit Facility will guarantee the Senior Notes. The Indenture further provides that any Guarantor other than Toll Brothers, Inc. may be released from its Guarantee so long as (1) no Default or Event of Default exists or would result from release of such Guarantee, (2) the Guarantor being released has Consolidated Net Worth of less than 5% of Toll Brothers, Inc.’s Consolidated Net Worth as of the end of the most recent fiscal quarter, (3) the Guarantors released from their Guarantees in any year end period comprise in the aggregate less than 10% (or 15% if and to the extent necessary to permit the cure of a Default) of Toll Brothers, Inc.’s Consolidated Net Worth as of the end of the most recent fiscal quarter, (4) such release would not have a material adverse effect on the homebuilding business of Toll Brothers, Inc. and its subsidiaries and (5) the Guarantor is released from its guaranty(ees) under the Revolving Credit Facility. If there are no guarantors under the Revolving Credit Facility, Guarantors under the Indenture, other than Toll Brothers, Inc., will be released from their Guarantees.

Further Issuances

We may, from time to time, without the consent of the holders of the Senior Notes, create and issue additional Senior Notes (“Additional Notes”) having the same terms as the Senior Notes offered hereby, except for the issue date, issue price and, in some cases, the first interest payment date for such Additional Notes. We will not, however, issue such Additional Notes unless they are fungible for U.S. federal income tax purposes with the Senior Notes offered hereby. Any Additional Notes will constitute part of the same series as the Senior Notes offered hereby.

Special Mandatory Redemption

We expect to use all of the net proceeds from this offering to finance the Acquisition as described under “Use of Proceeds.” The closing of this offering is expected to occur prior to the closing of the Acquisition.

The Senior Notes will be subject to a special mandatory redemption (a “Special Mandatory Redemption”) in the event that (i) the Purchase Agreement is terminated on any date prior to May 31, 2014, (ii) we publicly announce on any date prior to May 31, 2014 that the Acquisition will not be pursued or (iii) the Acquisition is not consummated prior to May 31, 2014, (the earliest of any such date, a “Trigger Date”). In that event, we will cause a notice of Special Mandatory Redemption to be mailed to each holder of Senior Notes at its registered address and to the Trustee promptly, but in any event not later than five Business Days after the Trigger Date, and will redeem the Senior Notes on the date specified in the notice of Special Mandatory Redemption (which shall be no later than five Business Days following the date of such notice). The aggregate redemption price for any Special Mandatory Redemption will be equal to 100% of the aggregate principal amount of the Senior Notes, together with accrued interest on the Senior Notes from November 21, 2013 up to, but not including, the date of the Special Mandatory Redemption.

Certain provisions relating to our obligations to redeem the Senior Notes in a Special Mandatory Redemption may not be waived or modified without the consent of the holders of all of the Senior Notes.

Optional Redemption

Prior to October 15, 2023 we may, at our option, redeem the Senior Notes in whole at any time, or in part from time to time, on at least 30 but not more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the principal amount of the Senior Notes being redeemed, and

•	the present value of the Remaining Scheduled Payments on the Senior Notes being redeemed on the redemption date, discounted to the date of redemption, on a semi-annual basis, at the Treasury Rate plus 50 basis points.

We will also pay accrued and unpaid interest on the Senior Notes to the date of redemption. In determining the redemption price and accrued interest, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

On and after October 15, 2023, we may, at our option, redeem the Senior Notes in whole at any time, or in part from time to time, at a redemption price equal to 100% of the principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the Senior Notes being redeemed to the redemption date.

If money sufficient to pay the redemption price of and accrued and unpaid interest on the Senior Notes to be redeemed is deposited with the Trustee on or before the redemption date, on and after the redemption date interest will cease to accrue on the Senior Notes (or such portions thereof) called for redemption and such Senior Notes will cease to be outstanding.

In determining whether to redeem the Senior Notes, we will generally consider one or more of the following factors:

•	prevailing interest rates;

•	available cash; and

•	other business considerations.

“Comparable Treasury Issue” means, with respect to the Senior Notes, the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Senior Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means (A) Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBS Securities Inc. and SunTrust Robinson Humphrey, Inc. (or their respective successors or affiliates which are Primary Treasury Dealers), and any successor; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to any Senior Notes, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Senior Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Certain Covenants

Restrictions on Secured Debt. The Indenture provides that Toll Brothers Finance and Toll Brothers, Inc. will not, and will not cause or permit a Restricted Subsidiary to, create, incur, assume or guarantee any Secured Debt unless the Senior Notes will be secured equally and ratably with (or prior to) such Secured Debt, with certain exceptions. This restriction does not prohibit the creation, incurrence, assumption or guarantee of Secured Debt that is secured by:

(1) Security Interests in model homes, homes held for sale, homes that are under contract for sale, contracts for the sale of homes, land (improved or unimproved), manufacturing plants, warehouses or office buildings and fixtures and equipment located thereat or thereon;

(2) Security Interests in property at the time of its acquisition by Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary, including Capitalized Lease Obligations, which Security Interests secure obligations assumed by Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary, or in the property of a corporation or other entity at the time it is merged into or consolidated with Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary (other than Secured Debt created in contemplation of the acquisition of such property or the consummation of such a merger or where the Security Interest attaches to or affects the property of Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary prior to such transaction);

(3) Security Interests arising from conditional sales agreements or title retention agreements with respect to property acquired by Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary;

(4) Security Interests incurred in connection with pollution control, industrial revenue, water, sewage or any similar item; and

(5) Security Interests securing Indebtedness of a Restricted Subsidiary owing to Toll Brothers Finance, Toll Brothers, Inc. or to another Restricted Subsidiary that is wholly-owned (directly or indirectly) by Toll Brothers, Inc. or Security Interests securing Toll Brothers Finance Indebtedness owing to a Guarantor.

Additionally, such permitted Secured Debt includes any amendment, restatement, supplement, renewal, replacement, extension or refunding, in whole or in part, of Secured Debt permitted at the time of the original incurrence thereof.

In addition, Toll Brothers Finance and the Guarantors may create, incur, assume or guarantee Secured Debt, without equally and ratably securing the Senior Notes, if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (5) above and any Secured Debt in relation to which the Senior Notes have been equally and ratably secured) and (2) all Attributable Debt (as defined below) in respect of Sale and Lease-back Transactions (as defined below) (excluding Attributable Debt in respect of Sale and Lease-back Transactions as to which the provisions of clauses (1) through (3) described under “Restrictions on Sale and Lease-back Transactions” have been complied with) as of the date of determination would not exceed 20% of Consolidated Net Tangible Assets.

The provisions described above with respect to limitations on Secured Debt are not applicable to Non-Recourse Indebtedness by virtue of the definition of Secured Debt, and will not restrict or limit Toll Brothers Finance’s or any Guarantors’ ability to create, incur, assume or guarantee any unsecured Indebtedness, or the ability of any subsidiary which is not a Restricted Subsidiary to create, incur, assume or guarantee any secured or unsecured Indebtedness.

Restrictions on Sale and Lease-Back Transactions. The Indenture provides that Toll Brothers Finance and Toll Brothers, Inc. will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-back Transaction, unless:

(1) notice is promptly given to the Trustee of the Sale and Lease-back Transaction;

(2) fair value is received by Toll Brothers Finance, Toll Brothers, Inc. or the relevant Restricted Subsidiary for the property sold (as determined in good faith by Toll Brothers, Inc. communicated in writing to the Trustee); and

(3) Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary, within 365 days after the completion of the Sale and Lease-back Transaction, applies, or enters into a definitive agreement to apply within such 365-day period, an amount equal to the net proceeds of such Sale and Lease-back Transaction:

•	to the redemption, repayment or retirement of (a) senior notes of any series under the Existing Indentures (including the cancellation by the Trustee of any senior notes of any series delivered by Toll Brothers Finance to the Trustee), (b) Indebtedness of ours that ranks equally with the Senior Notes, including under the % Senior Notes due 2018 offered hereby and the Revolving Credit Facility, or (c) Indebtedness of any Guarantor that ranks equally with the Guarantee of such Guarantor, and/or

•	to the purchase by Toll Brothers Finance, Toll Brothers, Inc. or any Restricted Subsidiary of property used in their respective trade or businesses.

This provision will not apply to a Sale and Lease-back Transaction that relates to a sale of a property that occurs within 180 days from the latest of (x) the date of acquisition of the property by Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary, (y) the date of the completion of construction of that property or (z) the date of commencement of full operations on that property. In addition, Toll Brothers Finance and the Guarantors may, without complying with the above restrictions, enter into a Sale and Lease-back Transaction if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (5) described in “Restrictions on Secured Debt” above and any Secured Debt in relation to which the Senior Notes have been equally and ratably secured) and (2) all Attributable Debt in respect of Sale and Lease-back Transactions (excluding Attributable Debt in respect of Sale and Lease-back Transactions as to which the provisions of clauses (1) through (3) above have been complied with) as of the date of determination would not exceed 20% of Consolidated Net Tangible Assets.

Change of Control Repurchase Event

If a change of control repurchase event occurs, unless we have exercised our right to redeem the Senior Notes as described above, we will make an offer to each holder of Senior Notes to repurchase all or any part (in amounts of $2,000 or in integral multiples of $1,000 in excess thereof) of that holder’s Senior Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Senior Notes repurchased plus any accrued and unpaid interest on the Senior Notes repurchased to the date of purchase. Within 30 days following any change of control repurchase event or, at our option, prior to any change of control, but after the public announcement of the change of control, we will mail a notice to each holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase Senior Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on the change of control repurchase event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations under the Exchange Act to the extent those laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the Senior Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control repurchase event provisions of the Senior Notes by virtue of such conflict.

On the change of control repurchase event payment date, we will, to the extent lawful:

1. accept for payment all Senior Notes or portions of Senior Notes properly tendered pursuant to our offer;

2. deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Senior Notes or portions of Senior Notes properly tendered; and

3. deliver or cause to be delivered to the Trustee the Senior Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Senior Notes being purchased by us.

The paying agent will promptly mail to each holder of Senior Notes properly tendered the purchase price for the Senior Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Senior Note equal in principal amount to any unpurchased portion of any Senior Notes surrendered; provided that each new Senior Note will be in a principal amount of $2,000 or an integral multiple of $1,000.

We will not be required to make an offer to repurchase the Senior Notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Senior Notes properly tendered and not withdrawn under its offer.

The term “below investment grade rating event” means the Senior Notes are rated below investment grade (defined below) by all three rating agencies on any date from the date of the public notice of an arrangement that could result in a change of control until the end of the 60-day period following public notice of the occurrence of a change of control (which period shall be extended so long as the rating of the Senior Notes is under publicly announced consideration for possible downgrade by any of the rating agencies); provided that a below investment grade rating event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular change of control (and thus shall not be deemed a below investment grade rating event for purposes of the definition of change of control repurchase event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the below investment grade rating event).

The term “change of control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of Toll Brothers, Inc.’s voting stock (defined below), measured by voting power rather than number of shares. Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (1) Toll Brothers Inc. becomes a wholly owned subsidiary of a holding company and (2) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction.

The term “change of control repurchase event” means the occurrence of both a change of control and a below investment grade rating event.

The term “Fitch” means Fitch Ratings.

The term “investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency (defined below) or rating agencies selected by us.

The term “Moody’s” means Moody’s Investors Service, Inc.

The term “rating agency” means (1) each of Moody’s, Fitch and S&P; and (2) if any of Moody’s, Fitch or S&P ceases to rate the Senior Notes or fails to make a rating of the Senior Notes publicly available (for reasons outside of our control), a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s, Fitch or S&P, or all three, as the case may be.

The term “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

The term “voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Definitions

“Attributable Debt” means, with respect to a Sale and Lease-back Transaction, the present value (discounted at the weighted average effective interest cost per annum of the outstanding senior notes of all series issued by Toll Brothers Finance, compounded semiannually) of the obligation of the lessee for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.

“Revolving Credit Facility” means the Credit Agreement by and among First Huntingdon Finance Corp., Toll Brothers, Inc. and the Lenders named therein dated August 1, 2013, and any related documents (including, without limitation, any guarantees or security documents), as such agreements (and such related documents) may be amended, restated, supplemented, renewed, replaced by the existing lenders or by successors or otherwise modified from time to time, including any agreement(s) extending the maturity of or refinancing or refunding all or any portion of the indebtedness or increasing the amount to be borrowed under such agreement(s) or any successor agreement(s), whether or not by or among the same parties.

“Consolidated Net Tangible Assets” means the total amount of assets which would be included on a combined balance sheet of us and the Guarantors under accounting principles generally accepted in the United States (less applicable reserves and other properly deductible items) after deducting therefrom:

(1) all short-term liabilities, except for liabilities payable by their terms more than one year from the date of determination (or renewable or extendible at the option of the obligor for a period ending more than one year after such date) and liabilities in respect of retiree benefits other than pensions for which the Restricted Subsidiaries are required to accrue pursuant to Statement of Financial Accounting Standards No. 106;

(2) investments in subsidiaries that are not Restricted Subsidiaries; and

(3) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other tangible assets.

“Consolidated Net Worth” of any person means the consolidated stockholders’ equity of the person determined in accordance with accounting principles generally accepted in the United States.

“Existing Indentures” means (1) the Indenture dated as of November 22, 2002, among the Issuer, the guarantors named therein and The Bank of New York Mellon (as successor to J.P. Morgan Trust Company, National Association), as trustee, as amended and supplemented by the First

Supplemental Indenture through the Twenty-Second Supplemental Indenture and as may be further amended and supplemented, (2) the Indenture dated as of April 20, 2009, among the Issuer, the guarantors named therein and The Bank of New York Mellon, as trustee, as amended and supplemented by the First Supplemental Indenture through the Fourth Supplemental Indenture, the resolutions dated as of April 20, 2009 authorizing the 8.910% Senior Notes due 2017 and the resolutions dated as of September 22, 2009 authorizing the 6.750% Senior Notes due 2019, and as may be further amended and supplemented, (3) the Indenture dated as of February 7, 2012, among the Issuer, the guarantors named therein and The Bank of New York Mellon, as trustee, as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture and the resolutions dated as of January 31, 2012 authorizing the 5.875% Senior Notes due 2022 and the resolutions dated as of April 3, 2013 and May 8, 2013 authorizing the 4.375% Senior Notes due 2023, and as may be further amended and supplemented and (4) the Indenture dated as of September 11, 2012, among the Issuer, the guarantors named therein and The Bank of New York Mellon, as trustee, pursuant to which the 0.5% Exchangeable Senior Notes due 2032 were issued, as amended and supplemented by the First Supplemental Indenture, and as may be further amended and supplemented.

“Indebtedness” means (1) any liability of any person (A) for borrowed money, (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), (C) for the payment of money relating to a Capitalized Lease Obligation or (D) for all Redeemable Capital Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (2) any liability of others described in the preceding clause (1) that such person has guaranteed or that is otherwise its legal liability; (3) all Indebtedness referred to in (but not excluded from) clauses (1) and (2) above of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Security Interest upon or in property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness; and (4) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1), (2) and (3) above.

“Non-Recourse Indebtedness” means Indebtedness or other obligations secured by a lien on property to the extent that the liability for the Indebtedness or other obligations is limited to the security of the property without liability on the part of Toll Brothers, Inc., Toll Brothers Finance or any Restricted Subsidiary (other than the Restricted Subsidiary which holds title to the property) for any deficiency.

“Redeemable Capital Stock” means any capital stock of Toll Brothers Finance, Toll Brothers, Inc. or any subsidiary of Toll Brothers, Inc. that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (1) is or upon the happening of an event or passage of time would be required to be redeemed on or prior to the final stated maturity of the Senior Notes or (2) is redeemable at the option of the holder thereof at any time prior to such final stated maturity or (3) is convertible into or exchangeable for debt securities at any time prior to such final stated maturity.

“Restricted Subsidiary” means any Guarantor other than Toll Brothers, Inc.

“Sale and Lease-back Transaction” means a sale or transfer made by Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary (except a sale or transfer made to Toll Brothers Finance,

Toll Brothers, Inc. or another Restricted Subsidiary) of any property which is either (a) a manufacturing facility, office building or warehouse whose book value equals or exceeds 1% of Consolidated Net Tangible Assets as of the date of determination or (b) another property (not including a model home) which exceeds 5% of Consolidated Net Tangible Assets as of the date of determination, if such sale or transfer is made with the agreement, commitment or intention of leasing such property to Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary for more than a three-year term.

“Secured Debt” means any Indebtedness which is secured by (1) a Security Interest in any of the property of Toll Brothers Finance, Toll Brothers, Inc. or any Restricted Subsidiary or (2) a Security Interest in shares of stock owned directly or indirectly by Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary in a corporation or in equity interests owned by Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary in a partnership or other entity not organized as a corporation or in Toll Brothers, Inc.’s rights or the rights of a Restricted Subsidiary in respect of Indebtedness of a corporation, partnership or other entity in which Toll Brothers Finance, Toll Brothers, Inc. or a Restricted Subsidiary has an equity interest; provided that “Secured Debt” shall not include Non-Recourse Indebtedness, as such categories of assets are determined in accordance with accounting principles generally accepted in the United States. The securing in the foregoing manner of any such Indebtedness which immediately prior thereto was not Secured Debt shall be deemed to be the creation of Secured Debt at the time security is given.

“Security Interests” means any mortgage, pledge, lien, encumbrance or other security interest which secures the payment or performance of an obligation.

“Significant Subsidiary” means any Subsidiary (1) whose revenues exceed 10% of Toll Brothers, Inc.’s total revenues, in each case for the most recent fiscal year, or (2) whose net worth exceeds 10% of Toll Brothers, Inc.’s total stockholders’ equity, in each case as of the end of the most recent fiscal year.

“Subsidiary” means any person of which Toll Brothers, Inc., at the time of determination by Toll Brothers, Inc., directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the shares of Voting Stock.

“Voting Stock” means any class or classes of capital stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

Consolidation, Merger and Sale of Assets

Neither Toll Brothers Finance nor any of the Guarantors will consolidate with or merge with or into or sell, assign, transfer or lease all or substantially all of its assets to another person unless:

(1) such person is a corporation, in the case of Toll Brothers Finance or Toll Brothers, Inc., or any other legal entity in the case of any other Guarantor, organized under the laws of the United States of America or any state thereof;

(2) such person assumes by supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of Toll Brothers Finance or such Guarantor, as the case may be, relating to the Senior Notes or, the Guarantee, as the case may be, and the Indenture; and

(3) immediately after the transaction no Default or Event of Default exists; provided that this clause (3) will not restrict or be applicable to a consolidation, merger, sale, assignment, transfer or lease of a Guarantor with or into Toll Brothers Finance, Toll Brothers, Inc. or another Subsidiary that is, or concurrently with the completion of such consolidation, merger, sale, assignment, transfer, or lease becomes, a Guarantor.

Upon any such consolidation, merger, sale, assignment or transfer (including any merger, sale, assignment, transfer or consolidation described in the proviso at the end of the immediately preceding clause), the successor corporation or legal entity, as applicable, will be substituted for Toll Brothers Finance or such Guarantor, as applicable, under the Indenture. The successor may then exercise every power and right of Toll Brothers Finance or such Guarantor, as applicable, under the Indenture, and Toll Brothers Finance or such Guarantor, as applicable, will be released from all of its respective liabilities and obligations in respect of the Senior Notes or the Guarantee, as applicable, and the Indenture. If Toll Brothers Finance or any Guarantor leases all or substantially all of its assets, the lessee will be the successor to Toll Brothers Finance or such Guarantor, as applicable, and may exercise every power and right of Toll Brothers Finance or such Guarantor, as the case may be, under the Indenture, but Toll Brothers Finance or such Guarantor, as the case may be, will not be released from its respective obligations to pay the principal of and premium, if any, and interest, if any, on the Senior Notes.

Events of Default

Each of the following is an Event of Default with respect to the Senior Notes under the Indenture:

(1) the failure by Toll Brothers Finance or a Guarantor to pay interest on the Senior Notes when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

(2) the failure by Toll Brothers Finance or a Guarantor to pay the principal of the Senior Notes when the same becomes due and payable at maturity, upon acceleration or otherwise, or the failure to redeem any of the Senior Notes if and when required pursuant to any Special Mandatory Redemption;

(3) the failure by Toll Brothers Finance, Toll Brothers, Inc. or any Guarantor which is a Significant Subsidiary to comply with any of its agreements or covenants in, or provisions of, the Senior Notes, the Guarantees (as they relate to the Senior Notes) or the Indenture (as they relate to the Senior Notes), other than a failure specifically dealt with elsewhere in the Indenture, and such failure shall not have been remedied within 60 days after receipt of written notice of such failure by Toll Brothers Finance and Toll Brothers, Inc. from the Trustee or by Toll Brothers Finance, Toll Brothers, Inc. and the Trustee from the holders of at least 25% in aggregate principal amount of the then outstanding Senior Notes;

(4) any default under an instrument evidencing or securing any of Toll Brothers Finance’s Indebtedness or the Indebtedness of any Guarantor (other than Non-Recourse Indebtedness) aggregating $10,000,000 or more in aggregate principal amount, resulting in the acceleration of such Indebtedness, or due to the failure to pay such Indebtedness at maturity upon acceleration or otherwise;

(5) any Guarantee with respect to the Senior Notes by Toll Brothers, Inc. or a Guarantor that is a Significant Subsidiary shall for any reason cease to be, or be asserted in writing by Toll Brothers, Inc.

or such Guarantor or Toll Brothers Finance, as applicable, not to be, in full force and effect and enforceable in accordance with its terms (other than by reason of the termination of the Indenture or the release or discharge of any such Guarantee in accordance with the terms of the Indenture); provided, however, that if Toll Brothers, Inc. or such Guarantor or Toll Brothers Finance, as applicable, asserts in writing that such Guarantee is not in full force and effect and enforceable in accordance with its terms, such assertion shall not constitute an Event of Default for purposes of this paragraph if (A) such written assertion is accompanied by an opinion of counsel of each of Toll Brothers Finance, Toll Brothers, Inc. and such Guarantor to the effect that, as a matter of law, the defect or defects rendering such Guarantee unenforceable can be remedied within 10 days of the date of such assertion, (B) each of Toll Brothers Finance and Toll Brothers, Inc. delivers an officers’ certificate to the effect that Toll Brothers, Inc., such Guarantor or Toll Brothers Finance, as applicable, represents that such defect or defects shall be so remedied within such 10-day period, and (C) such defect or defects are in fact so remedied within such 10-day period; and

(6) certain events of bankruptcy, insolvency or reorganization involving us, Toll Brothers, Inc. or any Significant Subsidiary.

We may cure any Event of Default that relates exclusively to a Guarantor other than Toll Brothers, Inc. to the extent such Guarantor is released from its Guarantee to the extent permitted by the provisions of the Indenture.

The Indenture provides that if an Event of Default (other than an Event of Default described in clause (6) above) shall have occurred and be continuing, either the Trustee by notice to Toll Brothers Finance and Toll Brothers, Inc., or the holders of at least 25% in aggregate principal amount of Senior Notes then outstanding by notice to Toll Brothers Finance, Toll Brothers, Inc. and the Trustee, may declare the principal amount of all the Senior Notes and interest, if any, accrued thereon to be due and payable immediately. If an Event of Default with respect to Toll Brothers Finance, Toll Brothers, Inc. or any Significant Subsidiary specified in clause (6) above occurs, all amounts due and payable on the Senior Notes will become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee, Toll Brothers Finance, Toll Brothers, Inc. or any holder. Holders of a majority in principal amount of the then outstanding Senior Notes may rescind an acceleration with respect to the Senior Notes and its consequence (except an acceleration due to nonpayment of principal or interest on the Senior Notes) if the rescission would not conflict with any judgment or decree and if all past Events of Default have been cured or waived.

No such rescission shall extend to or shall affect any subsequent Event of Default, or shall impair any right or power consequent thereon.

The Trustee, subject to the duty of the Trustee during default to act with the required standard of care, will be entitled to be indemnified by the holders of the Senior Notes before proceeding to exercise any right or power under the Indenture at the request of the holders of the Senior Notes. The Indenture also provides that the holders of a majority in principal amount of the outstanding Senior Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

No holder of Senior Notes will have any right to institute any proceeding with respect to the Indenture or pursue any remedy thereunder, unless: (1) the holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Senior Notes, (2) the holders of at least 25% in aggregate principal amount of the outstanding Senior Notes shall have made written request, and offered indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee to pursue the remedy, (3) the Trustee shall have failed to comply with the request for 60 days after its receipt of such notice and offer of indemnity and (4) no written request inconsistent with such written request has been given to the Trustee during the 60-day period by the holders of a majority in aggregate principal amount of the outstanding Senior Notes under the Indenture. However, any right of a holder of Senior Notes to receive payment of the principal of and any interest on the Senior Notes on or after the dates expressed in the Senior Notes or to bring suit for the enforcement of any such payment on or after such dates shall be absolute and unconditional and shall not be impaired or affected without the consent of such holder.

The Indenture contains a covenant that Toll Brothers Finance and Toll Brothers, Inc. each will file with the Trustee within 120 days after the end of their respective fiscal years, a certificate as to the absence of any Default or specifying any Default that exists.

Modification and Waiver

Toll Brothers Finance and the Trustee, with the written consent of the holders of at least a majority of the principal amount of the outstanding Senior Notes affected by the amendment, may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the holders of the Senior Notes, except that no such supplemental indenture may, without the consent of the holder of each outstanding Senior Note affected by the supplemental indenture, among other things:

(1) change the final maturity of the Senior Notes, or reduce the rate or extend the time of payment of interest on the Senior Notes, or reduce the principal amount of the Senior Notes, or impair the right to institute suit for payment of the Senior Notes;

(2) reduce the percentage of Senior Notes, the consent of the holders of which is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults under the Indenture and their consequences provided in the Indenture or any other covenant or provision;

(3) modify any of the provisions regarding the modification of the Indenture, waivers of past Defaults or Events of Default in the payment of principal of, premium if any, or interest on any of the Senior Notes and waivers of certain covenants, except to increase any percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Senior Notes affected thereby;

(4) alter the provisions (including related definitions) with respect to redemption of Senior Notes or Toll Brothers Finance’s duty to offer to purchase or redeem such Senior Notes pursuant to the resolutions authorizing the Senior Notes or the Indenture;

(5) modify the ranking or priority of the Senior Notes or the related Guarantees in a manner adverse to the holders of Senior Notes; or

(6) make any Senior Note payable at a place or in money other than that stated in the Senior Note.

The holders of a majority in principal amount of the outstanding Senior Notes may, on behalf of the holders of all Senior Notes, waive any past Default under the Indenture relating to the Senior Notes without notice to any holder. However, without the consent of the holders of the Senior Notes affected, no amendment, supplement or waiver, including any waiver of past Defaults as permitted in the Indenture, will effect any of the actions contemplated by the immediately preceding clauses (1) through (6). Each series of debt securities issued under the Indenture (including the 2024 notes, 4.375% Senior Notes due 2023 and 5.875% Senior Notes due 2022) will vote as a separate class.

Neither our Board of Directors nor the Board of Directors of any Guarantor has the power to waive any of the covenants of the Indenture including those relating to consolidation, merger or sale of assets.

We and the Trustee may modify or amend provisions of the Indenture, the Guarantees or the Senior Notes without notice to or the consent of any holder for any of the following purposes:

(1) to evidence the succession of another person to Toll Brothers Finance or any Guarantor under the Indenture, the Guarantees or the Senior Notes, respectively;

(2) to add to our covenants or the covenants of any Guarantor for the benefit of the holders of the Senior Notes or to surrender any right or power conferred upon us or such Guarantor by the Indenture;

(3) to add Events of Default for the benefit of the holders of the Senior Notes;

(4) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no outstanding Senior Notes;

(5) to secure any Senior Notes or Guarantees under the Indenture;

(6) to establish the form or terms of the senior notes or Guarantees of any new series;

(7) to add Guarantors;

(8) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

(9) to close the Indenture to authentication and delivery of additional series of senior notes;

(10) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of the Senior Notes, provided that such action shall not adversely affect the rights of the holders of the Senior Notes;

(11) to remove a Guarantor with respect to any Senior Notes which, in accordance with the terms of the Indenture, ceases to be liable in respect of its Guarantee;

(12) to cure any ambiguity, omission, defect or inconsistency in the Indenture, provided that such action does not adversely affect the interests of holders of the Senior Notes;

(13) to provide that specific provisions of the Indenture will not apply to a series not previously issued under the Indenture;

(14) to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes; and

(15) to make any other change that does not adversely affect the interests of holders of the Senior Notes.

Defeasance Provisions

Defeasance and Discharge. The Indenture provides that we will be discharged from any and all obligations with respect to the outstanding Senior Notes (except for certain obligations to register the transfer or exchange of the Senior Notes, replace stolen, lost, destroyed or mutilated Senior Notes, maintain offices or agencies and hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money in U.S. Dollars, U.S. government obligations or a combination thereof which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and interest on, and any mandatory sinking fund payments with respect to, the outstanding Senior Notes on the stated maturity date of the payments in accordance with the terms of the Indenture and the Senior Notes. This type of discharge may only occur if we deliver to the Trustee an opinion of counsel to the effect that there has been a change in applicable federal income tax law or we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the holders of the Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of that discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the discharge had not occurred. In order to be discharged the deposit of cash in U.S. Dollars and/or U.S. government obligations will not result in a Default under the Indenture, or constitute a default under any material instrument to which Toll Brothers Finance, Toll Brothers, Inc. or any of the Subsidiaries is a party or by which they or any of their property are bound. In addition, this type of discharge may only occur so long as no Event of Default or event which, with notice or lapse of time, would become an Event of Default with respect to the Senior Notes has occurred and is continuing on the date cash in U.S. Dollars and/or U.S. government obligations are deposited in trust and other conditions specified in the Indenture are satisfied. The term “government obligations” means securities of the government which issued the currency in which the Senior Notes are denominated or in which interest is payable or of government agencies backed by the full faith and credit of that government.

Defeasance of Certain Covenants. The Indenture also provides that we may omit to comply with certain covenants described above under “Certain Covenants” and “Consolidation, Merger and Sale of Assets” with respect to the Senior Notes if we comply with the following conditions and the Senior Notes shall thereafter be deemed not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of the holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes under the Indenture. In order to exercise this option, we will be required to deposit with the Trustee money in U.S. Dollars, U.S. government obligations or a combination thereof which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on the outstanding Senior Notes on the stated maturity date of the payments in accordance with the terms of the Indenture and the Senior Notes. In order to be discharged, the deposit of cash and/or government obligations must not result in a Default under the Indenture, or constitute a default under any material instrument to which Toll Brothers Finance, Toll Brothers, Inc. or any of the Subsidiaries is a party or by which they or any of their property are bound. In addition, this type of discharge may only occur so long as no Event of Default or event which, with notice or lapse of time, would become an Event of Default with respect to the Senior Notes has occurred and is continuing on the date cash and/or government obligations are deposited in trust and other conditions specified in the Indenture are satisfied. We will also be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the Senior Notes to recognize income, gain or loss for federal income tax purposes and that those holders will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and covenant defeasance had not occurred, and to satisfy other conditions specified in the Indenture.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to the Senior Notes and the Senior Notes are declared due and payable because of the occurrence of any Event of Default, the amount of money and government obligations on deposit with the Trustee will be sufficient to pay amounts due on the senior notes of that series at the time of their stated maturity dates but may not be sufficient to pay amounts due on the Senior Notes at the time of the acceleration resulting from such Event of Default. However, we will remain liable for such payments.

Governing Law

The Indenture, the Senior Notes and the Guarantees will be governed by the laws of the State of New York.

Regarding the Trustee

The Bank of New York Mellon is the trustee under the Indenture pursuant to which the Senior Notes will be issued and pursuant to which Toll Brothers Finance’s 4.375% Senior Notes due 2023 and 5.875% Senior Notes due 2022 were issued. The Bank of New York Mellon is also trustee under the indenture pursuant to which Toll Brothers Finance’s 8.910% Senior Notes due 2017 and 6.750% Senior Notes due 2019 were issued, the indenture pursuant to which Toll Brothers Finance’s 0.5% Exchangeable Senior Notes due 2032 were issued and, as successor to J.P. Morgan Trust Company, National Association, the successor to Bank One Trust Company, N.A., trustee under the indentures pursuant to which Toll Brothers Finance’s 4.95% Senior Notes due 2014 and 5.15% Senior Notes due 2015 were issued.

Global Notes and Book-Entry System

The Senior Notes will be issued in the form of one or more registered notes in global form, without interest coupons. Such global notes will be deposited on the issue date with DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee under the Indenture pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee. Beneficial interests in the global notes may not be exchanged for certificated notes except in the circumstances described below. All interests in global notes may be subject to the procedures and requirements of DTC.

Exchanges of beneficial interests in one global security for interests in another global security will be subject to the applicable rules and procedures of DTC and its direct and indirect participants. Any beneficial interest in one of the global notes that is transferred to a person who takes delivery in the form of an interest in another global security will, upon transfer, cease to be an interest in that global security and become an interest in the global security to which the beneficial interest is transferred and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in the global security to which the beneficial interest is transferred for as long as it remains an interest in that global security.

The descriptions of the operations and procedures of DTC set forth below are based on materials made available by DTC. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities for persons who have accounts with DTC (“participants”) and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, which eliminates the need for physical movement of certificates. Participants include both U.S. and non- U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a participant (“indirect participants”). Investors who are not participants may beneficially own Senior Notes held by or on behalf of DTC only through participants or indirect participants. The rules applicable to DTC and its participants are on file with the Commission.

Upon the issuance of the global note, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of the persons who have accounts with DTC. Such accounts initially will be designated by or on behalf of the initial purchasers. Ownership of beneficial interests in the global note will be limited to participants or persons who hold interests through participants. Ownership of beneficial interests in the global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).

So long as DTC or its nominee is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Senior Notes represented by a global note for all purposes under the Indenture and the Senior Notes. Except as set forth herein, owners of beneficial interests in a global note will not be entitled to have Senior Notes represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of Senior Notes in definitive certificated form, and will not be considered holders of the Senior Notes for any purposes under the Indenture.

Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person directly or indirectly owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, if we request any action of holders or any owner of a beneficial interest in a global note desires to give any notice or take any action that a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give such notice or take such action, and such participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Payments of the principal of, premium, if any, and interest on a global note will be made to DTC or its nominee, as the case may be, as the registered owner. Neither we, the Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest in respect of a global note will credit participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such global note, as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for such payments.

The Indenture provides that, if the Depository notifies us that it is unwilling or unable to continue as depository for the global notes or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depository within 90 days, or if there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the Senior Notes, then we will issue certificated notes in exchange for the global note. In addition, we may at any time and in our sole discretion determine not to have the Senior Notes represented by a global note and, in such event, will issue certificated notes in exchange for the global note. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of certificated notes equal in principal amount to its beneficial interest and to have the certificated notes registered in its name. We expect that instructions for registering the certificated notes would be based upon directions received from the Depository with respect to ownership of the beneficial interests in a global note.

Although DTC has agreed to the procedures described above in order to facilitate transfers of interests in a global note among participants of DTC, it is under no obligation to perform such procedures and such procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This summary deals only with notes held as capital assets by persons or entities that purchase the notes for cash pursuant to this offering at their initial offering price.

As used herein, a “U.S. holder” means a beneficial owner of the notes that is, for U.S. federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations (“Treasury Regulations”) to be treated as a United States person.

The term “non-U.S. holder” means a beneficial owner of the notes (other than a partnership or any other entity classified as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

If a partnership or any other entity classified as a partnership for U.S. federal income tax purposes holds our notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in the notes, you should consult your tax advisor.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those summarized below. We have not and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the notes that are different from those discussed below. This summary does not address all aspects of U.S. federal income taxes and does not deal with foreign, state, local, estate, Medicare contribution or other tax consequences that may be relevant to you in light of your personal circumstances. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a financial institution, insurance company, broker-dealer, U.S. expatriate, “controlled foreign corporation”, “passive foreign investment company”, person who will hold the notes as part of a straddle, hedge, conversion, constructive sale or other integrated transaction, or a partnership or other pass-through entity for U.S. federal income tax purposes).

The notes will be subject to a special mandatory redemption in certain circumstances. See “Description of the 2018 Notes—Special Mandatory Redemption” and “Description of the 2024 Notes—Special Mandatory Redemption.” Our obligation upon a special mandatory redemption may implicate the provisions of the Treasury Regulations relating to “contingent payment debt instruments.” We intend to take the position that the notes should not be treated as contingent payment debt instruments. However, we can give you no assurance that our position would be sustained if challenged by the IRS. A successful challenge of this position by the IRS could affect the timing and character of your income. In particular, any gain from the sale or other disposition of a note would be treated as ordinary income, rather than capital gain. You are urged to consult your tax advisor regarding the possible application of the contingent payment debt instrument rules to the notes. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

If you are considering the purchase of the notes, you are urged to consult your own tax advisor concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of the notes, as well as the consequences to you arising under other U.S. federal tax laws or U.S. state or local tax laws or the laws of any other taxing jurisdiction.

Material Tax Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to U.S. holders of the notes:

Interest

Interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued, depending on your method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of Notes

Upon the sale, exchange, retirement, redemption or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, redemption or other taxable disposition (less any amount attributable to accrued and unpaid interest, which will be taxable as interest income as discussed above) and the adjusted tax basis of the note. Your adjusted tax basis in a note will, in general, be equal to your cost for that note. Any gain or loss will be capital gain or loss. Capital gains of non-corporate holders derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Material Tax Consequences to Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to non-U.S. holders of the notes:

Interest

Interest that we pay to you that is not effectively connected with your conduct of a U.S. trade or business will generally not be subject to U.S. federal income tax or withholding of U.S. federal income tax provided that:

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank receiving certain types of interest; and

•	either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person (as defined in the Code) or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable Treasury Regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% U.S. federal withholding tax, unless you provide us with a properly executed:

•	IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•	IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

If the interest is effectively connected with your conduct of a U.S. trade or business, then, unless an applicable income tax treaty provides otherwise, the interest will be subject to U.S. federal net income tax that is applied at graduated rates. In addition, if you are a corporation for U.S. federal income tax purposes, then, unless an applicable income tax treaty provides otherwise, that interest may be subject to an additional branch profits tax at a 30% rate.

Gain on Disposition

Any gain realized on the sale or other taxable disposition of the notes generally will be subject to U.S. federal income tax only in the following circumstances:

Individual non-U.S. holder Present for 183 Days or More. If you are present in the United States for 183 days or more in the taxable year in which the disposition occurs and certain other conditions are met then, unless an applicable income tax treaty provides otherwise, the gain (net of certain U.S. source losses) will be subject to U.S. federal net income tax at a 30% rate.

Effectively Connected Income. If the gain is effectively connected with your conduct of a U.S. trade or business, then, unless an applicable income tax treaty provides otherwise, the gain will be subject to U.S. federal net income tax that is applied at graduated rates. In addition, if you are a corporation for U.S. federal income tax purposes, then, unless an applicable income tax treaty provides otherwise, that gain may be subject to an additional branch profits tax at a 30% rate.

Information Reporting and Backup Withholding

U.S. Holders

In general, information reporting requirements will apply to payments of stated interest on the notes and the proceeds of the sale or other taxable disposition (including a retirement or redemption) of a note paid to you (unless you are an exempt recipient such as a corporation). Backup withholding may apply to any payments described in the preceding sentence if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability; provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, we must report annually to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments, regardless of whether withholding was required. Copies of the information returns reporting such interest and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

You will be subject to backup withholding with respect to payments on the notes that we make to you unless you certify under penalty of perjury that you are a non-U.S. holder (and we do not have actual knowledge or reason to know that you are a United States person (as defined in the Code)), or you otherwise establish an exemption.

Information reporting and, depending on the circumstances, backup withholding, will apply to the proceeds from a sale or other taxable disposition of the notes within the United States or conducted through certain U.S.-related financial intermediaries, unless you certify under penalty of perjury that you are a non-U.S. holder (and we do not have actual knowledge or reason to know that you are a United States person (as defined in the Code)), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability; provided that the required information is timely furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which we, an underwriter or a subsidiary guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

UNDERWRITING

Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBS Securities Inc. and SunTrust Robinson Humphrey, Inc. are acting as joint active book-running managers of the offering. Subject to the terms and conditions contained in an underwriting agreement among Toll Brothers Finance, Toll Brothers, Inc. and the underwriters, Toll Brothers Finance has agreed to sell to the underwriters, and each underwriter has agreed to purchase, the principal amount of notes set forth opposite the underwriters’ names below.

Underwriter	Principal Amount of 2018 Notes	Principal Amount of 2024 Notes
Citigroup Global Markets Inc.	$63,000,000	$45,000,000
Deutsche Bank Securities Inc.	63,000,000	45,000,000
RBS Securities Inc.	63,000,000	45,000,000
SunTrust Robinson Humphrey, Inc.	52,500,000	37,500,000
PNC Capital Markets LLC	35,000,000	25,000,000
Capital One Securities, Inc.	14,000,000	10,000,000
U.S. Bancorp Investments, Inc.	14,000,000	10,000,000
Wells Fargo Securities, LLC	14,000,000	10,000,000
Comerica Securities, Inc.	7,000,000	5,000,000
Fifth Third Securities, Inc.	7,000,000	5,000,000
Regions Securities LLC	7,000,000	5,000,000
SMBC Nikko Securities America, Inc.	7,000,000	5,000,000
TD Securities (USA) LLC	3,500,000	2,500,000

Total	$350,000,000	$250,000,000

Under the underwriting agreement, the obligations of the underwriters to purchase the notes in this offering are subject to specified conditions. The underwriters must purchase all of the notes if they purchase any of them.

Notes sold by the underwriters to the public will initially be offered at the applicable initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the applicable initial public offering price of up to 0.350% of the principal amount of notes with respect to the 2018 notes, and up to 0.400% of the principal amount of notes with respect to the 2024 notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the applicable initial public offering price of up to 0.200% of the principal amount of notes with respect to the 2018 notes, and up to 0.250% of the principal amount of notes with respect to the 2024 notes. If all the notes are not sold at the applicable initial offering prices, the underwriters may change the offering price and the other selling terms.

We have agreed that, for a period of ten (10) business days from the date of this prospectus supplement, we will not, without the prior written consent of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBS Securities Inc. and SunTrust Robinson Humphrey, Inc., offer, sell, or contract to sell, pledge or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by us (other than the notes). Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBS Securities Inc. and SunTrust Robinson Humphrey, Inc. in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Us
Per 2018 note	0.600%
Per 2024 note	0.650%

Additionally, we estimate that our total expenses for the offering, excluding the underwriting discounts, will be approximately $958,000.

We have agreed to indemnify each underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make resulting from those liabilities.

There is currently no established trading market for the notes. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

We expect that the delivery of the notes will be made to investors on or about November 21, 2013, which will be the seventh business day following the date of this prospectus supplement (such settlement being referred to as “T+7” ). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next three succeeding business days will be required, by virtue of the fact that the notes will initially settle in T+ 7, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing or the next succeeding business days should consult their advisors.

In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

•	Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the market price of the notes. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time without notice.

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have provided from time to time, and may provide in the future, commercial banking and investment advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and expenses. Affiliates of certain of the underwriters are agents and lenders under First Huntingdon Finance Corp.’s revolving credit facility. In addition, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and RBS Securities Inc. are the joint lead arrangers and joint bookrunners under our subsidiary First Huntingdon Finance Corp.’s revolving credit facility. An affiliate of SunTrust Robinson Humphrey, Inc. is a documentation agent, an affiliate of RBS Securities Inc. and an affiliate of Deutsche Bank Securities Inc. are the syndication agents, and an affiliate of Citigroup Global Markets Inc. is the administrative agent under First Huntingdon Finance Corp.’s revolving credit facility. Affiliates of certain of the underwriters have provided a definitive commitment to provide First Huntingdon Finance Corp. a $500 million, 364-day senior unsecured revolving credit facility and as such certain of these affiliates will be entitled to fees in connection therewith. The availability of borrowings under and the closing of this 364-day credit facility are subject to customary conditions. Citigroup Global Markets Inc. is also acting as financial advisor to Toll Brothers, Inc. in connection with the Acquisition. Certain of the underwriters served as an underwriter in connection with our recently priced equity offering.

LEGAL MATTERS

Certain legal matters related to the notes being offered hereby are being passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K/A for the year ended October 31, 2012, and the effectiveness of our internal control over financial reporting as of October 31, 2012, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

TOLL BROTHERS, INC.

Common Stock

Preferred Stock

Warrants

Guarantees of Debt Securities

TOLL CORP.

FIRST HUNTINGDON FINANCE CORP.

TOLL BROTHERS FINANCE CORP.

TOLL FINANCE CORP.

Debt Securities

Toll Brothers, Inc. may offer and sell any combination of the following securities from time to time:

•	common stock;

•	preferred stock;

•	warrants to purchase common stock or preferred stock issued by Toll Brothers, Inc. or debt securities issued by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp.; and

•	guarantees of debt securities issued by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp.

Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. and Toll Finance Corp. may offer debt securities from time to time. If indicated in the relevant prospectus supplement, the debt securities issued by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. may, in addition to the guarantee of Toll Brothers, Inc., be fully and unconditionally guaranteed by a number of our directly or indirectly wholly-owned subsidiaries. Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. and Toll Finance Corp. are indirect, wholly-owned subsidiaries of Toll Brothers, Inc.

We may offer these securities from time to time, in amounts, on terms and at prices that will be determined at the time of offering. We will provide specific terms of these securities, including their offering prices, in prospectus supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Toll Brothers, Inc. common stock is listed on the New York Stock Exchange under the Symbol “TOL.”

We may offer these securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 40 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

You should consider carefully the discussion of risk factors incorporated by reference from our most recent annual report on Form 10-K and our subsequently filed quarterly reports on Form 10-Q that update our risk factors disclosure discussed under the caption “Risk Factors” on page 7 of this prospectus before purchasing any securities offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 23, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration or continuous offering process. Under this process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities that are registered under this process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a description of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the prospectus supplement, including the information we have incorporated by reference, together with the additional information described under the heading “Where You Can Find More Information” before you invest.

We are only responsible for the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement or included elsewhere in the registration statement of which this prospectus is a part. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

Any of the securities described in this prospectus may be convertible or exchangeable into other securities we describe in this prospectus or will describe in a prospectus supplement and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Toll Brothers,” “the Company,” “we,” “us,” “our” or similar references mean Toll Brothers, Inc. and its subsidiaries, including Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. and Toll Finance Corp., unless the context otherwise requires.

OUR COMPANY

Toll Brothers, Inc., a Delaware corporation formed in May 1986, began doing business through predecessor entities in 1967. We design, build, market and arrange financing for single-family detached and attached homes in luxury residential communities. We operate our own land development, architectural, engineering, mortgage, title, landscaping, security monitoring, lumber distribution, house component assembly, and manufacturing operations. We also develop, own and operate golf courses and country clubs associated with several of our master planned communities. We cater to move-up, empty-nester, active-adult, age-qualified and second-home buyers. At October 31, 2011 we operated in 19 states of the United States. In the five years ended October 31, 2011, we delivered 20,072 homes from 530 communities, including 2,611 homes from 247 communities in fiscal 2011. Included in the five-year deliveries are 424 units that were delivered from three communities where we used the percentage of completion accounting method to recognize revenues and cost of revenues. Currently, we do not use percentage of completion accounting.

We have investments in a number of joint ventures to develop land for the sole use of the venture participants, including ourselves, and to develop land for sale to the joint venture participants and to unrelated builders. We are a participant in joint ventures with unrelated parties to develop luxury condominium projects, including for-sale residential units and commercial space, and to develop a single master planned community. In addition, we formed Toll Brothers Realty Trust and Toll Brothers Realty Trust II to invest in commercial real estate opportunities. In fiscal 2010, we formed Gibraltar Capital and Asset Management to invest in distressed real estate opportunities which may be different than our traditional homebuilding operations.

Our traditional, single-family communities are generally located on land we have either acquired and developed or acquired fully approved and, in some cases, improved. We also operate through a number of joint ventures. As of October 31, 2011, we had operations in the following major suburban and urban residential markets:

•	Philadelphia, Pennsylvania metropolitan area

•	Lehigh Valley area of Pennsylvania

•	Central and northern New Jersey

•	Virginia and Maryland suburbs of Washington, D.C.

•	Baltimore, Maryland metropolitan area

•	Eastern Shore of Maryland and Delaware

•	Richmond, Virginia metropolitan area

•	Boston, Massachusetts metropolitan area

•	Fairfield, Hartford, New Haven and New London Counties, Connecticut

•	Westchester, Dutchess, Ulster and Saratoga Counties, New York

•	Boroughs of Manhattan and Brooklyn in New York City

•	Los Angeles, California metropolitan area

•	San Francisco Bay, Sacramento and San Jose areas of northern California

•	San Diego and Palm Springs, California areas

•	Phoenix, Arizona metropolitan area

•	Raleigh and Charlotte, North Carolina metropolitan areas

•	Dallas, San Antonio and Houston, Texas metropolitan areas

•	Southeast and southwest coasts and the Jacksonville and Orlando areas of Florida

•	Las Vegas and Reno, Nevada metropolitan areas

•	Detroit, Michigan metropolitan area

•	Chicago, Illinois metropolitan area

•	Denver, Colorado metropolitan area

•	Minneapolis/St. Paul, Minnesota metropolitan area, and

•	Hilton Head area of South Carolina.

We entered the Seattle Washington market in November 2011 through the acquisition of CamWest Development LLC (“CamWest”). CamWest develops a variety of home types, including luxury single-family homes, condominiums, and townhomes throughout the Seattle, Washington metropolitan area, primarily in King and Snohomish Counties.

We continue to explore additional geographic areas and markets for expansion, as appropriate.

Our executive offices are located at 250 Gibraltar Road, Horsham, Pennsylvania 19044. Our telephone number is (215) 938-8000.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933 (the “Securities Act”). This prospectus does not contain all of the information set forth in the registration statement. For further information about us, you should refer to the registration statement. The information included or incorporated by reference in this prospectus summarizes material provisions of contracts and other documents to which we refer you. Since the information included or incorporated by reference in this prospectus may not contain all of the information that you may find important, you should review the full text of the documents to which we refer you. We have filed these documents as exhibits to our registration statement.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with those requirements, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any document we file with the SEC at the SEC’s public reference room at the following location:

100 F Street, N.E.

Washington, D.C. 20549

You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC’s Internet website at http://www.sec.gov. We also make available free of charge on our website, at http://www.tollbrothers.com, all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. In addition, our common stock is listed on the New York Stock Exchange (“NYSE”) and similar information concerning us can be inspected and copied at the NYSE, 11 Wall Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we are permitted to disclose important information to you by referring you to other documents we have filed with the SEC. We incorporate by reference in two ways. First, we list certain documents that we have filed with the SEC. The information in these documents is considered part of this prospectus. Second, we expect to file additional documents with the SEC in the future that will, when filed, update the current information included in or incorporated by reference in this prospectus. You should consider any statement contained in this prospectus or in a document which is incorporated by reference into this prospectus to be modified or superseded to the extent that the statement is modified or superseded by another statement contained in a later dated document that constitutes a part of this prospectus or is incorporated by reference into this prospectus. You should consider any statement which is so modified or superseded to be a part of this prospectus only as so modified or superseded.

We incorporate by reference in this prospectus all the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (excluding, in each case, any portion of such documents that may have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Annual Report on Form 10-K of Toll Brothers, Inc. filed with the SEC for the fiscal year ended October 31, 2010;

•	Quarterly Reports on Form 10-Q of Toll Brothers, Inc. filed with the SEC for the quarters ended January 31, 2011, April 30, 2011 and July 31, 2011;

•	Current Reports on Form 8-K and Form 8-K/A of Toll Brothers, Inc. filed with the SEC on March 18, 2011, June 15, 2011, June 16, 2011 and November 15, 2011;

•	The description of the common stock of Toll Brothers, Inc. contained in its registration statement filed with the SEC on a Form 8-A dated June 19, 1986 registering the common stock under Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed to update the description; and

•	The description of preferred stock purchase rights contained in the registration statement of Toll Brothers, Inc. filed with the SEC on June 18, 2007 on Form 8-K, and any amendment or report filed to update the description.

We will deliver, without charge, to anyone receiving this prospectus, upon written or oral request, a copy of any document incorporated by reference in this prospectus but not delivered with this prospectus, but the exhibits to those documents will not be delivered unless they have been specifically incorporated by reference. Requests for these documents should be made to: Director of Investor Relations, Toll Brothers, Inc., 250 Gibraltar Road, Horsham PA 19044 (215) 938-8000. We will also make available to the holders of the securities offered by this prospectus annual reports which will include audited financial statements of Toll Brothers, Inc. and its consolidated subsidiaries, including Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. and Toll Finance Corp. We do not expect that Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. will be required to make filings with the Commission under Section 15(d) of the Exchange Act.

RISK FACTORS

Our business is subject to certain uncertainties and risks. You should consider carefully and evaluate all of the information contained or incorporated by reference in this prospectus or a supplement to this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K and the subsequently filed quarterly reports on Form 10-Q that update those risk factors before purchasing any securities offered in connection with this prospectus. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents incorporated by reference into this prospectus contain or may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify these statements by the fact that they do not relate to matters of strictly historical or factual nature and generally discuss or relate to estimates or other expectations regarding future events. They contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Such statements may include, but are not limited to, information related to: anticipated operating results; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues; selling, general and administrative expenses; interest expense; inventory write-downs; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; the ability to acquire land and pursue real estate opportunities; the ability to gain approvals and to open new communities; the ability to sell homes and properties; the ability to deliver homes from backlog; the ability to secure materials and subcontractors; the ability to produce the liquidity and capital necessary to expand and take advantage of opportunities; and legal proceedings and claims.

Any or all of the forward-looking statements included in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference into this prospectus are not guarantees of future performance and may turn out to be inaccurate. Consequently, actual results may differ materially from those that might be anticipated from our forward looking statements. Therefore, we caution you not to place undue reliance on our forward-looking statements. The factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among others: local, regional, national, and international economic conditions; demand for homes; changes in consumer confidence; changes in interest rates; unemployment rates; changes in sales conditions, including home prices, in the markets where we build homes; the competitive environment in which we operate; the availability and cost of land for future growth; conditions that could result in inventory write-downs or write-downs associated with investments in unconsolidated entities; the ability to recover our deferred tax assets; the availability of capital; uncertainties in the capital and securities markets; liquidity in the credit markets; changes in tax laws and their interpretation; effects of governmental legislation and regulation; the outcome of various legal proceedings; the availability of adequate insurance at reasonable cost; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals and the applicability and sufficiency of our insurance coverage; the ability of customers to obtain financing for the purchase of homes; the ability of customers to sell their existing homes; the ability of the participants in various joint ventures to honor their commitments; the availability and cost of labor and building and construction materials; the cost of raw materials; construction delays; domestic and international political events; and weather conditions. This statement is provided as permitted by the Private Securities Litigation Reform Act of 1995.

Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent reports on Forms 10-K, 10-Q and 8-K should be consulted.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include the acquisition of residential development properties, the repayment of our outstanding indebtedness, working capital, or for any other purposes as may be described in the accompanying prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods indicated:

	Twelve months ended October 31,					Nine months ended July 31,
	2006	2007	2008	2009	2010	2010	2011
Ratio of earnings to fixed charges	8.55	1.26	(a)	(a)	(a)	(a)	(a)

(a)	For the twelve-month periods ended October 31, 2010, 2009, 2008, and the nine-month periods ended July 31, 2011 and 2010, our earnings were not sufficient to cover fixed charges by approximately $125.2 million, $517.8 million, $493.8 million, $72.8 million and $119.7 million, respectively.

There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratio earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges.

DESCRIPTION OF CAPITAL STOCK

As of October 31, 2011, our authorized capital stock consisted of 400,000,000 shares of common stock, $.01 par value per share, and 15,000,000 shares of preferred stock, $.01 par value per share.

Common Stock

Subject to the rights and preferences of any holders of our preferred stock, of which there were none as of October 31, 2011, the holders of our common stock are entitled to one vote per share on all matters that require a vote of the common stockholders. In addition, the holders of our common stock are entitled to receive such dividends as legally may be declared by the Board of Directors and to receive pro rata our net assets upon liquidation. There are no cumulative voting, preemptive, conversion or redemption rights applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable.

On March 17, 2010, the Board of Directors of the Company adopted a Certificate of Amendment to the Second Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”). The Certificate of Amendment includes an amendment approved by the Company’s stockholders at the 2010 Annual Meeting which restricts certain transfers of the Company’s common stock in order to preserve the tax treatment of the Company’s net operating and unrealized tax losses. The Certificate of Amendment’s transfer restrictions generally restrict any direct or indirect transfer of the Company’s common stock if the effect would be to increase the direct or indirect ownership of any Person (as defined in the Certificate of Amendment) from less than 4.95% to 4.95% or more of the Company’s common stock, or increase the ownership percentage of a Person owning or deemed to own 4.95% or more of the Company’s common stock. Any direct or indirect transfer attempted in violation of this restriction would be void as of the date of the prohibited transfer as to the purported transferee.

Except as otherwise specifically provided by law or as set forth in “Anti-Takeover Effects of our Certificate of Incorporation, our Bylaws, our Rights Plan and Delaware Law—Classified Board of Directors and Restrictions On Removal” below, all matters coming before a meeting of stockholders other than election of Directors are determined by a majority of the votes cast affirmatively or negatively. Directors are elected by a plurality of the votes cast.

On June 13, 2007, the Board of Directors adopted a Rights Agreement which established a Stockholder Rights Plan. This Stockholder Rights Plan provides for one right to attach to each share of our common stock. Upon the occurrence of certain events, each right entitles the registered holder to purchase from us a unit consisting of one ten-thousandth of a share of Series A Junior Participating Preferred Stock at a purchase price of $100 per unit. Initially the rights attach to all common stock certificates and no separate rights certificates will be distributed. The rights will separate from the common stock and a distribution date will occur upon the earlier of:

•	10 days following a public announcement that a person or group of affiliated persons has acquired beneficial ownership of 15% or more of the outstanding shares of our common stock (the “Stock Acquisition Date”); or

•	10 business days following the commencement of a tender offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of our common stock.

The rights are not exercisable until the distribution date and will expire at the close of business on July 11, 2017. In the event any non-exempt person or group acquires 15% or more of the then outstanding shares of our common stock, unless the acquisition is made pursuant to a tender offer for all outstanding shares at a price determined by a majority of the members of the Board of Directors, excluding any members of the Board of Directors who are also officers of the Company, to be fair and otherwise in our best interests and the best interests of our stockholders, each holder of a right will have the right to receive, upon exercise, common stock having a value equal to two times the exercise price of the right; except that the rights held by a non-exempt person or group become null and void upon that person or group acquiring 15% or more of the then outstanding shares of our common stock. At any time until 10 days following the Stock Acquisition Date, we may redeem the rights at a price of $.001 per right. The Rights Agreement establishing the Stockholder Rights Plan was filed with the SEC on June 18, 2007 as an exhibit to a Current Report on Form 8-K. For additional information, holders of the common stock of Toll Brothers, Inc. should read the Rights Agreement, which is incorporated by reference in this prospectus.

Our common stock is traded on the NYSE under the symbol “TOL.”

The registrar and transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock

General. We may issue, from time to time, shares of one or more series of preferred stock. Summarized below are the general terms and provisions that will apply to any preferred stock that may be offered, except as otherwise described by the prospectus supplement. When we offer to sell a particular series of preferred stock, a prospectus supplement will update our description of our preferred stock, as applicable, to reflect the issuance of any then issued and outstanding series and describe the specific terms of the series of preferred stock being offered. If any of the general terms and provisions described in this prospectus apply to the particular series of preferred stock, the prospectus supplement will so indicate and will describe any alternative provisions that are applicable. Each series of preferred stock will be issued under a certificate of designations relating to that series, and will also be subject to our Second Restated Certificate of Incorporation, as may be amended from time to time (“Certificate of Incorporation”).

The following summary of various provisions of the preferred stock is not complete. You should read our Certificate of Incorporation and each certificate of designations relating to a specific series of preferred stock for additional information. Each certificate of designations relating to a specific series of preferred stock will be filed as an amendment to the registration statement or as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part at the time of issuance of the particular series of preferred stock.

The Board of Directors is authorized to issue shares of preferred stock, in one or more series, and to fix for each series voting powers and the preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions, that are permitted by the Delaware General Corporation Law. The Board of Directors is authorized to determine the following terms for each series of preferred stock, which will be described in the prospectus supplement:

•	the number of shares and their designation and title;

•	the dividend rate or the method of calculating the dividend rate ,if applicable;

•	the priority as to payment of dividends;

•	the dividend periods or the method of calculating the dividend periods, if applicable;

•	the voting rights, if any;

•	the liquidation preference and the priority as to payment to the liquidation preference upon our liquidation or winding-up;

•	whether and on what terms the shares will be subject to redemption or repurchase at our option;

•	whether and on what terms the shares will be convertible into or exchangeable for other debtor equity securities;

•	whether the shares will be listed on a securities exchange; and

•	the other rights and privileges and any qualifications, limitations or restrictions relating to the shares.

Dividends. Holders of a series of preferred stock will be entitled to the dividend rights, if any, described in the prospectus supplement relating to the offering of that series. The prospectus supplement will identify, as applicable, the dividend rates and the record and payment dates, as well as any other terms of any dividend rights applicable to the series.

Unless otherwise described in the prospectus supplement, each series of preferred stock to which dividend rights apply will rank junior with respect to dividends to any series of preferred stock that may be issued in the future that is expressly senior with respect to dividends to the earlier series of the preferred stock. If at any time we fail to pay accrued dividends on any senior series of preferred stock at the time dividends are payable on a junior series of preferred stock, we may not pay any dividend on the junior series of preferred stock or redeem or otherwise repurchase shares of the junior series of preferred stock until the accumulated but unpaid dividends on the senior series have been paid or set aside for payment in full by us.

Convertibility. No series of preferred stock will be convertible or exchangeable for other securities or property, except, in the case of any series, to the extent conversion or exchange rights of that series are otherwise stated in the prospectus supplement.

Redemption and Sinking Fund. We will not have the right or obligation to redeem or pay into a sinking fund for the benefit of any series of preferred stock, except, in the case of any series, to the extent such rights or obligations are otherwise stated in the prospectus supplement.

Liquidation Rights. Unless otherwise stated in the prospectus supplement, in the event of our liquidation, dissolution or winding-up, holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement for that particular series of preferred stock plus any accrued and unpaid dividends. We will pay these amounts to the holders of each series of the preferred stock and all amounts owing on any preferred stock ranking equally with that series of preferred stock as to distributions. These payments will be made out of our assets available for distribution to stockholders before any distribution is made to holders of common stock or any other shares of our preferred stock ranking junior to the series of preferred stock as to rights upon liquidation, dissolution or winding-up.

In the event that there are insufficient funds to pay in full the amounts payable to all equally-ranked classes of our preferred stock, we will allocate the remaining assets equally among all series of equally-ranked preferred stock in proportion to the full respective preferential amounts to which they are entitled. Unless otherwise specified in the prospectus supplement for a series of preferred stock, after we pay the full amount of the liquidation distribution to which they are entitled, the holders of shares of a series of preferred stock will not be entitled to participate in any further distribution of our assets. Our consideration or merger with another corporation or sale of securities will not be considered a liquidation, dissolution or winding-up for these purposes.

Voting Rights. Holders of a series of preferred stock will not have any voting rights other than any such rights that are described in the prospectus supplement relating to the offering of that series and any such rights as are otherwise from time to time required by law.

Miscellaneous. When the preferred stock is issued, it will be fully paid and non-assessable. Holders of preferred stock will have no preemptive rights. If we redeem or otherwise reacquire any shares of preferred stock, we will restore the shares to the status of authorized and unissued shares of preferred stock. These shares will not be a part of any particular series of preferred stock and we may reissue the shares. There are no restrictions on repurchase or redemption of the preferred stock on account of any arrearage on sinking fund installments, except as may be described in the prospectus supplement. Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures or other agreements entered into by us. The prospectus supplement will describe any material contractual restrictions on dividend payments. The prospectus supplement will also describe any material United States federal income tax considerations applicable to the preferred stock.

No Other Rights. The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except for those described above or in the prospectus supplement, our Certificate of Incorporation or the applicable certificate of designations, or as otherwise required by law.

Transfer Agent and Registrar. The prospectus supplement for each series of preferred stock will identify the transfer agent and registrar.

Anti-Takeover Effects of our Certificate of Incorporation, our Bylaws, our Rights Plan and Delaware Law

Blank Check Preferred Stock. Our Certificate of Incorporation provides for 15,000,000 authorized shares of preferred stock. See “Description of Capital Stock.” The existence of authorized but unissued shares of preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal is not in the best interests of the Company, the Board of Directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group. In this regard, the Certificate of Incorporation grants our Board of Directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock and may make it more difficult to change the composition of our Board of Directors and may discourage or make difficult any attempt by a person or group to obtain control of us.

Classified Board of Directors and Restrictions On Removal. Prior to March 17, 2011, under our Certificate of Incorporation, the Board of Directors were divided into three classes of directors serving staggered terms of three years each. Each class was to be as nearly equal in number as possible, with one class being elected each year. On March 17, 2011, our Certificate of Incorporation was amended to provide for the annual election of directors commencing with the election of the class of directors whose current term is set to expire at the 2012 Annual Meeting of Stockholders, continuing with the election of the class of directors whose current term is set to expire at the 2013 Annual Meeting of Stockholders, and culminating with the election of the entire Board of Directors for the first time at the 2014 Annual Meeting of Stockholders.

Our Certificate of Incorporation also provides that:

•	directors may be removed from office only for cause and only with the affirmative vote of 66 2/3% of the voting power of the voting stock;

•	any vacancy on the Board of Directors or any newly created directorship will be filled by the remaining directors then in office, though they may constitute less than a quorum; and

•	advance notice of stockholder nominations for the elections of directors must be given in the manner provided by our bylaws.

The required 66 2/3% stockholder vote necessary to alter, amend or repeal these provisions of our Certificate of Incorporation and all other provisions of our bylaws adopted by the Board of Directors, or to adopt any provisions relating to the classification of the Board of Directors and the other matters described above may make it more difficult to change the composition of our Board of Directors and may discourage or make difficult any attempt by a person or group to obtain control of us.

Provisions of Rights Plan. As discussed under “Description of Capital Stock—Common Stock,” we have adopted a Rights Agreement that provides stockholders with rights to purchase shares of our Series A Junior Participating Preferred Stock under certain circumstances involving a potential change in control. The rights have certain anti-takeover effects, and will cause substantial dilution to a person or group that attempts to acquire the Company in certain circumstances. Accordingly, the existence of the rights may deter certain acquirors from making takeover proposals or tender offers. The rights, however, are not intended to prevent a takeover, but rather are designed to enhance the ability of the Board of Directors to negotiate with a potential acquiror on behalf of all of the stockholders.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless (a) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer or (c) at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2 / 3 % of the outstanding voting stock that is not owned by the interested stockholder. The application of Section 203 of the Delaware General Corporation Law may discourage or make difficult any attempt by a person or group to obtain control of us.

Section 203 of the Delaware General Corporation Law defines the term “business combination” to include: (a) any merger or consolidation involving the corporation or any of its direct or indirect majority-owned subsidiaries and the interested stockholder or another entity if the merger or consolidation is caused by the interested stockholder; (b) any sale, lease, exchange, mortgage, pledge or transfer of 10% or more of either the aggregate market value of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation or any of its direct or indirect majority-owned subsidiaries involving the interested stockholder; (c) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any of its direct or indirect majority-owned subsidiaries of any stock of the corporation or that subsidiary to the interested stockholder; (d) subject to certain exceptions, any transaction involving the corporation or any of its direct or indirect majority-owned subsidiaries that has the effect of increasing the proportionate share of the stock of any class or series of the corporation or that subsidiary owned by the interested stockholder; or (e) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any of its direct or indirect majority-owned subsidiaries. In general, Section 203 defines an “interested stockholder” as any entity or person owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

DESCRIPTION OF WARRANTS

General

We may issue, together with other securities offered by this prospectus or separately, warrants for the purchase of the following:

•	our common stock

•	our preferred stock; or

•	our debt securities.

Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The terms of each warrant agreement will be discussed in the prospectus supplement relating to the particular series of warrants. Copies of the form of agreement for each warrant, including the forms of certificates representing the warrants, reflecting the provisions to be included in these agreements for a particular offering will be, in each case, filed with the SEC in an amendment to the registration statement or as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part prior to the date of any prospectus supplement relating to an offering of the particular warrant.

We have summarized below the general terms and provisions that will apply to any warrants that may be offered, except as otherwise described by the prospectus supplement. When we offer to sell warrants, a prospectus supplement will describe the specific terms of that series of warrants. If any of the general terms and provisions described in this prospectus do not apply to the particular series of warrants being offered the prospectus supplement will so indicate and will describe any alternative provisions that are applicable. The following summary of various provisions of the warrants, the warrant agreements and the warrant certificates is not complete. You should read all of the provisions of the applicable warrant agreement and warrant certificate, including the definitions contained in those documents of various terms, for additional important information concerning any series of warrants offered by this prospectus.

Common Stock Warrants

General. The prospectus supplement relating to any series of common stock warrants that are offered by this prospectus will describe the specific terms of that series of common stock warrants, any related common stock warrant agreement and the common stock warrant certificate(s) representing the common stock warrants. The prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of common stock warrants:

•	the procedures and conditions relating to the exercise of the common stock warrants;

•	the number of shares of common stock, if any, issued with the common stock warrants;

•	the date, if any, on and after which the common stock warrants and any related shares of common stock will be separately transferable;

•	the offering price, if any, of the common stock warrants;

•	the number of shares of common stock which may be purchased upon exercise of the common stock warrants and the price or prices at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the common stock warrants will begin and the date on which the right will expire;

•	a discussion of the material United States federal income tax considerations applicable to the exercise of the common stock warrants;

•	call provisions, if any, of the common stock warrants; and

•	any other material terms of the common stock warrants.

Common stock warrant certificates will be exchangeable for new common stock warrant certificates of different denominations. In addition, common stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. A holder of a common stock warrant will not have any of the rights of a holder of the common stock which may be purchased by the exercise of the common stock warrant before the common stock is purchased by the exercise of the common stock warrant. Accordingly, before a common stock warrant is exercised, the holder will not be entitled to receive any dividend payments or exercise any voting or other rights associated with the shares of common stock which may be purchased when the common stock warrant is exercised.

Exercise of Common Stock Warrants. Each common stock warrant will entitle the holder to purchase for cash the number of shares of our common stock at the exercise price that is described or explained in the prospectus supplement. Common stock warrants may be exercised at any time from the time they become exercisable, as described in the prospectus supplement, up to the time on the date stated in the prospectus supplement. Afterwards, unexercised common stock warrants will become void.

Common stock warrants may be exercised in the manner described in the prospectus supplement. When we receive payment and the properly completed and duly executed common stock warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of common stock purchased upon exercise of the common stock warrants. If less than all of the common stock warrants represented by the common stock warrant certificate are exercised, we will issue a new common stock warrant certificate for the amount of common stock warrants that remain exercisable.

Preferred Stock Warrants

General. The prospectus supplement relating to any series of preferred stock warrants that are offered by this prospectus will describe the specific terms of that series of preferred stock warrants, any related preferred stock warrant agreement and the preferred stock warrant certificate(s) representing the preferred stock warrants. The prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of preferred stock warrants:

•	the designation and terms of the shares of preferred stock which may be purchased upon exercise of the preferred stock warrants and the procedures and conditions relating to the exercise of the preferred stock warrants;

•	the designation and terms of any related shares of preferred stock with which the preferred stock warrants are issued and the number of shares of the preferred stock, if any, issued with preferred stock warrants;

•	the date, if any, on and after which the preferred stock warrants and any related shares of preferred stock will be separately transferable;

•	the offering price, if any, of the preferred stock warrants;

•	the number of shares of preferred stock which may be purchased upon exercise of the preferred stock warrants and the initial price or prices at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the preferred stock warrants will begin and the date on which the right will expire;

•	a discussion of the material United States federal income tax considerations relevant to the exercise of the preferred stock warrants;

•	call provisions, if any, of the preferred stock warrants; and

•	any other material terms of the preferred stock warrants.

Preferred stock warrant certificates will be exchangeable for new preferred stock warrant certificates of different denominations. In addition, preferred stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. A holder of a preferred stock warrant will not have any of the rights of a holder of the preferred stock which may be purchased by the exercise of the preferred stock warrant before the preferred stock is purchased by the exercise of the preferred stock warrant. Accordingly, before a preferred stock warrant is exercised, the holder will not be entitled to receive any dividend payments or exercise any voting or other rights associated with the preferred stock which may be purchased when the preferred stock warrant is exercised.

Exercise of Preferred Stock Warrants. Each preferred stock warrant will entitle the holder to purchase for cash the number of shares of our preferred stock at the exercise price described or explained in the prospectus supplement. Preferred stock warrants may be exercised at any time from the time they become exercisable, as described in the prospectus supplement, up to the time on the date stated in the prospectus supplement. Afterwards, unexercised preferred stock warrants will become void.

Preferred stock warrants may be exercised in the manner described in the prospectus supplement. When we receive payment and the properly completed and duly executed preferred stock warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of preferred stock purchased upon exercise of the preferred stock warrants. If less than all of the preferred stock warrants represented by the preferred stock warrant certificate are exercised, we will issue a new preferred stock warrant certificate for the amount of preferred stock warrants that remain exercisable.

Debt Warrants

General. The prospectus supplement relating to any series of debt warrants that are offered by this prospectus will describe the specific terms of that series of debt warrants, any related debt warrant agreement and the debt warrant certificate(s) representing the debt warrants. The prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of debt warrants:

•	the issuer of the debt securities which may be purchased upon exercise of the debt warrants, the designation, number, stated value and terms of those debt securities, the terms of the related guarantees and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any debt securities and related guarantees with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities which may be purchased upon exercise of each debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise of the debt warrant;

•	the date on which the right to exercise the debt warrants will begin and the date on which the right will expire;

•	a discussion of the material United States federal income tax considerations relevant to the exercise of the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	call provisions, if any, of the debt warrants; and

•	any other material terms of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. In addition, debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. A holder of a debt warrant will not have any of the rights of a holder of the debt securities which may be purchased by the exercise of the debt warrant before the debt securities are purchased by the exercise of the debt warrant. Accordingly, before a debt warrant is exercised, the holder will not be entitled to receive any payments of principal, premium, if any, or interest, if any, on the debt securities which may be purchased by the exercise of that debt warrant.

Exercise of Debt Warrants. Each debt warrant will entitle the holder to purchase for cash the principal amount of debt securities described in the prospectus supplement at the exercise price described or explained in the prospectus supplement. Debt warrants may be exercised at any time from the time they become exercisable, as described in the prospectus supplement, up to the time on the date stated in the prospectus supplement. Afterwards, unexercised debt warrants will become void.

Debt warrants may be exercised in the manner described in the prospectus supplement. When we receive payment and the properly completed and duly executed debt warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities purchased upon the exercise of the debt warrants. If less than all of the debt warrants represented by the debt warrant certificate are exercised, we will issue a new debt warrant certificate for the amount of debt warrants that remain exercisable.

DESCRIPTION OF SENIOR DEBT SECURITIES AND GUARANTEES

Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. and Toll Finance Corp. may issue debt securities from time to time in one or more series. Any series of debt securities offered by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. will be offered together with the guarantees of Toll Brothers, Inc. and any of its directly or indirectly owned subsidiaries that guarantee the debt securities which, unless otherwise provided in the prospectus supplement, will be full and unconditional.

One or more series of the debt securities of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. may be issued under a single indenture. Alternatively, any series of debt securities may be issued under a separate indenture. The terms applicable to each series of debt securities will be stated in the indenture and may be modified by the resolution(s) authorizing that series of debt securities adopted by the board of directors, or an officer or committee of officers authorized by the board of directors, of both the issuer of the debt securities, Toll Brothers, Inc. and any of its directly or indirectly owned subsidiaries that guarantee the debt securities under the applicable indenture. We refer in this prospectus to the resolution(s) authorizing a series of debt securities as an authorizing resolution. Each indenture under which any debt securities are issued, including the applicable authorizing resolution(s), is referred to in this prospectus as an “indenture,” and collectively with any other indentures, as the “indentures.” Each indenture will be entered into among Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., as the obligor, Toll Brothers, Inc. and/or any of its directly or indirectly owned subsidiaries that are guarantors of the debt securities, as the issuer(s) of the related guarantees, and the institution named in the prospectus supplement, as trustee.

The following is a description of certain general terms and provisions of the debt securities we may offer by this prospectus. The name of the issuer and the particular terms of any series of debt securities we offer, including the extent to which the general terms and provisions may apply to that series of debt securities, will be described in a prospectus supplement relating to those debt securities. Except as otherwise indicated in this prospectus or in the prospectus supplement, the following description of indenture terms is applicable to, and each reference to “the indenture” is a reference to, each indenture that Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. may enter into with respect to any series of debt securities we may offer by this prospectus, unless the context otherwise requires.

The terms of any series of the debt securities include those stated in the applicable indenture. Holders of each series of the debt securities are referred to the indenture for that series, including the applicable authorizing resolution, for a statement of the terms. The respective forms of indentures for the debt securities of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. and Toll Finance Corp. are filed as exhibits to the registration statement of which this prospectus is a part. Each indenture may be amended or modified for any series of debt securities by an authorizing resolution which will be described in the prospectus supplement, and the applicable authorizing resolution relating to any series of debt securities offered pursuant to this prospectus will be filed as an exhibit to a report incorporated by reference in this prospectus. The following summary of certain provisions of the debt securities and the indenture is not complete. You should read all of the provisions of the indenture, including the definitions contained in the indenture which are not otherwise defined in this prospectus, and the prospectus supplement. Wherever we refer to particular provisions or defined terms of the indenture, these provisions or defined terms are incorporated in this prospectus by reference.

General

The debt securities, when issued, will be obligations that constitute senior secured debt or senior unsecured debt of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., as the case may be. Toll Brothers, Inc. and any of its directly or indirectly owned subsidiaries that guarantee the debt securities will guarantee the payment of the principal, premium, if any, and interest on the debt securities when due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. This guarantee will be full and unconditional unless otherwise provided in the prospectus supplement. See “Guarantee of Debt Securities.” The total principal amount of debt securities which may be issued under the indenture will not be limited. Debt securities may be issued under the indenture from time to time in one or more series. Unless the prospectus supplement relating to the original offering of a particular series of debt securities indicates otherwise, the issuer of that series of debt securities will have the ability to reopen the previous issue of that series of debt securities and issue additional debt securities of that series pursuant to an authorizing resolution, an officers’ certificate or an indenture supplement. Because neither Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. nor Toll Finance Corp. has any independent operations or generates any operating revenues, the funds required to pay the principal, the premium, if any, and interest on the debt securities will come from Toll Brothers, Inc. and its other subsidiaries. Except as otherwise stated in the prospectus supplement, there is no legal or contractual restriction on the ability of Toll Brothers, Inc. or the other subsidiaries of Toll Brothers, Inc. to provide these funds.

If the debt securities of any series issued by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. will be subordinated to any other indebtedness of that issuer, the indebtedness of that issuer to which that series will be subordinated will be referred to in the applicable authorizing resolution and prospectus supplement as senior indebtedness of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., as the case may be. The applicable authorizing resolution and prospectus supplement will define that senior indebtedness and describe the terms of the subordination. Unless otherwise stated in the prospectus supplement, the payment of principal, premium, if any, and interest on any series of debt securities issued by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. which is subordinated by its terms to other indebtedness of that issuer will be subordinated in right of payment, in the manner and to the extent described in the indenture under which that series is issued, to the prior payment in full of all senior indebtedness of the issuer, as defined in the applicable authorizing resolution and prospectus supplement, whether the senior indebtedness is outstanding on the date of the indenture or is created, incurred, assumed or guaranteed after the date of the indenture.

The prospectus supplement relating to any series of debt securities that are offered by this prospectus will name the issuer and describe the specific terms of that series of debt securities. The prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of debt securities:

•	their title and, if other than denominations of $1,000 and any integral multiple thereof, the denominations in which they will be issuable;

•	their price or prices (expressed as a percentage of the respective aggregate principal amount of the debt securities) at which they will be issued;

•	their total principal amount and, if applicable, the terms on which the principal amount of the series may be increased by a subsequent offering of additional debt securities of the same series;

•	the interest rate (which may be fixed or variable and which may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity), the date or dates from which interest, if any, will accrue and the circumstances, if any, in which the issuer may defer interest payments;

•	any special provisions for the payment of any additional amounts with respect to the debt securities;

•	any provisions relating to the seniority or subordination of all or any portion of the indebtedness evidenced by the securities to other indebtedness of the issuer;

•	the date or dates on which principal and premium, if any, are payable or the method of determining those dates;

•	the dates and times at which interest, if any, will be payable, the record date for any interest payment and the person to whom interest will be payable if other than the person in whose name the debt security is registered at the close of business on the record date for the interest payment;

•	the place or places where principal, premium, if any, and interest, if any, will be payable;

•	the terms applicable to any “original issue discount” (as defined in the Internal Revenue Code of 1986, as amended, and the related regulations), including the rate or rates at which the original issue discount will accrue, and any special federal income tax and other considerations;

•	the right or obligation, if any, of the issuer to redeem or purchase debt securities under any sinking fund or analogous provisions or at the option of a holder of debt securities, or otherwise, the conditions, if any, giving rise to the right or obligation and the period or periods within which, and the price or prices at which and the terms and conditions upon which, debt securities will be redeemed or purchased, in whole or in part, and any provisions for the marketing of the debt securities;

•	if the amount of payments of principal, premium, if any, and interest, if any, is to be determined by reference to an index, formula or other method, the manner in which these amounts are to be determined and the calculation agent, if any, with respect to the payments;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities which will be payable upon declaration or acceleration of the stated maturity of the debt securities pursuant to an “Event of Default,” as defined in the applicable indenture;

•	whether the debt securities will be issued in registered or bearer form and the terms of these forms;

•	whether the debt securities will be issued in certificated or book-entry form and, if applicable, the identity of the depositary;

•	any provision for electronic issuance or issuances in uncertificated form;

•	any listing of the debt securities on a securities exchange;

•	any events of default or covenants in addition to or in place of those described in this prospectus;

•	the terms, if any, on which the debt securities will be convertible into or exchangeable for other debt or equity securities, including without limitation the conversion price, the conversion period and any other provisions in addition to or in place of those included in this prospectus;

•	the collateral, if any, securing payments with respect to the debt securities and any provisions relating to the collateral;

•	whether and upon what terms the debt securities may be defeased; and

•	any other material terms of that series of debt securities.

Guarantees of Debt Securities

Each Guarantor (as that term is defined in the indenture) will guarantee, fully and unconditionally unless otherwise provided in the prospectus supplement, the payment of the principal, premium, if any, and interest on the debt securities as they become due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. The terms of any guarantees of any debt securities will be described in an applicable prospectus supplement.

The assets of Toll Brothers, Inc. consist principally of the stock of its subsidiaries. Therefore, the rights of Toll Brothers, Inc. and the rights of its creditors, including the holders of debt securities fully and unconditionally guaranteed by Toll Brothers, Inc., to participate in the assets of any subsidiary other than the issuer of those debt securities upon liquidation, recapitalization or otherwise will be subject to the prior claims of that subsidiary’s creditors except to the extent that claims of Toll Brothers, Inc. itself as a creditor of the subsidiary may be recognized. This includes the prior claims of the banks that have provided and are providing to First Huntingdon Finance Corp. a revolving credit facility under agreements pursuant to which Toll Brothers, Inc. and its other subsidiaries, including Toll Corp., Toll Brothers Finance Corp. and Toll Finance Corp., have guaranteed or will guarantee the obligations owing to the banks under the revolving credit facility.

Conversion of Debt Securities

Unless otherwise indicated in the prospectus supplement, the debt securities will not be convertible into our common stock or into any other securities. The particular terms and conditions of the conversion rights of any series of convertible debt securities other than those described below will be described in the prospectus supplement.

Unless otherwise indicated in the prospectus supplement, and subject, if applicable, to prior redemption at the option of the issuer of the debt securities, the holders of any series of convertible debt securities will be entitled to convert the principal amount or a portion of the principal amount which is $2,000 or an integral multiple of $1,000 at any time before the date specified in the prospectus supplement for the series of debt securities into shares of our common stock at the conversion price stated in the prospectus supplement, subject to adjustment as described below.

In the case of any debt security or portion of debt security called for redemption, conversion rights will expire at the close of business on the second business day preceding the redemption date.

We will not be required to issue fractional shares of common stock upon conversion of the debt securities of a convertible series. Instead, we will pay a cash adjustment for any fractional interest in a share of its common stock.

Convertible debt securities surrendered for conversion during the period from the close of business on a “Record Date,” as defined in the applicable indenture, or the next preceding “Business Day,” as defined in the applicable indenture, if the Record Date is not a Business Day, preceding any “Interest Payment Date,” as defined in the applicable indenture, to the opening of business on that Interest Payment Date, other than convertible debt securities or portions of convertible debt securities called for redemption during the period, will be accompanied by payment in next-day funds or other funds acceptable to us of an amount equal to the interest payable on the Interest Payment Date on the principal amount of the convertible debt securities then being converted. Except as described in the preceding sentence, no payment or adjustment will be made on conversion of convertible debt securities on account of interest accrued on the debt securities surrendered for conversion or for dividends on the common stock delivered on conversion. If an issuer of convertible debt securities defaults on the payment of interest for which payment is made upon the surrender of those convertible debt securities for conversion, the amount so paid will be returned to the party who made the payment.

The conversion price of the debt securities of a convertible series will be subject to adjustment in certain events, including:

•	the issuance of our common stock as a dividend or distribution on our common stock;

•	the subdivision, combination or reclassification of our outstanding common stock;

•	the issuance of rights or warrants, expiring within 45 days after the record date for issuance, to the holders of our common stock generally entitling them to acquire shares of our common stock at less than the common stock’s then “Current Market Price” as defined in the indenture;

•	the distribution to holders of our common stock, generally, of evidences of indebtedness or our assets, excluding cash dividends paid from retained earnings and dividends or distributions payable in stock for which adjustment is otherwise made; or

•	the distribution to the holders of our common stock, generally, of rights or warrants to subscribe for our securities, other than those for which adjustment is otherwise made.

There will be no upward adjustment in the conversion price except in the event of a reverse stock split. We are not required to make any adjustment in the conversion price of less than 1%, but the adjustment will be carried forward and taken into account in the computation of any subsequent adjustment.

A conversion price adjustment or the failure to make a conversion price adjustment may, under various circumstances, be deemed to be a distribution that could be taxable as a dividend under the Internal Revenue Code to holders of debt securities or to holders of common stock.

There will be no adjustments to the conversion price of the debt securities of any convertible series as discussed above in the following situations:

•	any consolidation or merger to which we are a party other than a merger or consolidation in which we are the continuing corporation;

•	any sale or conveyance to another corporation of our property as an entirety or substantially as an entirety; or

•	any statutory exchange of securities with another corporation, including any exchange effected in connection with a merger of a third corporation into us.

However, the holder of each convertible debt security outstanding at that time will have the right to convert the debt security into the kind and amount of securities, cash or other property which the holder would have owned or have been entitled to receive immediately after the transaction if the debt security was converted immediately before the effective date of the transaction.

Form, Exchange, Registration, Conversion, Transfer and Payment

Unless otherwise indicated in the prospectus supplement:

•	each series of debt securities will be issued in registered form only, without coupons;

•	payment of principal, premium, if any, and interest, if any, on each series of the debt securities will be payable at the office or agency of the issuer of that series maintained for this purpose; and

•	the exchange, conversion and transfer of each series of debt securities may be registered at the office or agency of the issuer of that series maintained for this purpose and at any other office or agency maintained for this purpose.

Subject to various exceptions described in the indenture, any transfer or exchange shall be without charge, except that the issuer of each series of debt securities may require payment of a sum sufficient to cover any tax or other governmental charge imposed or expenses incurred in connection with the transfer or exchange of such series of debt securities.

All payments made by the issuer of a series of debt securities to the trustee and paying agent for the payment of principal, premium, if any, and interest on the debt securities of that series which remain unclaimed for two years after the principal, premium, if any, or interest has become due and payable may be repaid to the issuer. Afterwards, the holder of the debt security may look only to the issuer or, if applicable, Toll Brothers, Inc., and any of its directly or indirectly owned subsidiaries that guarantee the debt securities for payment, unless applicable abandoned property law designates another person.

Registered Global Securities

The registered debt securities of a series may be issued in whole or in part in the form of one or more registered global debt securities. A registered global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. Any registered global debt securities will be deposited with and registered in the name of a depositary or its nominee identified in the prospectus supplement. In this case, one or more registered global securities will be issued, each in a denomination equal to the portion of the total principal amount of outstanding registered debt securities of the series to be represented by the registered global security.

Unless and until a registered global security is exchanged in whole or in part for debt securities in definitive registered form, it may not be transferred except as a whole:

•	by the depositary for the registered global security to a nominee for the depositary;

•	by a nominee of the depositary to the depositary or to another nominee of the depositary; or

•	by the depositary or its nominee to a successor depositary or a nominee of a successor depositary.

The prospectus supplement relating to a particular series of debt securities will describe the specific terms of the depositary arrangement involving any portion of a series of debt securities to be represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security (each a “participant” and, collectively, the “participants”) or persons holding interests through the participants;

•	after the issuer of a series of debt securities issues the registered global security for the series, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities of that series represented by the registered global security beneficially owned by the participants;

•	the underwriters, agents or dealers participating in the distribution of the debt securities will designate the accounts to be credited;

•	only a participant or a person that may hold an interest through a participant may be the beneficial owner of a registered global security; and

•	ownership of beneficial interests in the registered global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary for the registered

•	global security for interests of the participants, and on the records of the participants for interests of persons holding through the participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the issuer of a series of debt securities, Toll Brothers, Inc., any of Toll Brothers, Inc.’s directly or indirectly owned subsidiaries that guarantee the debt securities, the trustee under the indenture nor any agent of any of them will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security for the series or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium, if any, or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the registered global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, the debt securities will be issued in definitive form in exchange for the registered global security. In addition, we may at any time and in its sole discretion determine not to have any debt securities of a series represented by one or more registered global securities. In that event, debt securities of that series will be issued in definitive form in exchange for each registered global security representing the debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary instructs the trustee. We expect that the instructions will be based upon directions received by the depositary from the participants with respect to ownership of beneficial interests in the registered global security.

Events of Default, Notice and Waiver

Unless otherwise indicated in the prospectus supplement, each of the following events will be an “Event of Default” with respect to each series of debt securities issued under the indenture:

•	a “Guarantor” (as defined in the indenture) or the issuer of that series of debt securities fails to pay interest due on any debt securities of that series for 30 days;

•	a Guarantor or the issuer of that series of debt securities fails to pay the principal of any debt securities of that series when due;

•	a Guarantor that is a “Significant Subsidiary” (as defined in the indenture), Toll Brothers, Inc. or the issuer of that series of debt securities fails to perform any other agreements contained in the debt securities of that series or in the guarantee relating to that series of debt securities or contained in the indenture for that series of debt securities and applicable to that series for a period of 60 days after the issuer’s receipt of notice of the default from the trustee under the indenture or from the holders of at least 25% in principal of the debt securities of that series;

•	any default under an instrument evidencing or securing any of the issuer’s indebtedness or the indebtedness of any Guarantor aggregating $10,000,000 or more in aggregate principal amount, resulting in the acceleration of such indebtedness, or due to the failure to pay such indebtedness at maturity, upon acceleration or otherwise; provided that, subject to certain limitations described in the

•	indenture, the term “indebtedness” does not include for this purpose an acceleration of or default on certain “Non-Recourse Indebtedness,” as that term is defined in the indenture and described below;

•	an acceleration of, or a significant modification of the terms of any outstanding debt securities identified in the indenture (each of these series of notes being referred to below as an “Outstanding Series”), occurs, provided that on the date of the occurrence, the outstanding principal amount of at least one Outstanding Series to which the occurrence relates exceeds $5,000,000;

•	any one of various events of bankruptcy, insolvency or reorganization specified in the indenture occurs with respect to Toll Brothers, Inc., a Significant Subsidiary, or the issuer of that series of debt securities; or

•	the guarantee of a Guarantor relating to that series of debt securities ceases to be in full force and effect for any reason other than in accordance with its terms.

“Non-Recourse Indebtedness,” as defined in the indenture, means indebtedness or other obligations secured by a lien on property to the extent that the liability for the indebtedness or other obligations is limited to the security of the property without liability on the part of Toll Brothers, Inc. or any subsidiary (other than the subsidiary which holds title to the property) for any deficiency.

The trustee is required to give notice to the holders of any series of debt securities within 90 days of a default with respect to that series of debt securities under the indenture. However, the trustee may withhold notice to the holders of any series of debt securities, except in the case of a default in the payment of principal, premium, if any, or interest, if any, with respect to that series, if the trustee considers the withholding to be in the interest of the holders.

If an Event of Default occurs and is continuing for a series of debt securities, other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to Toll Brothers, Inc., any Significant Subsidiary or the issuer of that series of debt securities, either the trustee or the holders of at least 25% in principal amount of all of the outstanding debt securities of that series may, by giving an acceleration notice to the issuer of that series of debt securities and Toll Brothers, Inc., or to the issuer of that series of debt securities, Toll Brothers, Inc. and the Trustee, as applicable, declare the unpaid principal of and accrued and unpaid interest on all of the debt securities of that series to be due and payable immediately.

If an Event of Default occurs with respect to a series of debt securities as a result of certain events of bankruptcy, insolvency or reorganization with respect to Toll Brothers, Inc., any Significant Subsidiary or the issuer of that series of debt securities, then the unpaid principal amount of all of the debt securities of that series outstanding and any accrued and unpaid interest will automatically become due and payable immediately without any declaration or other act by the trustee or any holder of debt securities of that series.

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind the acceleration and its consequences (except an acceleration due to nonpayment of principal or interest on the debt securities of such series), provided that, among other things, all Events of Default with respect to the particular series have been cured or waived as provided in the indenture.

The holders of a majority in outstanding principal amount of the debt securities of a particular series may generally waive a past default with respect to that series and its consequences in accordance with terms and conditions provided in the indenture. However, these holders may not waive a default in the payment of the principal, any premium or any interest on the debt securities.

Toll Brothers, Inc. and any issuer of debt securities offered by this prospectus will each be required to file annually with the trustee under the indenture a certificate, signed by an officer of Toll Brothers, Inc. or the issuer, as applicable, stating whether or not the officer knows of any default under the terms of the indenture and providing a description of any default of which the officer has knowledge.

Redemption

The prospectus supplement relating to a series of redeemable debt securities will describe the rights or obligations of the issuer to redeem those debt securities and the procedure for redemption.

Additional Provisions

Subject to the duty of the trustee to act with the required standard of care during a default, the indenture provides that the trustee will be under no obligation to perform any duty or to exercise any of its rights or powers under the indenture at the request of holders, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to these provisions for the indemnification of the trustee and various other conditions, the holders of a majority in total principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

A holder of debt securities of a series will not have the right to pursue any remedy with respect to the indenture or the debt securities of that series, unless:

•	the holder gives to the trustee written notice of a continuing Event of Default;

•	the holders of not less than 25% in total principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holder offers the trustee indemnity satisfactory to it against any loss, liability or expense;

•	the trustee fails to comply with the holder’s request within 60 days after receipt of the written request and offer of indemnity; and

•	the trustee, during the same 60-day period, has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the aforementioned written request of holders.

However, the holder of any debt security will have an absolute right to receive payment of the principal of and interest on that debt security on or after the respective due dates expressed in that debt security and to bring suit for the enforcement of any payment.

Covenants

The prospectus supplement relating to the debt securities of any series will describe any special covenants applicable to the issuer of the series or Toll Brothers, Inc. with respect to that series.

Merger or Consolidation

Neither Toll Brothers, Inc., nor any Guarantor, nor the issuer of a series of debt securities offered by this prospectus may consolidate with or merge into, or transfer all or substantially all of its assets to, any other person, unless:

•	the other person is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes by supplemental indenture all the obligations of Toll Brothers, Inc., any Guarantor, or the issuer, as the case may be, under the indenture and either the guarantees or the debt securities, as the case may be; and

•	immediately after giving effect to the transaction no “Default” or “Event of Default,” as these terms are defined in the indenture, has occurred and is continuing.

Afterwards, all of the obligations of the predecessor corporation will terminate.

Modification of an Indenture

The respective obligations of Toll Brothers, Inc., any of its directly or indirectly owned subsidiaries that guarantee the debt securities, and the issuer of debt securities of any series offered by this prospectus and the rights of the holders of those debt securities under the indenture generally may be modified with the written consent of the holders of a majority in outstanding principal amount of the debt securities of all series under the indenture affected by the modification. However, without the consent of each affected holder of debt securities, no amendment or supplement may, among other things:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate or extend the time for payment of interest on the debt securities;

•	reduce the principal amount of, or premium on, the debt securities;

•	change the maturity of any debt securities;

•	change the redemption provisions;

•	modify the subordination or guarantee provisions in a manner adverse to holders of any series of debt securities;

•	make the medium or place of payment other than that stated in the debt securities;

•	impair the right to bring suit for the enforcement of any of these payments; and

•	modify the provisions regarding modifications to the indenture or waivers of a past Default or Events of Default in the payment of the principal of or interest on any series of debt securities that will be effectively against any holders of any series of debt securities.

Governing Law

The indenture, the debt securities and the guarantees will be governed by the laws of the State of New York.

Satisfaction and Discharge of Indenture

Unless otherwise provided in the applicable authorizing resolution and prospectus supplement, the indenture will be discharged:

•	upon payment of all the series of debt securities issued under the indenture; or

•	upon deposit with the trustee, within one year of the date of maturity or redemption of all of the series of debt securities issued under the indenture, of funds sufficient for (a) the payment of principal of and interest on the securities to maturity or (b) redemption of the securities.

Reports to Holders of Debt Securities

As long as the securities issued under the indenture are outstanding, we will file with the SEC, with a copy to the Trustee, our annual reports, quarterly reports and other periodic reports that we would be required to file with the SEC in accordance with Section 13(a) or 15(d) of the Exchange Act, on or prior to the dates we would be required to file such documents and regardless of whether or not we are subject to Section 13(a) or 15(d). If our obligation to file these reports or information with the SEC is not then permitted by the SEC, or if such filings are not generally available on the Internet free of charge, we shall mail to the holders of such securities, at no cost to such holders, and file with the Trustee, copies of the annual reports, quarterly reports and other periodic reports required to be filed with the SEC by companies subject to Section 13(a) or 15(d). We will also supply copies of such reports, promptly upon written request, to any prospective holder at our cost.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES AND GUARANTEES

Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. and Toll Finance Corp. may issue debt securities from time to time in one or more series. Any series of debt securities offered by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. will be offered together with the unconditional guarantees of Toll Brothers, Inc.

One or more series of the debt securities of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. may be issued under a single indenture. Alternatively, any series of debt securities may be issued under a separate indenture. The terms applicable to each series of debt securities will be stated in the indenture and may be modified by the resolution(s) authorizing that series of debt securities adopted by the board of directors, or an officer or committee of officers authorized by the board of directors, of both the issuer of the debt securities and Toll Brothers, Inc. under the applicable indenture. We refer in this prospectus to the resolution(s) authorizing a series of debt securities as an authorizing resolution. Each indenture under which any debt securities are issued, including the applicable authorizing resolution(s), is referred to in this prospectus as an “indenture,” and collectively with any other indentures, as the “indentures.” Each indenture will be entered into among Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., as the obligor, Toll Brothers, Inc., as the issuer of the related guarantees, and the institution named in the prospectus supplement, as trustee.

The following is a description of certain general terms and provisions of the debt securities we may offer by this prospectus. The name of the issuer and the particular terms of any series of debt securities we offer, including the extent to which the general terms and provisions may apply to that series of debt securities, will be described in a prospectus supplement relating to those debt securities. Except as otherwise indicated in this prospectus or in the prospectus supplement, the following description of indenture terms is applicable to, and each reference to “the indenture” is a reference to, each indenture that Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. may enter into with respect to any series of debt securities we may offer by this prospectus, unless the context otherwise requires.

The terms of any series of the debt securities include those stated in the applicable indenture. Holders of each series of the debt securities are referred to the indenture for that series, including the applicable authorizing resolution, for a statement of the terms. The respective forms of the indenture for the debt securities of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. and Toll Finance Corp. are filed as exhibits to the registration statement of which this prospectus is a part. Each indenture may be amended or modified for any series of debt securities by an authorizing resolution which will be described in the prospectus supplement, and the applicable authorizing resolution relating to any series of debt securities offered pursuant to this prospectus will be filed as an exhibit to a report incorporated by reference in this prospectus. The following summary of certain provisions of the debt securities and the indenture is not complete. You should read all of the provisions of the indenture, including the definitions contained in the indenture which are not otherwise defined in this prospectus, and the prospectus supplement. Wherever we refer to particular provisions or defined terms of the indenture, these provisions or defined terms are incorporated in this prospectus by reference.

General

The debt securities, when issued, will be obligations that constitute either senior subordinated debt or subordinated debt of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., as the case may be. Toll Brothers, Inc. will unconditionally guarantee the payment of the principal, premium, if any, and interest on the debt securities when due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. See “Guarantee of Debt Securities.” The total principal amount of debt securities which may be issued under the indenture will not be limited. Debt securities may be issued under the indenture from time to time in one or more series. Unless the prospectus supplement relating to the original offering of a particular series of debt securities indicates otherwise, the issuer of that series of debt securities will have the ability to reopen the previous issue of that series of debt securities and issue additional debt securities of that series pursuant to an authorizing resolution, an officers’ certificate or an indenture supplement. Because neither Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. nor Toll Finance Corp. has any independent operations or generates any operating revenues, the funds required to pay the principal, the premium, if any, and interest on the debt securities will come from Toll Brothers, Inc. and its other subsidiaries. Except as otherwise stated in the prospectus supplement, there is no legal or contractual restriction on the ability of Toll Brothers, Inc. or the other subsidiaries of Toll Brothers, Inc. to provide these funds.

If the debt securities of any series issued by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. will be subordinated to any other indebtedness of that issuer, the indebtedness of that issuer to which that series will be subordinated will be referred to in the applicable authorizing resolution and prospectus supplement as senior indebtedness of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., as the case may be. The applicable authorizing resolution and prospectus supplement will define that senior indebtedness and describe the terms of the subordination. Unless otherwise stated in the prospectus supplement, the payment of principal, premium, if any, and interest on any series of debt securities issued by Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp. which is subordinated by its terms to other indebtedness of that issuer will be subordinated in right of payment, in the manner and to the extent described in the indenture under which that series is issued, to the prior payment in full of all senior indebtedness of the issuer, as defined in the applicable authorizing resolution and prospectus supplement, whether the senior indebtedness is outstanding on the date of the indenture or is created, incurred, assumed or guaranteed after the date of the indenture.

The prospectus supplement relating to any series of debt securities that are offered by this prospectus will name the issuer and describe the specific terms of that series of debt securities. The prospectus supplement will describe, among other things, the following terms, to the extent they are applicable to that series of debt securities:

•	their title and, if other than denominations of $1,000 and any integral multiple thereof, the denominations in which they will be issuable;

•	their price or prices (expressed as a percentage of the respective aggregate principal amount of the debt securities) at which they will be issued;

•	their total principal amount and, if applicable, the terms on which the principal amount of the series may be increased by a subsequent offering of additional debt securities of the same series;

•	the interest rate (which may be fixed or variable and which may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity), the date or dates from which interest, if any, will accrue and the circumstances, if any, in which the issuer may defer interest payments;

•	any special provisions for the payment of any additional amounts with respect to the debt securities;

•	any provisions relating to the seniority or subordination of all or any portion of the indebtedness evidenced by the securities to other indebtedness of the issuer;

•	the date or dates on which principal and premium, if any, are payable or the method of determining those dates;

•	the dates and times at which interest, if any, will be payable, the record date for any interest payment and the person to whom interest will be payable if other than the person in whose name the debt security is registered at the close of business on the record date for the interest payment;

•	the place or places where principal of, premium, if any, and interest, if any, will be payable;

•	the terms applicable to any “original issue discount” (as defined in the Internal Revenue Code of 1986, as amended, and the related regulations), including the rate or rates at which the original issue discount will accrue, and any special federal income tax and other considerations;

•	the right or obligation, if any, of the issuer to redeem or purchase debt securities under any sinking fund or analogous provisions or at the option of a holder of debt securities, or otherwise, the conditions, if any, giving rise to the right or obligation and the period or periods within which, and the price or prices at which and the terms and conditions upon which, debt securities will be redeemed or purchased, in whole or in part, and any provisions for the marketing of the debt securities;

•	if the amount of payments of principal, premium, if any, and interest, if any, is to be determined by reference to an index, formula or other method, the manner in which these amounts are to be determined and the calculation agent, if any, with respect to the payments;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities which will be payable upon declaration or acceleration of the stated maturity of the debt securities pursuant to an “Event of Default,” as defined in the applicable indenture;

•	whether the debt securities will be issued in registered or bearer form and the terms of these forms;

•	whether the debt securities will be issued in certificated or book-entry form and, if applicable, the identity of the depositary;

•	any provision for electronic issuance or issuances in uncertificated form;

•	any listing of the debt securities on a securities exchange;

•	any events of default or covenants in addition to or in place of those described in this prospectus;

•	the terms, if any, on which the debt securities will be convertible into or exchangeable for other debt or equity securities, including without limitation the conversion price, the conversion period and any other provisions in addition to or in place of those included in this prospectus;

•	the collateral, if any, securing payments with respect to the debt securities and any provisions relating to the collateral;

•	whether and upon what terms the debt securities may be defeased; and

•	any other material terms of that series of debt securities.

Guarantee of Debt Securities

Toll Brothers, Inc. will guarantee, fully and unconditionally unless otherwise provided in the prospectus supplement, the payment of the principal, premium, if any, and interest on the debt securities as they become due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. The terms of any guarantees of any debt securities will be described in an applicable prospectus supplement.

The assets of Toll Brothers, Inc. consist principally of the stock of its subsidiaries. Therefore, the rights of Toll Brothers, Inc. and the rights of its creditors, including the holders of debt securities unconditionally guaranteed by Toll Brothers, Inc., to participate in the assets of any subsidiary other than the issuer of those debt securities upon liquidation, recapitalization or otherwise will be subject to the prior claims of that subsidiary’s creditors except to the extent that claims of Toll Brothers, Inc. itself as a creditor of the subsidiary may be recognized. This includes the prior claims of the banks that have provided and are providing First Huntingdon Finance Corp. a revolving credit facility under an agreement pursuant to which Toll Brothers, Inc. and its other subsidiaries, including Toll Corp., Toll Brothers Finance Corp. and Toll Finance Corp., have guaranteed or will guarantee the obligations owing to the banks under the revolving credit facility.

Conversion of Debt Securities

Unless otherwise indicated in the prospectus supplement, the debt securities will not be convertible into our common stock or into any other securities. The particular terms and conditions of the conversion rights of any series of convertible debt securities other than those described below will be described in the prospectus supplement.

Unless otherwise indicated in the prospectus supplement, and subject, if applicable, to prior redemption at the option of the issuer of the debt securities, the holders of any series of convertible debt securities will be entitled to convert the principal amount or a portion of the principal amount which is an integral multiple of $1,000 at any time before the date specified in the prospectus supplement for the series of debt securities into shares of our common stock at the conversion price stated in the prospectus supplement, subject to adjustment as described below.

In the case of any debt security or portion of debt security called for redemption, conversion rights will expire at the close of business on the second business day preceding the redemption date.

We will not be required to issue fractional shares of common stock upon conversion of the debt securities of a convertible series. Instead, we will pay a cash adjustment for any fractional interest in a share of its common stock.

Convertible debt securities surrendered for conversion during the period from the close of business on a “Record Date,” as defined in the applicable indenture, or the next preceding “Business Day,” as defined in the applicable indenture, if the Record Date is not a Business Day, preceding any “Interest Payment Date,” as defined in the applicable indenture, to the opening of business on that Interest Payment Date, other than convertible debt securities or portions of convertible debt securities called for redemption during the period, will be accompanied by payment in next-day funds or other funds acceptable to us of an amount equal to the interest payable on the Interest Payment Date on the principal amount of the convertible debt securities then being converted. Except as described in the preceding sentence, no payment or adjustment will be made on conversion of convertible debt securities on account of interest accrued on the debt securities surrendered for conversion or for dividends on the common stock delivered on conversion. If an issuer of convertible debt securities defaults on the payment of interest for which payment is made upon the surrender of those convertible debt securities for conversion, the amount so paid will be returned to the party who made the payment.

The conversion price of the debt securities of a convertible series will be subject to adjustment in certain events, including:

•	the issuance of our common stock as a dividend or distribution on our common stock;

•	the subdivision, combination or reclassification of our outstanding common stock;

•	the issuance of rights or warrants, expiring within 45 days after the record date for issuance, to the holders of our common stock generally entitling them to acquire shares of our common stock at less than the common stock’s then “Current Market Price” as defined in the indenture;

•	the distribution to holders of our common stock, generally, of evidences of indebtedness or our assets, excluding cash dividends paid from retained earnings and dividends or distributions payable in stock for which adjustment is otherwise made; or

•	the distribution to the holders of our common stock, generally, of rights or warrants to subscribe for our securities, other than those for which adjustment is otherwise made.

There will be no upward adjustment in the conversion price except in the event of a reverse stock split. Toll Brothers, Inc. is not required to make any adjustment in the conversion price of less than 1%, but the adjustment will be carried forward and taken into account in the computation of any subsequent adjustment.

A conversion price adjustment or the failure to make a conversion price adjustment may, under various circumstances, be deemed to be a distribution that could be taxable as a dividend under the Internal Revenue Code to holders of debt securities or to holders of common stock.

There will be no adjustments to the conversion price of the debt securities of any convertible series as discussed above in the following situations:

•	any consolidation or merger to which we are a party other than a merger or consolidation in which we are the continuing corporation;

•	any sale or conveyance to another corporation of our property as an entirety or substantially as an entirety; or

•	any statutory exchange of securities with another corporation, including any exchange effected in connection with a merger of a third corporation into us

However, the holder of each convertible debt security outstanding at that time will have the right to convert the debt security into the kind and amount of securities, cash or other property which the holder would have owned or have been entitled to receive immediately after the transaction if the debt security was converted immediately before the effective date of the transaction.

Form, Exchange, Registration, Conversion, Transfer and Payment

Unless otherwise indicated in the prospectus supplement:

•	each series of debt securities will be issued in registered form only, without coupons;

•	payment of principal, premium, if any, and interest, if any, on each series of the debt securities will be payable at the office or agency of the issuer of that series maintained for this purpose; and

•	the exchange, conversion and transfer of each series of debt securities may be registered at the office or agency of the issuer of that series maintained for this purpose and at any other office or agency maintained for this purpose.

Subject to various exceptions described in the indenture, the issuer of each series of debt securities will be entitled to charge a reasonable fee for the registration of transfer or exchange of the debt securities of that series, including an amount sufficient to cover any tax or other governmental charge imposed or expenses incurred in connection with the transfer or exchange.

All payments made by the issuer of a series of debt securities to the trustee and paying agent for the payment of principal, premium, if any, and interest on the debt securities of that series which remain unclaimed for two years after the principal, premium, if any, or interest has become due and payable may be repaid to the issuer. Afterwards, the holder of the debt security may look only to the issuer or, if applicable, Toll Brothers, Inc., for payment.

Registered Global Securities

The registered debt securities of a series may be issued in whole or in part in the form of one or more registered global debt securities. A registered global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. Any registered global debt securities will be deposited with and registered in the name of a depositary or its nominee identified in the prospectus supplement. In this case, one or more registered global securities will be issued, each in a denomination equal to the portion of the total principal amount of outstanding registered debt securities of the series to be represented by the registered global security.

Unless and until a registered global security is exchanged in whole or in part for debt securities in definitive registered form, it may not be transferred except as a whole:

•	by the depositary for the registered global security to a nominee for the depositary;

•	by a nominee of the depositary to the depositary or to another nominee of the depositary; or

•	by the depositary or its nominee to a successor depositary or a nominee of a successor depositary.

The prospectus supplement relating to a particular series of debt securities will describe the specific terms of the depositary arrangement involving any portion of a series of debt securities to be represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security (each a “participant” and, collectively, the “participants”) or persons holding interests through the participants;

•	after the issuer of a series of debt securities issues the registered global security for the series, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities of that series represented by the registered global security beneficially owned by the participants;

•	the underwriters, agents or dealers participating in the distribution of the debt securities will designate the accounts to be credited;

•	only a participant or a person that may hold an interest through a participant may be the beneficial owner of a registered global security; and

•	ownership of beneficial interests in the registered global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of the participants, and on the records of the participants for interests of persons holding through the participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt

•	securities in definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither the issuer of a series of debt securities, Toll Brothers, Inc., the trustee under the indenture nor any other agent of any of them will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security for the series or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium, if any, or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the registered global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, Toll Brothers, Inc. will appoint an eligible successor depositary. If Toll Brothers, Inc. fails to appoint an eligible successor depositary within 90 days, the debt securities will be issued in definitive form in exchange for the registered global security. In addition, Toll Brothers, Inc. may at any time and in its sole discretion determine not to have any debt securities of a series represented by one or more registered global securities. In that event, debt securities of that series will be issued in definitive form in exchange for each registered global security representing the debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary instructs the trustee. We expect that the instructions will be based upon directions received by the depositary from the participants with respect to ownership of beneficial interests in the registered global security.

Events of Default, Notice and Waiver

Unless otherwise indicated in the prospectus supplement, each of the following events will be an “Event of Default” with respect to each series of debt securities issued under the indenture:

•	Toll Brothers, Inc. or the issuer of that series of debt securities fails to pay interest due on any debt securities of that series for 30 days;

•	Toll Brothers, Inc. or the issuer of that series of debt securities fails to pay the principal of any debt securities of that series when due;

•	Toll Brothers, Inc. or the issuer of that series of debt securities fails to perform any other agreements contained in the debt securities of that series or in the guarantee relating to that series of debt securities or contained in the indenture for that series of debt securities and applicable to that series for a period of 60 days after the issuer’s receipt of notice of the default from the trustee under the indenture or the holders of at least 25% in principal of the debt securities of that series;

•

default in the payment of indebtedness of Toll Brothers, Inc. or any “Subsidiary,” as defined in the indenture of Toll Brothers, Inc., including Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., under the terms of the instrument evidencing or securing the indebtedness which permits the holder of the indebtedness to accelerate the payment of in excess of an aggregate of $5,000,000 in principal amount of the indebtedness, after the lapse of applicable grace periods or, in the case of non-payment defaults, acceleration of the indebtedness if the acceleration is not rescinded or annulled within 10 days after the acceleration, provided that, subject to certain limitations described in the indenture, the term “indebtedness” does not include for this purpose an acceleration of or default on certain “Non-Recourse Indebtedness,” as that term is defined in the indenture;

•	a final judgment for the payment of money in an amount in excess of $5,000,000 is entered against Toll Brothers, Inc. or any subsidiary (as defined in the indenture) of Toll Brothers, Inc., including Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., which remains

•	undischarged for a period during which execution is not effectively stayed of 60 days after the date on which the right to appeal has expired, provided that the term “final judgment” will not include a “Non-Recourse Judgment,” as that term is defined in the indenture, unless the book value of all property, net of any previous write downs or reserves in respect of the property, subject to the Non-Recourse Judgment exceeds the amount of the Non-Recourse Judgment by more than $10,000,000;

•	an “Event of Default”, as that term is defined in the indenture relating to any outstanding debt securities identified in the indenture (each of these series of notes being referred to below as an “Outstanding Series”), occurs, provided that on the date of the occurrence, the outstanding principal amount of at least one Outstanding Series to which the occurrence relates exceeds $5,000,000;

•	any one of various events of bankruptcy, insolvency or reorganization specified in the indenture occurs with respect to Toll Brothers, Inc. or the issuer of that series of debt securities; or

•	the guarantee of Toll Brothers, Inc. relating to that series of debt securities ceases to be in full force and effect for any reason other than in accordance with its terms.

“Non-Recourse Indebtedness,” as defined in the indenture, means indebtedness or other obligations secured by a lien on property to the extent that the liability for the indebtedness or other obligations is limited to the security of the property without liability on the part of Toll Brothers, Inc. or any subsidiary, other than the subsidiary which holds title to the property, for any deficiency.

“Non-Recourse Judgment,” as defined in the indenture, means a judgment in respect of indebtedness or other obligations secured by a lien on property to the extent that the liability for (1) the indebtedness or other obligations and (2) the judgment is limited to the property without liability on the part of Toll Brothers, Inc. or any subsidiary, other than the subsidiary which holds title to the property, for any deficiency.

The trustee is required to give notice to the holders of any series of debt securities within 90 days of a default with respect to that series of debt securities under the indenture. However, the trustee may withhold notice to the holders of any series of debt securities, except in the case of a default in the payment of principal, premium, if any, or interest, if any, with respect to that series, if the trustee considers the withholding to be in the interest of the holders.

If an Event of Default for the debt securities of any series at the time outstanding, other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to Toll Brothers, Inc. or the issuer of that series of debt securities, occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of all of the outstanding debt securities of that series may, by giving an acceleration notice to the issuer of that series of debt securities, declare the unpaid principal of and accrued and unpaid interest on all of the debt securities of that series to be due and payable if, with respect to debt securities of that series (1) (a) no designated senior debt of Toll Brothers, Inc. or the issuer of that series of debt securities is outstanding, or (b) if the debt securities of that series are not subordinated to other indebtedness of the issuer of that series of debt securities, immediately; or (2) if designated senior debt of Toll Brothers, Inc. or the issuer of that series of debt securities is outstanding and the debt securities of that series are junior to other indebtedness of the issuer of that series of debt securities, upon the earlier of (A) ten days after the acceleration notice is received by the issuer of that series of debt securities or (B) the acceleration of any senior indebtedness of Toll Brothers, Inc. or the issuer of that series of debt securities. The designated senior debt of Toll Brothers, Inc. is referred to in the indenture as “Designated Senior Debt of the Guarantor” and the designated senior debt of Toll Corp., First Huntingdon Finance Corp., Toll Brothers Finance Corp. or Toll Finance Corp., as the case may be, is referred to in the indenture for that issuer’s debt securities as “Designated Senior Debt of the Company,” and each, as defined in the indenture, may be further defined in the prospectus supplement.

If an Event of Default occurs with respect to a series of debt securities as a result of certain events of bankruptcy, insolvency or reorganization with respect to Toll Brothers, Inc. or the issuer of that series of debt securities, then the unpaid principal amount of all of the debt securities of that series outstanding, and any accrued and unpaid interest, will automatically become due and payable immediately without any declaration or other act by the trustee or any holder of debt securities of that series. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind the acceleration, provided that, among other things, all Events of Default with respect to the particular series, other than payment defaults caused by the acceleration, have been cured or waived as provided in the indenture.

The holders of a majority in outstanding principal amount of the debt securities of a particular series may generally waive an existing default with respect to that series and its consequences in accordance with terms and conditions provided in the indenture. However, these holders may not waive a default in the payment of the principal, any premium or any interest on the debt securities.

Toll Brothers, Inc. and any issuer of debt securities offered by this prospectus will be required to file annually with the trustee under the indenture a certificate, signed by an officer of Toll Brothers, Inc. and the issuer, stating whether or not the officer knows of any default under the terms of the indenture and providing a description of any default of which the officer has knowledge.

Additional Provisions

Subject to the duty of the trustee to act with the required standard of care during a default, the indenture provides that the trustee will be under no obligation to perform any duty or to exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to these provisions for the indemnification of the trustee and various other conditions, the holders of a majority in total principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

A holder of debt securities of a series will not have the right to pursue any remedy with respect to the indenture or the debt securities of that series, unless:

•	the holder gives to the trustee written notice of a continuing Event of Default;

•	the holders of not less than 25% in total principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holder offers the trustee indemnity satisfactory to it against any loss, liability or expense;

•	the trustee fails to comply with the holder’s request within 60 days after receipt of the written request and offer of indemnity; and

•	the trustee, during the same 60-days, has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the aforementioned written request of holders.

However, the holder of any debt security will have an absolute right to receive payment of the principal of and interest on that debt security on or after the respective due dates expressed in that debt security and to bring suit for the enforcement of any payment.

Covenants

The prospectus supplement relating to the debt securities of any series will describe any special covenants applicable to the issuer of the series or Toll Brothers, Inc. with respect to that series.

Merger or Consolidation

Neither Toll Brothers, Inc. nor the issuer of a series of debt securities offered by this prospectus may consolidate with or merge into, or transfer all or substantially all of its assets to, any other person without the consent of the holders of that series of debt securities, unless:

the other person is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes by supplemental indenture all the obligations of Toll Brothers, Inc. or the issuer, as the case may be, under the indenture and either the guarantees or the debt securities, as the case may be; and

immediately after giving effect to the transaction no “Default” or “Event of Default,” as these terms are defined in the indenture, has occurred and is continuing.

Afterwards, all of the obligations of the predecessor corporation will terminate.

Modification of an Indenture

The respective obligations of Toll Brothers, Inc. and the issuer of debt securities of any series offered by this prospectus and the rights of the holders of those debt securities under the indenture generally may be modified with the consent of the holders of a majority in outstanding principal amount of the debt securities of all series under the indenture affected by the modification. However, without the consent of each affected holder of debt securities, no amendment, supplement or waiver may:

•	extend the maturity of any debt securities;

•	reduce the rate or extend the time for payment of interest on the debt securities;

•	reduce the principal amount of, or premium on, the debt securities;

•	change the redemption provisions;

•	make a change that adversely affects the right to convert or the conversion price for any series of convertible debt securities;

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	waive a default in the payment of the principal, premium, if any, or interest on any series of debt securities;

•	modify the subordination or guarantee provisions in a manner adverse to holders of any series of debt securities;

•	make the medium of payment other than that stated in the debt securities;

•	make any change in the right of any holder of debt securities to receive payment of principal of, premium, if any, and interest on those debt securities, or to bring suit for the enforcement of any of these payments; and

•	change the provisions regarding modifications to the indenture or waiver of Defaults or Events of Default that will be effective against any holders of any series of debt securities.

Governing Law

The indenture, the debt securities and the guarantees will be governed by the laws of the State of New York.

Satisfaction and Discharge of Indenture

Unless otherwise provided in the applicable authorizing resolution and prospectus supplement, the indenture will be discharged:

•	upon payment of all the series of debt securities issued under the indenture; or

•	upon deposit with the trustee, within one year of the date of maturity or redemption of all of the series of debt securities issued under the indenture, of funds sufficient for the payment or redemption of the securities.

Reports to Holders of Debt Securities

We file with the trustee copies of our annual reports and other information, documents and reports that we file with the SEC. So long as our obligation to file these reports or information with the SEC is suspended or terminated, we will provide the trustee with audited annual financial statements prepared in accordance with generally accepted accounting principles and unaudited condensed quarterly financial statements. These financial statements will be accompanied by management’s discussion and analysis of the results of our operations and financial condition for the period reported upon in substantially the form required under the rules and regulations of the SEC then in effect.

PLAN OF DISTRIBUTION

We may offer and sell the securities to which this prospectus relates in any one or more of the following ways:

•	directly to purchasers;

•	to or through underwriters;

•	to or through dealers; or to or through agents.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the proceeds to the issuer(s) from the sale of the securities, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Each time we sell securities, we will describe the method of distribution of the securities in the prospectus supplement relating to the transaction.

If underwriters are used in the offer and sale of the securities being offered by this prospectus, the name of each managing underwriter, if any, and any other underwriters and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be included in the prospectus supplement relating to the offering. The securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If a dealer is used in the sale of the securities being offered by this prospectus, the issuer(s) of the securities will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be identified in the prospectus supplement.

If an agent is used in an offering of securities being offered by this prospectus, the agent will be named and the terms of the agency will be described in the prospectus supplement relating to the offering. Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by the issuer(s) of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the prospectus supplement, the issuer(s) of the securities to which the prospectus supplement relates will authorize underwriters or their other agents to solicit offers by certain institutional investors to purchase securities from the issuer(s) pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In all cases, these purchasers must be approved by the issuer(s) of the securities. The obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, the issuer(s) must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

In addition, the securities offered by this prospectus and an accompanying prospectus supplement may be offered and sold by the holders of the securities in one or more of the transactions described above, which transactions may be effected at any time and from time to time. Upon a sale of securities made in this manner, the respective holders of the securities and any participating broker, dealer or underwriter may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions, discounts or concessions upon the sale, or any profit on the resale of the securities, received in connection with the sale may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The compensation, including commissions, discounts, concessions and other profits, received by any broker, dealer or underwriter in connection with the sale of any of the securities, may be less than or in excess of customary commissions.

Some of the underwriters, dealers or agents we may use in any offering of securities under this prospectus may be customers of, including borrowers from, engage in transactions with, and perform services for us or our affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Until the distribution of the securities offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members, if any, to bid for and purchase the securities. As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If underwriters create a short position in the securities in connection with the offering of the securities (i.e., if they sell more securities than are included on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters also may elect to reduce any short position by exercising all or part of the over-allotment option, if any, described in the prospectus supplement.

The representatives of the underwriters also may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering of the securities.

In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of these types of purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in the offering.

Neither we nor any of the underwriters, if any, makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any of the underwriters, if any, makes any representation that the representatives of the underwriters, if any, will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The anticipated date of delivery of the securities offered by this prospectus will be described in the prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange (including the NYSE (where our common stock is listed)), or a foreign securities exchange. We cannot give any assurances that there will be a market for any of the securities offered by this prospectus and any prospectus supplement.

Because an indeterminate amount of securities are covered by this Registration Statement and the number of offerings are indeterminable, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended October 31, 2010, and the effectiveness of our internal control over financial reporting as of October 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.